Exhibit 10.1

$150,000,000

CREDIT AGREEMENT

Among

ISRAMCO ONSHORE, LLC

as Borrower,

THE LENDERS PARTY HERETO FROM TIME TO TIME

as Lenders,

and

SOCIÉTÉ GÉNÉRALE

as Administrative Agent and as Issuing Lender

June 30, 2015

SG Americas Securities, LLC
as Sole Bookrunner

SG Americas Securities, LLC,
as Lead Arranger and as Documentation Agent

EXHIBITS:
Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Guaranty
Exhibit D-1	-	Form of Deed of Trust (TX)
Exhibit D-2	-	Form of Mortgage (WY)
Exhibit D-3	-	Form of Mortgage (OK)
Exhibit D-4	-	Form of Mortgage (NM)
Exhibit E	-	Form of Note
Exhibit F	-	Form of Notice of Borrowing
Exhibit G	-	Form of Notice of Conversion or Continuation
Exhibit H-1	-	Form of Pledge Agreement
Exhibit H-2	-	Form of Parent Pledge Agreement
Exhibit I	-	Form of Security Agreement
Exhibit J	-	Form of Transfer Letters
Exhibit K-1 – K-4	-	Form of U.S. Tax Compliance Certificate

SCHEDULES:
Schedule I	-	Addresses and Commitments
Schedule 4.01	-	Subsidiaries
Schedule 4.05	-	Existing Debt
Schedule 4.07	-	Litigation
Schedule 4.11	-	Taxes
Schedule 4.17	-	Gas Imbalances
Schedule 4.20	-	Hedging Agreements
Schedule 4.21	-	Material Contracts
Schedule 6.07	-	Affiliate Transactions

CREDIT AGREEMENT

This Credit Agreement dated as of June 30, 2015 is among ISRAMCO ONSHORE, LLC, a Texas limited liability company ("Borrower"), the lenders party hereto from time to time as Lenders (as defined below), and SOCIÉTÉ GÉNÉRALE, as Administrative Agent (as defined below) and as Issuing Lender (as defined below).

RECITALS:

A.           The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B.           In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms.  As used in this Agreement, the terms defined above shall have the meaning set forth therein and the following terms shall have the following meanings:

 "Acceptable Security Interest" in any Property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Secured Parties, (b) with respect to Property that is not Borrowing Base Assets, is the only Lien on such Property other than Permitted Subject Liens and which is superior to all Liens or rights of any other Person in the Property encumbered thereby other than Permitted Subject Liens, (c) with respect to Borrowing Base Assets, is the only Lien on such Property other than Permitted Borrowing Base Liens, and which is superior to all Liens or rights of any other Person in the Property encumbered thereby other than Permitted Borrowing Base Liens, (d) secures the Obligations, and (e) is perfected and enforceable.

"Acquisition" means the purchase by the Borrower or any of its Subsidiaries of any business, or any part thereof, including the purchase of associated assets or operations or of stock (or other ownership interests) of a Person.

"Act" is defined in Section 9.17.

"Adjusted Reference Rate" means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) the Eurodollar Rate in effect on such day for an Interest Period equal to one month plus 1.00%.

"Administrative Agent" means Société Générale, in its capacity as agent pursuant to Article VIII, and any successor agent pursuant to Section 8.06.

"Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

"Advance" means any advance by a Lender to the Borrower as part of a Borrowing and refers to a Reference Rate Advance or a Eurodollar Rate Advance.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agreement" means this Credit Agreement, as the same may be amended, supplemented, and otherwise modified from time to time.

"Applicable Lending Office" means (a) with respect to any Lender, the office, branch, subsidiary, affiliate or correspondent bank of such Lender specified in its Administrative Questionnaire or such other office, branch, subsidiary, affiliate or correspondent bank as such Lender may from time to time specify to the Borrower and the Administrative Agent from time to time and (b) with respect to the Administrative Agent, the address specified for such Person on Schedule I or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

"Applicable Margin" means with respect to any Advance, (i) during such times as any Event of Default exists, 2% per annum plus the rate per annum set forth below for the relevant Type of such Advance based on the present Utilization applicable from time to time, and (ii) at all other times during such period, the rate per annum set forth below for the relevant Type of such Advance based on the relevant Utilization applicable from time to time:

Utilization	Eurodollar Rate Advances	Reference Rate Advances	Commitment Fee Rate
Less than 40%	1.75%	0.75%	0.375%
Equal to or greater than 40% but less than 75%	2.25%	1.25%	0.50%
Equal to or greater than 75% but less than 90%	2.50%	1.50%	0.50%
Equal to or greater than 90%	2.75%	1.75%	0.50%

The Applicable Margin for any Advance shall change when and as the relevant Utilization changes and when and as any such Event of Default commences or terminates.

 "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.08 or within the definition of "Eligible Assignee"), and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A or any other form approved by the Administrative Agent.

"Banking Service Provider" means any Lender or Affiliate of a Lender that provides Banking Services to any Loan Party or any Subsidiary of any Loan Party.

"Banking Services" means each and any of the following bank services provided to any Loan Party by any Banking Service Provider: (a) commercial credit cards, (b) stored value cards and (c) any other Treasury Management Arrangement (including, without limitation, controlled disbursement, purchase card arrangements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

"Banking Services Obligations" means any and all obligations of any Loan Party owing to Banking Service Providers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

"Borrower" shall have the meaning set forth in the preamble hereof.

"Borrowing" means, subject to Section 2.03(c)(ii), a borrowing consisting of simultaneous Advances of the same Type made by each Lender pursuant to Section 2.03(a), continued by each Lender pursuant to Section 2.03(b), or Converted by each Lender to Advances of a different Type pursuant to Section 2.03(b).

"Borrowing Base" means at any particular time, the Dollar amount determined in accordance with Section 2.02 (and adjusted from time to time pursuant to Section 2.02 or Section 6.04(b)).

"Borrowing Base Availability" means, at any time, the excess, if any, of the Borrowing Base then in effect over the sum of (a) the aggregate principal amount of all Advances outstanding at such time plus (b) the aggregate Letter of Credit Exposure at such time.

"Borrowing Base Assets" means, at any time, any assets that are given value in the most recently determined Borrowing Base.

"Borrowing Base Deficiency" means the amount by which the aggregate outstanding amount of the Advances plus the Letter of Credit Exposure exceeds the lesser of (x) the Borrowing Base and (y) the aggregate Commitments.

"Borrowing Base Reduction Amount" has the meaning set forth in Section 2.02(d).

"Borrowing Base Reduction Event" has the meaning set forth in Section 2.02(d).

"Borrowing Base Reduction Value" has the meaning set forth in Section 2.02(d).

"Business Day" means a day of the year on which banks are not required or authorized to close in Houston, Texas and New York, New York, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

 "Capital Leases" means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

"Cash Collateral Account" means a special interest bearing cash collateral account pledged by the Borrower to the Issuing Lender containing cash deposited pursuant to Sections 2.05(b), 2.07(a)(vii), 2.07(d)(iii), 2.16(a)(v), 2.17, 7.02(b), or 7.03(b) to be maintained with the Issuing Lender in accordance with Section 2.07(g) and bear interest or be invested in the Issuing Lender's reasonable discretion.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

"Change in Control" shall mean the occurrence of any of the following events:

(a)           the occurrence of any transaction, the result of which is that the Parent ceases to own 100% of the Equity Interest in the Borrower;

(b)           the occurrence of any transaction, the result of which is that the Borrower ceases to own, either directly or indirectly, 100% of the Equity Interest in any Subsidiary;

(c)           any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33% or more of the Equity Interest of the Parent; or

(d)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Closing Date" means June 30, 2015.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

"Collateral" means (a) all "Collateral," "Pledged Collateral" and "Mortgaged Properties" (as defined in each of the Mortgages, the Security Agreements, and the Pledge Agreement, as applicable) or similar terms used in the Security Instruments, and (b) all amounts contained in the Borrower's and its Subsidiaries' bank accounts.

 "Commitment" means, for any Lender, the amount set opposite such Lender's name on Schedule I as its Commitment, or if such Lender has entered into any Assignment and Assumption, the amount set forth for such Lender as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.08(d), as such amount may be reduced or terminated pursuant to Section 2.04 or ARTICLE VII or otherwise under this Agreement.  The initial amount of the aggregate Commitments is $150,000,000, subject to the Borrowing Base.

"Commitment Fee Rate" means the per annum commitment fee rate set forth in the definition of "Applicable Margin" applicable from time to time. The Commitment Fee Rate shall change when and as the relevant Utilization changes.

"Commitment Termination Date" means the earlier of (a) the Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Section 2.04 or ARTICLE VII.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

"Compliance Certificate" means a compliance certificate in the form of the attached Exhibit B signed by a Responsible Officer of the Borrower.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consolidated EBITDAX" means, without duplication, for the Borrower and its consolidated Subsidiaries for any period (a) consolidated Net Income for such period plus (b) to the extent deducted in determining consolidated Net Income, Interest Expense, oil and gas exploration and abandonment expenses (including intangible drilling costs), income and franchise or "margin" taxes (determined in accordance with GAAP), depreciation, amortization, depletion, and other non-cash charges for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 815 or 410 and any non-cash expenses incurred pursuant to ASC 718) for such period minus (c) all positive non-cash items of income which were included in determining such consolidated Net Income (including non-cash income resulting from the requirements of ASC 815 or 410).

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controls," "Controlled by," "Controlling" and "Controlled" have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

"Controlled Group" means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control, which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

"Convert," "Conversion," and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.03(b).

"Credit Extensions" means (a) an Advance made by any Lender, and (b) the issuance, increase or extension of any Letter of Credit by the Issuing Lender.

"Debt," for any Person, means without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds (other than performance, completion, surety or similar bonds), debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of Property or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable); (d) obligations of such Person as lessee under Capital Leases required to be accounted for as a liability on such Person's balance sheet; (e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (f) obligations of such Person under any Hedge Contract after giving effect to any netting arrangements between the parties thereto; (g) obligations of such Person owing in respect of mandatorily redeemable preferred stock or other mandatorily redeemable preferred Equity Interest of such Person which has a redemption date prior to 180 days after the Maturity Date; (h) any obligations of such Person owing in connection with any volumetric or production payments; (i) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above; (j) indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) secured by any Lien on or in respect of any Property of such Person; and (k) all liabilities of such Person in respect of unfunded vested benefits under any Plan.  The amount of any obligation under any Hedge Contract or any Lender Hedging Obligation on any date shall be deemed to be the Hedge Termination Value as of such date.

"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

"Defaulting Lender" means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund its Pro Rata Share of any Advance or participation in Letters of Credit required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, or the Issuing Lender  in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund an Advance hereunder and states that such position is based on such Lender's good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower in form and substance satisfactory to the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect Parent Company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender and each Lender.

"Designated Jurisdiction" means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

"Disposition" means a sale, lease, transfer, assignment, Farmout, conveyance, release, surrender, or other disposition of Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest), or of a Subsidiary owning Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest), in any transaction or series of transactions.  The issuance of any Equity Interest of the Borrower shall not be deemed to be a Disposition for purposes of this Agreement.

"Dollars" and "$" means lawful money of the United States of America.

"Eligible Assignee" means (a) a Lender (other than a Defaulting Lender), (b) an Affiliate of a Lender (other than a Defaulting Lender), (c) an Approved Fund, (d) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000 and approved by the Administrative Agent and the Issuing Lender in their sole discretion, (e) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States and such bank is approved by the Administrative Agent and the Issuing Lender in their sole discretion, (f) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans or securities in the ordinary course of its business and having (together with its Affiliates) total assets in excess of  $250,000,000 and approved by the Administrative Agent and the Issuing Lender in their sole discretion, (g) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Issuing Lender in their sole discretion and (ii) unless a Default has occurred and is continuing at the time any assignment is effected pursuant to this Agreement, the Borrower; provided that (i) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, and (ii) notwithstanding the foregoing, "Eligible Assignee" shall not include the Parent, the Borrower or any Affiliate or Subsidiary of any Loan Party or of the Parent.

"Engineering Report" means either an Independent Engineering Report or an Internal Engineering Report and includes the Initial Engineering Report where applicable.

"Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C.  9601(8) (1988).

"Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the OSHA or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

"Environmental Law" means, as to the Borrower or its Subsidiaries, all Legal Requirements or common law theories applicable to the Borrower or its Subsidiaries arising from, relating to, or in connection with the Environment, health, or safety, including CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical and infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical and infectious, or toxic substances, materials or wastes.

"Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Environmental Permit" means any permit, license, order, approval, registration or other authorization under Environmental Law.

"Equity Interest" means, with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means each member of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

"Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the ICEBA LIBOR, as published by Reuters (or other commercially available source providing quotations of ICEBA LIBOR as designated by the Administrative Agent from time to time) for deposits in Dollars at 11:00 a.m.  (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that if such rate that appears on such screen or page shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further, that, if such rate is not available to the Administrative Agent for any reason, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Société Générale in London, England to prime banks in the London interbank market at 11:00 a.m.  (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Advance to be maintained by the Lender that is the Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.09(b).

"Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

"Event of Default" has the meaning specified in Section 7.01.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

 "Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act (determined after giving effect to Section 5.15, Section 24 of the Guaranty and any other "keepwell, support or other agreement" for the benefit of such Guarantor and any and all guarantees of such Guarantor's Swap Obligations by other Loan Parties) and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant by such Guarantor of such security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient's being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal  withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.14(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

"Farmout" means an arrangement pursuant to agreement whereby the owner(s) of one or more oil, gas and/or mineral lease or other oil and natural gas working interest with respect to a property from which production of Hydrocarbons is sought agrees to transfer or assign an interest in such property to one or more Persons in exchange for (a) drilling, or participating in the cost of the drilling of (or agreeing to do so) one or more wells, or undertaking other exploration or development activity or participating in the cost of such activity, to attempt to obtain production of Hydrocarbons from such property, or (b) obtaining production of Hydrocarbons from such property, or participating in the costs of such production.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

"Fee Letter" means that certain fee letter dated as of the Closing Date among the Borrower, Société Générale, and SG Americas Securities, LLC.

"Financial Statements" means a pro forma unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the Closing Date, after giving effect to the making of the initial Advances and the application of proceeds of the initial Advances, the copies of which have been delivered to the Administrative Agent and the Lenders.

 "Foreign Lender" means a Lender that is not a U.S. Person.

"Fronting Exposure" means, at any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender's Pro Rata Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

"Gas Imbalance" means (a) a sale or utilization by Borrower or other Loan Parties of volumes of natural gas in excess of its gross working interest, (b) receipt of volumes of natural gas into a gathering system and redelivery by Borrower or other Loan Parties of a larger or smaller volume of natural gas under the terms of the applicable Transportation Agreement, or (c) delivery to a gathering system of a volume of natural gas produced by Borrower or another Loan Party that is larger or smaller than the volume of natural gas such gathering system redelivers for the account of Borrower or such other Loan Party, as applicable.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantor" means each entity, which may from time to time, execute a Guaranty or a supplement to a Guaranty, including each Subsidiary of the Borrower.

"Guaranty" means a Guaranty in substantially the form of the attached Exhibit C and executed by a Guarantor.

"Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

"Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

"Hedge Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate swaps or options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Hedge Termination" means any termination (other than a termination that occurs on the date scheduled for such termination and not as a result of an event of default or other early termination event), cancellation, novation or disposition of any Hedge Contract.

"Hedge Termination Value" means, in respect of any Hedge Contract, after taking into account the effect of any netting agreement relating to any such Hedge Contract (a) for any date on or after the date such Hedge Contract has been closed out and a termination value determined in accordance therewith, such termination value and (b) for any date prior to the date referred to in clause (a), the amount determined as the mark-to-market value of such Hedge Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Contract.

"Hedging Report" means the report described in Section 5.06(e).

"Hydrocarbon Hedge Agreement" means, as to any Person, a Hedge Contract between such Person and any financial institution or other counterparty which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

"Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

"ICEBA LIBOR" means the London Interbank Offered Rate as set by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available).

"Improved Property" means real property on which a "building" or "mobile home" (in each case, as such terms are defined for purposes of the National Flood Insurance Program) owned by a Loan Party is located.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

 "Independent Engineer" means Cawley, Gillespie and Associates, Inc. or any other third party engineering firm acceptable to the Administrative Agent in its sole discretion.

"Independent Engineering Report" means a report, in form and substance satisfactory to the Administrative Agent and each of the Lenders, prepared by an Independent Engineer, with respect to the Oil and Gas Properties owned by the Borrower or any of its Subsidiaries (or to be acquired by the Borrower or any of its Subsidiaries, as applicable) which are, or are to be, included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders which are consistent with the Administrative Agent's and the Lenders' customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

"Information" is defined in Section 9.09.

"Initial Engineering Report" means an Independent Engineering Report dated as of December 31, 2014 and covering the Proven Reserves of the Loan Parties in form acceptable to the Administrative Agent.

"Initial Funding Date" means the earlier of (a) the date on which the initial Advances are made, and (b) the date the initial Letter of Credit is issued.

"Intercompany Debt" means Debt incurred by one or more Loan Parties and owing to any other Loan Party or Loan Parties.

"Interest Expense" means, for the Borrower and its consolidated Subsidiaries for any period, total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, imputed interest under Capital Leases and realized gains and losses under Interest Hedge Agreements, all as determined in conformity with GAAP.

"Interest Hedge Agreement" means, as to any Person, a Hedge Contract between such Person and one or more financial institutions providing for the exchange of nominal interest obligations between such Person and such financial institution or the cap of the interest rate on any Debt of such Person.

"Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Reference Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03.  The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 a.m.  (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period which ends after the Commitment Termination Date;

(b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

(d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

"Internal Engineering Report" means a report, in form and substance satisfactory to the Administrative Agent and each Lender, prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by the Borrower or any of its Subsidiaries (or to be acquired by the Borrower or any of its Subsidiaries, as applicable) which are, or are to be, included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders which are consistent with the Administrative Agent's and the Lenders' customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

"IRS" means the United States Internal Revenue Service.

"Issuing Lender" means Société Générale in its capacity as issuer of Letters of Credit hereunder, and any successor Issuing Lender pursuant to Section 8.06.

"Leases" means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases, wellbore assignments or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

"Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including Regulations D, T, U, and X, which is applicable to such Person.

"Lender" means each lender listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.08.

"Lender Funding Obligation" has the meaning set forth in the definition of Defaulting Lender.

"Lender Hedging Obligations" means all obligations of the Borrower or any of its Subsidiaries arising from time to time under Hedge Contracts between any Loan Party and a Swap Counterparty, after giving effect to any netting arrangements between such parties; provided that (a) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Lender Hedging Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (b) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be included as Lender Hedging Obligations only to the extent such obligations arise from transactions under such individual Hedge Contracts (and not the Master Agreement between the parties) entered into at or before the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof, or additional transactions thereunder, which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder; and provided further that "Lender Hedging Obligations" shall exclude any Excluded Swap Obligations.

 "Letter of Credit" means, individually, any standby letter of credit issued by the Issuing Lender for the account of the Borrower in connection with the Commitments and which is subject to this Agreement, and "Letters of Credit" means all such letters of credit collectively.

"Letter of Credit Application" means the Issuing Lender's standard form letter of credit application for standby letters of credit that has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

"Letter of Credit Documents" means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

"Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

"Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.

"Lien" means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

"Liquid Investments" means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 270 days from the date of any acquisition thereof;

(b)           (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 270 days from the date of acquisition thereof or which may be liquidated for the full amount thereof without penalty or premium ("bank debt securities"), issued by (A) any Lender (or any Affiliate of any Lender), or (B) any other bank or trust company so long as either (x) such certificate of deposit is not pledged to secure the Borrower's or any Subsidiaries' ordinary course of business bonding requirements, and (y) the amount thereof is less than or equal to $100,000, or any other bank or trust company, if at the time of deposit or purchase, such bank debt securities are rated A or A2 or better by either S&P or Moody's, and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated at the highest or the second highest credit rating given by either S&P or Moody's, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Lenders;

(c)           deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above;

(d)           repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated at the highest or the second highest credit rating given by either S&P or Moody's; and

(e)           such other instruments (within the meaning of Article 9 of the Uniform Commercial Code in effect in New York) or investment property as the Borrower may request and the Administrative Agent may approve in writing.

"Loan Documents" means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Instruments, and each other agreement, instrument, fee letter or document executed by the Parent, the Borrower, any Guarantor, or any of the Borrower's or a Guarantor's Subsidiaries or any of their officers at any time in connection with this Agreement; provided that "Loan Documents" shall not include Hedge Contracts or any agreement or instrument relating to Banking Services with a Banking Service Provider.

"Loan Party" means the Borrower or any Guarantor.  For the avoidance of doubt, "Loan Party" shall not include the Parent.

"Majority Lenders" means, (a) at any time when there are more than three Lenders, Lenders holding at least 50.1% of the Commitments or, if the Commitments have been terminated or expired, Lenders holding at least 50.1% of the outstanding Advances and Letter of Credit Exposure, and (b) at any time when there are one, two or three Lenders, all of the Lenders; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all of the Lenders are Defaulting Lenders.

"Management Services Agreement" means that certain Management Services Agreement dated June 29, 2015, between and among the Borrower, its Subsidiaries and Jay Management Company LLC.

"Material Adverse Change" means a material adverse change in, or material adverse effect on, (a) the business, assets (including the Oil and Gas Properties), condition (financial or otherwise), results of operations or prospects of the Borrower, individually, or the Parent and the Loan Parties, taken as a whole, (b) the Borrower's, individually, or the Parent and the Loan Parties', taken as a whole, ability to perform its obligations under this Agreement, any Note, any Guaranty, or any other Loan Document, (c) the validity or enforceability of any Loan Document or (d) any right or remedy of or benefit available to the Administrative Agent, Issuing Lender or Lender under any Loan Document.

"Material Contracts" means any contract or other written arrangement to which any Loan Party or any of their respective Subsidiaries is a party (other than the Loan Documents and the Leases) for which any party thereto is obligated to make payments in excess of $1,000,000 per year in the aggregate.

"Maturity Date" means June 30, 2019.

"Maximum Exposure Amount" means, at any time for each Lender, the sum of (a) the unfunded Commitment held by such Lender at such time; plus (b) the aggregate unpaid principal amount of the Advances held by such Lender at such time, plus (c) such Lender's Pro Rata Share of the Letter of Credit Exposure.

"Maximum Rate" means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including if required by such laws, certain fees and other costs).

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Mortgage" means, collectively, any mortgage or deed of trust executed by the Borrower or any Subsidiary of the Borrower in favor of the Administrative Agent for the ratable benefit of the Secured Parties in substantially the form of the attached Exhibit D-1, Exhibit D-2, Exhibit D-3, Exhibit D-4 or such other form as may be requested by the Administrative Agent.

"Mortgaged Properties" means the Oil and Gas Properties of the Loan Parties that are subject to the Mortgages.

"Mortgaged Property Value" means, as of any date of its determination, the aggregate present value of the future net income with respect to the Mortgaged Properties as set forth in the applicable Engineering Report, discounted at the stated per annum rate utilized in such report; provided, however, that the Mortgaged Property Value shall not include any Oil and Gas Properties acquired by any Loan Party after the recordation of the Mortgages in the real property records of the jurisdiction where such Oil and Gas Properties are located unless an amendment or supplement to such Mortgages sufficiently describing such after-acquired Oil and Gas Properties has been recorded in such real property records.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

"Net Debt" means, as of any date of determination, (a) the outstanding principal amount of the Debt of the Borrower and its Subsidiaries on a consolidated basis, excluding (i) obligations in respect of surety bonds, and (ii) the net obligations of the Borrower and its Subsidiaries under Hedge Contracts, in each case to the extent included in Debt, minus (b) cash and Liquidated Investments of the Borrower and its Subsidiaries, up to $2,000,000 in the aggregate, that are held in deposit or security accounts that are subject to account control agreements in favor of and satisfactory to the Administrative Agent.

"Net Debt to Consolidated EBITDAX Ratio" means, as of any date of determination, the ratio of (a) Net Debt as of such date to (b) Consolidated EBITDAX for the period of the four fiscal quarters most recently ended.

"Net Income" means, with respect to the Borrower and its consolidated Subsidiaries for any period, the net income for such period after Taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, (ii) any write-up or write-down of assets (including ceiling test write-downs), and (iii) non-reoccurring work-over expenses, and (b) the cumulative effect of any change in GAAP.

"Non-Consenting Lender" means any Lender that does not consent to a proposed agreement, amendment, waiver, consent or release with respect to this Agreement or any other Loan Document that (a) requires the consent of each Lender, including any increases to the Borrowing Base and (b) has been approved by the Super-Majority Lenders.

"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender.

"Note" means a promissory note of the Borrower payable to the order of any Lender in an amount not to exceed the Commitment of such Lender, in substantially the form of the attached Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

"Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

"Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.

"Obligations" means (a) all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts payable by the Parent, the Borrower, any Guarantor or any of their respective Subsidiaries to the Administrative Agent, the Issuing Lender or the Lenders under the Loan Documents, including the Letter of Credit Obligations, (b) all Banking Services Obligations, and (c) all Lender Hedging Obligations, provided that the "Obligations" shall exclude any Excluded Swap Obligations.

"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

"Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including the marketing of Hydrocarbons obtained from unrelated Persons, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (d) any business relating to oilfield sales and service, and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

"Oil and Gas Properties" means fee mineral interests, term mineral interests, Leases, subleases, Farmouts, royalties, overriding royalties, net profit interests, carried interests, production payments, back-in interests and reversionary interests and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

"OFAC" means the Office of Foreign Assets Control.

"OSHA" means the Occupational Safety and Health Act 29 U.S.C. § 651 et seq. and its implementing regulations.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15).

"Parent" means Isramco, Inc., a Delaware corporation.

"Parent Company" means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

"Parent Pledge Agreement" means a Pledge Agreement in substantially the form of the attached Exhibit H-2, executed by the Parent, covering 100% of the Equity Interests owned in the Borrower.

"Participant" has the meaning assigned to such term in paragraph (f) of Section 9.08.

"Participant Register" has the meaning specified in paragraph (f) of Section 9.08.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"PDP Reserves" means the Proven Reserves which are categorized as both "developed" and "producing" under the definitions for oil and gas reserves promulgated by the Society of Petroleum Evaluation Engineers (or any generally recognized successor) as in effect at the time in question and reasonably acceptable to the Administrative Agent.

"Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including an Environmental Permit.

 "Permitted Borrowing Base Liens" means the Liens permitted under paragraphs (a), (c), (d), (e), (f), (h), and (i) of Section 6.01.

"Permitted Holder" means Haim Tsuff and any entity under the Control of Haim Tsuff, including those reflected in the Parent’s most recent Proxy Statement dated April 30, 2015.

 "Permitted Liens" is defined in Section 6.01.

"Permitted Subject Liens" means the Liens permitted under paragraphs (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l)  and (m) of Section 6.01.

"Person" (whether or not capitalized) means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited liability partnership, trust, unincorporated association, company, joint venture or other entity, Governmental Authority or other entity.

"Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

"Pledge Agreement" means a Pledge Agreement in substantially the form of the attached Exhibit H-1, executed by the Borrower or any of its Subsidiaries or any of the Guarantors, if applicable, covering 100% of the Equity Interests owned in each direct or indirect Subsidiary of Borrower.

"Pro Rata Share" means, with respect to any Lender, the ratio (expressed as a percentage) of aggregate Commitments of such Lender to the aggregate Commitments of all the Lenders, or if all such Commitments have been terminated, the ratio (expressed as a percentage) of Credit Extensions owing to such Lender to the aggregate Credit Extensions owing to all such Lenders.

"Production Report" means the report described in Section 5.06(d).

"Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

"Proven Reserves" means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

"PV-10" means estimated future net revenue, discounted at a rate of 10% per annum, after income Taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC, using the Administrative Agent's price deck.

"Recipient" means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.

"Reference Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Société Générale as its reference rate, whether or not the Borrower has notice thereof.

"Reference Rate Advance" means an Advance which bears interest as provided in Section 2.09(a).

"Register" has the meaning set forth in of Section 9.08(d).

"Regulations D, T, U, and X" mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

"Reimbursement Obligations" means all of the obligations of the Borrower to reimburse the Issuing Lender for amounts paid by the Issuing Lender under Letters of Credit as established by the Letter of Credit Applications and Section 2.07(d).

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

“Related Party Debt” means all debt of the Parent reflected as “Loans” in the “Related Party Transactions” section of the Parent’s most recent Proxy Statement dated April 30, 2015, being all outstanding debt of Parent owed to I.O.C. Israel Oil Company Ltd., J.O.E.L. Jerusalem Oil Company Ltd., and Naphtha Israel Petroleum Corporation Ltd.

"Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

"Reportable Event" means a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder.

"Required Lenders" means, (a) at any time when there are more than three Lenders, Lenders holding at least 66 2/3% of the Commitments or, if the Commitments have been terminated or expired, Lenders holding at least 66 2/3% of the outstanding Advances and Letter of Credit Exposure, and (b) at any time when there are one, two or three Lenders, all of the Lenders; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all of the Lenders are Defaulting Lenders.

"Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

"Responsible Officer" means (a) with respect to any Person that is a corporation, such Person's Chief Executive Officer, President, Chief Financial Officer, or Chairman of the Board, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person's Chief Executive Officer, President, or Chief Financial Officer, and if such Person is managed by members, then a Responsible Officer of such Person's managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Responsible Officer of such Person's general partner or partners.

"Restricted Payment" means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) with respect to any Equity Interests, including any payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided, that, the term "Restricted Payment" shall not include any dividend or distribution or other payment payable solely in Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests or to exchange such warrants, options or other rights for such Equity Interests.

"Royalty Disbursement or Suspense Account" means a deposit account holding exclusively (a) funds owned by the owners (other than any Loan Party) of royalty interests in the Oil and Gas Properties of any Loan Party or (b) funds that are required by applicable Legal Requirements to be held in a suspense account because they are unclaimed funds or because of a dispute as to the ownership of such funds; provided, in each case, that no funds owned by a Loan Party shall be held in any such account.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

"Sanction(s)" means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.

"SEC" means the United States Securities and Exchange Commission.

"Secured Parties" means the Administrative Agent, the Issuing Lender, the Lenders, the Banking Service Providers and the Persons that are owed Lender Hedging Obligations.

"Security Agreements" means the Security Agreements, each in substantially the form of the attached Exhibit I, executed by the Borrower, any of its Subsidiaries, or any of the Guarantors.

"Security Instruments" means, collectively: (a) the Mortgages, (b) the Transfer Letters, (c) the Pledge Agreement, (d) the Parent Pledge Agreement, (e) the Security Agreements, (f) each other agreement, instrument or document executed at any time in connection with the Pledge Agreement, the Security Agreements, or the Mortgages, (g) each agreement, instrument or document executed in connection with the Cash Collateral Account, and (h) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

"Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Specified L/C" has the meaning given such term in Section 2.07(a)(iii).

"Specified Loan Party" means any Loan Party that is not an "eligible contract participant" under the Commodity Exchange Act (determined prior to giving effect to Section 5.15 and Section 24 of the Guaranty).

 "Subsidiary" means, with respect to any Person (the "parent") at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent.  Unless otherwise specified all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Super-Majority Lenders" means, (a) at any time when there are more than three Lenders, Lenders holding at least 85% of the Commitments or, if the Commitments have been terminated or expired, Lenders holding at least 85% of the outstanding Advances and Letter of Credit Exposure, and (b) at any time when there are one, two or three Lenders, all of the Lenders; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super-Majority Lenders unless all of the Lenders are Defaulting Lenders.

"Swap Counterparty" means any Person party to a Hedge Contract with a Loan Party if either (i) at the time such Hedge Contract was entered into, such Person was a Lender or Affiliate of a Lender hereunder or at any time after such Hedge Contract was entered into, such Person was a Lender or Affiliate of a Lender hereunder or (ii) such Hedge Contract was in effect on the Closing Date and such Person or its Affiliate was a Lender on the Closing Date.

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Tamar Royalties Loan Agreement" means that certain Credit Agreement dated as of May 18, 2015, by and among Tamar Royalties LLC, as borrower, Deutsche Bank Trust Company Americas, as administrative agent, the lenders party thereto, as lenders, and Deutsche Bank Trust Company Americas, as collateral agent.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Event" means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

"Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

"Transfer Letters" means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit J and executed by the Borrower, any Guarantor or any of their respective Subsidiaries executing a Mortgage.

"Type" has the meaning set forth in Section 1.04.

"Unused Commitment Amount" means, with respect to a Lender at any time, the lesser of (a) such Lender's Commitment at such time and (b) such Lender's Pro Rata Share of the Borrowing Base then in effect at such time minus, in each case, the sum of (i) the aggregate outstanding principal amount of all Advances owed to such Lender at such time plus (ii) such Lender's Pro Rata Share of the aggregate Letter of Credit Exposure at such time.

"U.S. Borrower" means any Borrower that is a U.S. Person.

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning assigned to such term in paragraph (g) of Section 2.14.

"Utilization" means the percentage obtained by dividing (a) the outstanding principal amount of the Advances and the Letter of Credit Exposure at such time by (b) the lesser of (i) the Commitments and (ii) the Borrowing Base in effect at such time.

"Voting Securities" means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

"Withholding Agent" means the Borrower and the Administrative Agent.

Section 1.02 Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

Section 1.03 Accounting Terms; Changes in GAAP.  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06, shall mean the Financial Statements).  All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with that used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.06 most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.06, used in the preparation of the Financial Statements).  In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, where applicable, refer to such Person on a consolidated basis and mean such Person and its consolidated Subsidiaries.

Section 1.04 Types of Advances.  Advances are distinguished by "Type."  The "Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Reference Rate Advance.

Section 1.05 Miscellaneous.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections and paragraphs of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II
CREDIT FACILITIES

Section 2.01 Commitment for Advances.

(a) Advances.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement (including without limitation, the terms set forth in Section 3.01), to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Commitment Termination Date in an amount for each Lender not to exceed such Lender's Unused Commitment Amount.  Each Borrowing shall, in the case of Borrowings consisting of Reference Rate Advances, be in an aggregate amount not less than $250,000 and in integral multiples of $100,000 in excess thereof, and in the case of Borrowings consisting of Eurodollar Rate Advances, be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, and in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments.  Within the limits of each Lender's Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Advances.

(b) Evidence of Debt.

(i) The Advances made by each Lender shall be evidenced by the records maintained by the Administrative Agent in the ordinary course of business.  The records maintained by the Administrative Agent shall be conclusive absent manifest error of the amount of the Advances made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence the obligation of the Borrower to repay to such Lender's Advances to such Borrower in addition to such records maintained by the Administrative Agent.  Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its loans and payments with respect thereto, but such action or the failure to do so shall not control over the records thereof maintained by the Administrative Agent.

(ii) In addition to the accounts and records referred to in subsection (i), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.02 Borrowing Base.

(a) Borrowing Base.  As of the Closing Date, the Administrative Agent and the Lenders have set and the Borrower has acknowledged the Borrowing Base as $40,000,000.  Such Borrowing Base shall remain in effect until the next redetermination of the Borrowing Base made pursuant to this Section 2.02 or Section 6.04(b).  The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(e) and is subject to reduction or periodic redetermination pursuant to Sections 2.02(b), 2.02(c), 2.02(d) and 6.04(b).

(b) Calculation of Borrowing Base.

(i) The Borrower shall deliver to the Administrative Agent and each of the Lenders on or before each March 1, as applicable (beginning March 1, 2016) an Independent Engineering Report dated effective as of the immediately preceding December  31, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base.  On or about thirty (30) days after receipt of the Independent Engineering Report and such other information, the Administrative Agent shall make an initial determination of the new Borrowing Base and upon such initial determination shall promptly notify the Lenders in writing of its initial determination of the proposed Borrowing Base.  Subject to the last sentence of this Section 2.02(b)(i), the Required Lenders shall approve or reject the Administrative Agent's initial determination of the proposed Borrowing Base by written notice to the Administrative Agent within fifteen (15) days of the Administrative Agent's notification of its initial determination; provided, however that, the failure by any Lender to confirm in writing the Administrative Agent's determination of the proposed Borrowing Base within such fifteen (15) day period shall be deemed an approval of such proposed Borrowing Base by such Lender.  If the Required Lenders fail to approve any such proposed Borrowing Base determined by the Administrative Agent hereunder in such fifteen (15) day period, then the Administrative Agent shall poll the Lenders to ascertain the highest proposed Borrowing Base then acceptable to the Required Lenders for purposes of this Section 2.02(b)(i) and, subject to the last sentence of this Section 2.02(b)(i), such amounts shall become the new Borrowing Base, effective on the date specified in this Section 2.02(b)(i).  Until such approval or deemed approval, the Borrowing Base in effect before the proposed Borrowing Base shall remain in effect.  Upon agreement by the Administrative Agent and the Required Lenders of the new Borrowing Base, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower.  Such designation shall be effective as of the Business Day specified in such written notice (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such new Borrowing Base shall remain in effect until the next determination or redetermination of the Borrowing Base in accordance with this Agreement.  Notwithstanding anything contained herein to the contrary, (A) any determination or redetermination of the Borrowing Base resulting in any increase of the Borrowing Base in effect immediately prior to such determination or redetermination shall require the written approval (and not deemed approval) of all the Lenders in their sole discretion but subject to paragraph (e) of this Section 2.02, (B) in no event shall the determined or redetermined Borrowing Base exceed the aggregate Commitments of the Lenders, and (C) any determination or redetermination of the Borrowing Base resulting in any decrease of the Borrowing Base in effect immediately prior to such determination or redetermination shall not require the approval of any Defaulting Lender (and the definition of "Required Lenders" will automatically be deemed modified accordingly with respect to any such determination or redetermination).

(ii) The Borrower shall deliver to the Administrative Agent and each Lender on or before each September 1, beginning September 1, 2015, an Independent Engineering Report or Internal Engineering Report dated effective as of the immediately preceding June 30, and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base.  On or about thirty (30) days after receipt of the Internal Engineering Report and such other information, the Administrative Agent shall make an initial determination of the new Borrowing Base and upon such initial determination shall promptly notify the Lenders in writing of its initial determination of the proposed Borrowing Base.  Subject to the last sentence of this Section 2.02(b)(ii), the Required Lenders shall approve or reject the Administrative Agent's initial determination of the proposed Borrowing Base by written notice to the Administrative Agent within fifteen (15) days of the Administrative Agent's notification of its initial determination; provided, however that, the failure by any Lender to confirm in writing the Administrative Agent's determination of the proposed Borrowing Base within such fifteen (15) day period shall be deemed an approval of the such proposed Borrowing Base by such Lender.  If the Required Lenders fail to approve any such proposed Borrowing Base determined by the Administrative Agent hereunder in such fifteen (15) day period, then the Administrative Agent shall poll the Lenders to ascertain the highest proposed Borrowing Base then acceptable to the Required Lenders for purposes of this Section 2.02(b)(ii) and, subject to the last sentence of this Section 2.02(b)(ii), such amounts shall become the new Borrowing Base, effective on the date specified in this Section 2.02(b)(ii).  Until such approval or deemed approval, the Borrowing Base in effect before the proposed Borrowing Base shall remain in effect.  Upon agreement by the Administrative Agent and the Required Lenders of the new Borrowing Base, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower.  Such designation shall be effective as of the Business Day specified in such written notice (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such new Borrowing Base shall remain in effect until the next determination or redetermination of the Borrowing Base in accordance with this Agreement.  Notwithstanding anything contained herein to the contrary, (A) any determination or redetermination of the Borrowing Base resulting in any increase of the Borrowing Base in effect immediately prior to such determination or redetermination shall require the written approval (and not deemed approval) of all the Lenders in their sole discretion but subject to paragraph (e) of this Section 2.02, (B) in no event shall the determined or redetermined Borrowing Base exceed the aggregate Commitments of the Lenders, and (C) any determination or redetermination of the Borrowing Base resulting in any decrease of the Borrowing Base in effect immediately prior to such determination or redetermination shall not require the approval of any Defaulting Lender (and the definition of "Required Lenders" will automatically be deemed modified accordingly with respect to any such determination or redetermination).

(iii) In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time to time thereafter in their sole discretion until the Administrative Agent and the Lenders receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, whereupon the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.02.

(iv) Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that (A) the Borrower and its Subsidiaries, as applicable, own the Oil and Gas Properties specified therein subject to an Acceptable Security Interest and free and clear of any Liens (except Permitted Liens), and (B) on and as of the date of such Engineering Report each Oil and Gas Property described as "proved developed" therein was developed for oil and/or gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells ("Wells"), were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells or as water disposal wells.  Additionally, the Borrower shall deliver with each such Engineering Report a list of any Proven Reserves that have been sold or acquired by the Borrower and its Subsidiaries since the date of the last Engineering Report delivered to the Administrative Agent; provided that, such requirement shall not constitute nor be construed as a consent to any sale or proposed sale that would not be permitted under the terms of this Agreement.

(c) Interim Redetermination.  In addition to the Borrowing Base redeterminations provided for in Section 2.02(b), the Administrative Agent and the Lenders may (i) in their sole discretion make one additional redetermination of the Borrowing Base during any six-month period between scheduled redeterminations and (ii) at the request of the Borrower make one additional redetermination of the Borrowing Base during any six-month period between scheduled redeterminations, and in any case, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(e)).  The party requesting the redetermination shall give the other parties prior written notice that a redetermination of the Borrowing Base pursuant to this paragraph (c) is to be performed.  In connection with any redetermination of the Borrowing Base under this Section 2.02(c), the Borrower shall, within 14 days of receipt of such notice by the Borrower from the Administrative Agent or delivery of such notice by the Borrower to the Administrative Agent, as applicable,  provide the Administrative Agent and the Lenders with such information regarding the Borrower and its Subsidiaries' business (including its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may reasonably request, including, without limitation, an updated Independent Engineering Report.  The Administrative Agent shall promptly, and in any event within 45 days after the Administrative Agent and the Lenders’ receipt of such information, notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(c) and the amount of the Borrowing Base as so redetermined.

(d) Automatic Reduction of Borrowing Base. Upon the occurrence of a Borrowing Base Reduction Event, the Borrowing Base shall be automatically reduced by the Borrowing Base Reduction Amount corresponding to the Disposition or Hedge Termination causing such Borrowing Base Reduction Event. As used herein the following terms shall have the following meanings:

(i) "Borrowing Base Reduction Amount" means (x) with respect to a Disposition of Oil and Gas Properties by a Loan Party, an amount equal to the PV-10 of such Oil and Gas Properties, and (y) with respect to a Hedge Termination, the reduction to Collateral value, as determined by the Administrative Agent in its sole discretion, of the Oil and Gas Properties which are given value in the Borrowing Base in effect as of the most recent redetermination, resulting from such Hedge Termination.

(ii) "Borrowing Base Reduction Event" means a Disposition of Oil and Gas Properties or a Hedge Termination which causes the Borrowing Base Reduction Value to exceed 5% of the Borrowing Base in effect as of the most recent redetermination.

(iii) "Borrowing Base Reduction Value" means, with respect to the period between any two successive redeterminations of the Borrowing Base, an aggregate amount equal to (x) the PV-10 of such Oil and Gas Properties which have been subject to a Disposition by a Loan Party since the most recent redetermination of the Borrowing Base, plus (y) the reduction in the Collateral value, as determined by the Administrative Agent in its sole discretion, of the Oil and Gas Properties which are given value in the Borrowing Base in effect as of the most recent redetermination, resulting from all Hedge Terminations occurring since the most recent redetermination of the Borrowing Base.

(e) Standards for Redetermination.  Each redetermination of the Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(e)), (ii) in accordance with the Administrative Agent's and the Lenders' customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Borrower and its Subsidiaries, and (iv) based upon the estimated value of the Proven Reserves owned by the Borrower and its Subsidiaries as determined by the Administrative Agent and the Lenders.  In valuing and redetermining the Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Debt obligations of the Borrower and its Subsidiaries and such other factors as the Administrative Agent and the Lenders customarily deem appropriate, including, without limitation, commodity price assumptions, projections of production, operating expenses, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs.  In that regard, the Borrower acknowledges that the determination of the Borrowing Base reflects a loan amount to market value percentage differential which is essential for the adequate protection of the Administrative Agent and the Lenders.  No Proven Reserves shall be included or considered for inclusion in the Borrowing Base unless the Administrative Agent and the Lenders shall have received, at the Borrower's expense, (A) evidence of title satisfactory in form and substance to the Administrative Agent to the extent required by Section 5.10, and (B) Mortgages and such other Security Instruments requested by the Administrative Agent to the extent necessary to cause the Administrative Agent to have an Acceptable Security Interest in the Oil and Gas Properties relating thereto pursuant to the Security Instruments to the extent required by Section 5.08.  At all times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing Base under this Section 2.02, the Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base is subsequently redetermined in accordance with this Section 2.02.

Section 2.03 Method of Borrowing.

(a) Notice.  Each Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing), given not later than 11:00 a.m.  (New York time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances or (ii) on the Business Day of the proposed Borrowing, in the case of a Borrowing comprised of Reference Rate Advances, by the Borrower to the Administrative Agent, which shall in turn give to each Lender prompt notice of such proposed Borrowing by facsimile.  Each Notice of Borrowing shall be in writing (by facsimile or otherwise) specifying the information required therein.  In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.09(b).  Each Lender shall, before 1:00 p.m. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, in the case of a Borrowing, such Lender's Pro Rata Share of such Borrowing.  After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent.

(b) Conversions and Continuations.  The Borrower may elect to Convert or continue any Borrowing under this Section 2.03 by delivering an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 11:00 a.m.  (New York time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances and (ii) on the Business Day of the proposed Conversion, in the case of a Conversion to a Borrowing comprised of Reference Rate Advances.  Each such Notice of Conversion or Continuation shall be in writing (by facsimile or otherwise) specifying the information required therein.  Promptly after receipt of a Notice of Conversion or Continuation under this Section, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances, notify each Lender of the applicable interest rate under Section 2.09(b).

(c) Certain Limitations.  Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above:

(i) at no time shall there be more than six Interest Periods applicable to outstanding Eurodollar Rate Advances and the Borrower may not select Eurodollar Rate Advances for any Borrowing at any time that a Default has occurred and is continuing;

(ii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, Conversion, or continuation, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion, or continuation shall be a Reference Rate Advance;

(iii) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;

(iv) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance; and

(v) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (b) of this Section 2.03, the Administrative Agent shall forthwith so notify the Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of such Borrowing as Reference Rate Advances or, if an existing Advance, Convert into Reference Rate Advances.

(d) Notices Irrevocable.  Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower.

(e) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender (i) in the case of a Eurodollar Rate Advance, prior to the proposed date of such Borrowing or (ii) in the case of a Reference Rate Advance, prior to one hour before the proposed time of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable on such date to such Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Advance included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f) Lender Obligations Several.  The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing.  No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

Section 2.04 Reduction of the Commitments.  The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof. Any reduction and termination of the Commitments pursuant to this Section 2.04 shall be applied ratably to each Lender's Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments.

Section 2.05 Prepayment of Advances.

(a) Optional.  The Borrower may prepay the Advances after giving by 11:00 a.m.  (New York time): (i) in the case of Eurodollar Rate Advances, at least three Business Days' or (ii) in the case of Reference Rate Advances, same Business Day's, irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment.  If any such notice is given, the Borrower shall prepay the Advances in accordance with Borrower's notice in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date; provided, however, that each partial prepayment with respect to:  (A) any amounts prepaid in respect of Eurodollar Rate Advances shall be applied to Eurodollar Rate Advances comprising part of the same Borrowing; (B) any prepayments made in respect of Reference Rate Advances shall be made in minimum amounts of $250,000 and in integral multiples of $100,000 in excess thereof, and (C) any prepayments made in respect of any Borrowing comprised of Eurodollar Rate Advances shall be made in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a remaining principal amount outstanding with respect to such Borrowing of at least $100,000.  Full prepayments of any Borrowing are permitted without restriction of amounts.

(b) Mandatory.

(i) Borrowing Base Deficiency.  Subject to Section 2.05(b)(ii) and Section 2.05(b)(v), if a Borrowing Base Deficiency exists, then after receipt of written notice from the Administrative Agent regarding such deficiency, the Borrower shall,

(A) (1) within 3 Business Days after the date such deficiency notice is received by the Borrower, deliver a written notice to the Administrative Agent indicating its intent to prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured, and (2) make such payments and deposits within 30 days after the date such deficiency notice is received by the Borrower;

(B) (1) within 3 Business Days after the date such deficiency notice is received by the Borrower, deliver a written notice to the Administrative Agent indicating its intent to pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the Required Lenders in their sole discretion such that the Borrowing Base Deficiency is cured, and (2) deliver such additional Collateral within 30 days after the date such deficiency notice is received by the Borrower;

(C) (1) within 3 Business Days after the date such deficiency notice is received by the Borrower, deliver a written notice to the Administrative Agent indicating the Borrower's election to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in six equal consecutive monthly installments equal to one-sixth of such Borrowing Base Deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and each following installment due 30 days after the preceding installment due date, and (2) make such payments and deposits within such time periods; provided, that the Borrowing Base Deficiency cure permitted under this Clause (C) shall not be available to the Borrower unless, (1) no Event of Default exists and is continuing at the time written notice of such election shall have been delivered to the Administrative Agent, and (2) concurrent with the delivery of such written notice, the Borrower shall have delivered to the Administrative Agent a calculation of the Borrower's consolidated cash flow forecast and financial projections which demonstrates, to the Administrative Agent's satisfaction, the Borrower's availability to make each such installment payments and to otherwise pay its other Debt and trade accounts payable as they become due; or

(D) (1) within 3 Business Days after the date such deficiency notice is received by the Borrower, deliver a written notice to the Administrative Agent indicating the Borrower's election to combine any of the options provided in clause (A), clause (B) and clause (C) above, and also indicating the amount to be prepaid within 10 days, the amount to be prepaid in installments and the amount to be provided as additional Collateral, as applicable, and (2) make such initial prepayment, make such six equal consecutive monthly installments and deliver such additional Collateral, as applicable, within the time required under clause (A), clause (B) and clause (C) above.

The failure of the Borrower to deliver any such election notice or to perform the actions chosen to remedy a Borrowing Base Deficiency under this Section 2.05(b)(i) shall constitute an Event of Default.

(ii) Asset Disposition or Hedge Termination.  Upon any reductions to the Borrowing Base pursuant to Section 2.02(d) in connection with a Disposition or Hedge Termination, if a Borrowing Base Deficiency exists, then the Borrower shall prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured. The Borrower shall be obligated to make the prepayments and/or deposits of cash collateral described in this clause (ii) on the date it or any Subsidiary receives cash proceeds as a result of such Disposition or Hedge Termination; provided that all payments required to be made pursuant to this Section 2.05(b)(ii) must be made on or prior to the Commitment Termination Date.

(iii) Reduction of Commitments.  On the date of each reduction of the aggregate Commitments pursuant to Section 2.04, the Borrower agrees to make a prepayment in respect of the outstanding amount of the Advances to the extent, if any, that the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure exceeds the lesser of (A) the aggregate Commitments, as so reduced, and (B) the Borrowing Base.  Each prepayment pursuant to this Section 2.05(b)(iii) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date.  Each prepayment under this Section 2.05(b)(iii) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion, subject to Section 2.16(a)(ii).

(iv) Illegality.  If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Applicable Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 11:00 a.m.  (New York time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Rate Advances made by such Lender then outstanding, together with accrued interest on the principal amount prepaid (or deemed prepaid) to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date, (ii) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid (or deemed prepaid) to such Lender, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist.

(c) Interests, Costs and Application of Payments.  Each prepayment pursuant to any provision of this Section 2.05 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date.  Except for prepayments under Section 2.05(a), which shall be applied in accordance with Borrower's notice of prepayment, each prepayment under this Section 2.05 (other than paragraph (b)(iv) above) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion, subject to Section 2.16(a)(ii).

(d) No Additional Right; Ratable Prepayment.  The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.05, and all notices given pursuant to this Section 2.05 shall be irrevocable and binding upon the Borrower.  Each payment of any Advance pursuant to this Section 2.05 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part, subject to Section 2.16(a)(ii).

Section 2.06 Repayment of Advances.  The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued interest thereon, on the Maturity Date or such earlier date as is required pursuant to Section 7.02 or Section 7.03.

Section 2.07 Letters of Credit.

(a) Commitment.  From time to time from the date of this Agreement until 30 days prior to the Maturity Date, at the request of the Borrower, the Issuing Lender shall, on the terms and conditions set forth in this Agreement (including, without limitation, the terms of Section 3.01), issue, increase, or extend the Expiration Date of, Letters of Credit for the account of the Borrower on any Business Day.  No Letter of Credit will be issued, increased, or extended:

(i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) $150,000,000 and (B) the lesser of (1) the aggregate Commitments minus the aggregate outstanding principal amount of all Advances at such time and (2) the Borrowing Base in effect at such time minus the aggregate outstanding principal amount of all Advances at such time;

(ii) if such Letter of Credit has an Expiration Date later than five days prior to the Maturity Date;

(iii) if such Letter of Credit has an Expiration Date later than one year after the date of issuance thereof or, if a Letter of Credit is issued in favor of the Texas Railroad Commission (the "Specified L/Cs"), the date fifteen months after the date of issuance or extension; provided that any such Letter of Credit with a one-year tenor may expressly provide that it is automatically renewable for additional one-year periods and any such Specified L/C may expressly provide that it is automatically renewable for additional fifteen-month periods, which, in either case, shall in no event extend beyond the date referred to in clause (ii) above;

(iv) unless such Letter of Credit Documents are in form and substance acceptable to the Issuing Lender in its sole discretion;

(v) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

(vi) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application;

(vii) unless such Letter of Credit is governed by (1) the ICC Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (2) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender; and

(viii) if the issuance of such Letter of Credit would violate one or more policies of the applicable Issuing Lender applicable to letters of credit generally; or

(ix) if such Letter of Credit is to be denominated in a currency other than Dollars.

If the terms of any Letter of Credit Application referred to in the foregoing clause (vi) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

(b) Participations.  Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender having a Commitment and each other Lender having a Commitment shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement.  The Issuing Lender shall promptly notify each such participant Lender having a Commitment by telephone, or telecopy of each Letter of Credit issued, increased, or extended or converted and the actual dollar amount of such Lender's participation in such Letter of Credit.

(c) Issuing.  Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application (or by telephone notice promptly confirmed in writing by a Letter of Credit Application), given not later than 11:00 a.m.  (New York time) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, and the Issuing Lender shall give to each other Lender prompt notice thereof by telephone, or telecopy.  Each Letter of Credit Application shall be delivered by facsimile or by mail specifying the information required therein; provided, that, if such Letter of Credit Application is delivered by facsimile, the Borrower shall follow such facsimile with an original by mail.  After the Issuing Lender's receipt of such Letter of Credit Application (by facsimile or by mail) and upon fulfillment of the applicable conditions set forth in Article III, the Issuing Lender shall issue, increase, or extend such Letter of Credit for the account of the Borrower.  Each Letter of Credit Application shall be irrevocable and binding on the Borrower.

(d) Reimbursement.

(i) Obligation.  The Borrower hereby agrees to pay on demand to the Issuing Lender an amount equal to any amount paid by the Issuing Lender under any Letter of Credit.  In the event the Issuing Lender makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, the Issuing Lender shall give the Administrative Agent notice of the Borrower's failure to make such reimbursement and the Administrative Agent shall promptly notify each Lender having a Commitment of the amount necessary to reimburse the Issuing Lender.  Upon such notice from the Administrative Agent, each Lender shall promptly reimburse the Issuing Lender for such Lender's Pro Rata Share of such amount, and such reimbursement shall be deemed for all purposes of this Agreement to be an Advance to the Borrower transferred at the Borrower's request to the Issuing Lender.  If such reimbursement is not made by any Lender to the Issuing Lender on the same day on which the Administrative Agent notifies such Lender to make reimbursement to the Issuing Lender hereunder, such Lender shall pay interest on its Pro Rata Share thereof to the Issuing Lender at a rate per annum equal to the Federal Funds Rate.  The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat such reimbursements to the Issuing Lender as Reference Rate Advances under a Borrowing requested by the Borrower to reimburse the Issuing Lender which have been transferred to the Issuing Lender at the Borrower's request.

(ii) Lenders' Obligations.  Each Lender's obligation to make Advances or to purchase and fund risk participations in Letters of Credit pursuant to this Section 2.07(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Parent, any Loan Party, or any other Person for any reason whatsoever, (b) the occurrence or continuance of a Default, or (c) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to pay the Reimbursement Obligations together with interest as provided herein.  Nothing herein is intended to release the Borrower's obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor.  The making of any Borrowing under Section 2.07(d)(i) shall not constitute a cure or waiver of any Default or Event of Default caused by a Borrower's failure to comply with the provisions of this Agreement or the Letter of Credit Application, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder.

(e) Obligations Unconditional.  The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of, or any consent to or departure from, any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents, or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower's rights under Section 2.07(f).

(f) Liability of Issuing Lender.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

(iii) payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER'S OWN NEGLIGENCE),

except that, notwithstanding the provisions in paragraphs (e) or (f) of this Section 2.07, the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which a court of competent jurisdiction determines in a final, non-appealable judgment were caused by the Issuing Lender's willful misconduct or gross negligence.  In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(g) Cash Collateral Account.

(i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.05(b), 2.07(h), 2.16(a)(v), 2.17, 7.02(b), 7.03(b) or otherwise, then the Borrower and the Issuing Lender shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent's standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent a first priority security interest in such account and the funds therein.  The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

(ii) So long as no Default or Event of Default exists, (A) the Administrative Agent may apply the funds held in the Cash Collateral Account only to the reimbursement of any Letter of Credit Obligations which are Reimbursement Obligations, and (B) the Administrative Agent shall release to the Borrower at the Borrower's written request any funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the Letter of Credit Exposure.  During the existence of any Event of Default, the Administrative Agent may apply any funds held in the Cash Collateral Account to the Obligations in any order determined by the Administrative Agent, regardless of any Letter of Credit Exposure that may remain outstanding.  The Administrative Agent may in its sole discretion at any time release to the Borrower any funds held in the Cash Collateral Account.

(iii) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own Property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(h) Defaulting Lender.  If, at any time, a Defaulting Lender exists hereunder, then, at the request of the applicable Issuing Lender, the Borrower shall cash collateralize the Fronting Exposure of such Issuing Lender with respect to such Defaulting Lender (determined after giving effect to Section 2.15 and Section 2.16 and any Cash Collateral provided by such Defaulting Lender) with respect to the Defaulting Lender in an amount equal to 105% of the outstanding Letter of Credit Exposure.  If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such cash collateral is less than 105% of the outstanding Letter of Credit Exposure, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).

(i) Grant of Security Interest.  To the extent provided by any Defaulting Lender pursuant to Section 2.16, such Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such cash collateral as security for the Defaulting Lenders' obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below.  Such Defaulting Lender shall execute any documents and agreements, including the Administrative Agent's standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish such cash collateral account and to grant the Administrative Agent, for the benefit of the Issuing Lenders, a first priority security interest in such account and the funds therein.

(ii) Application.  Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.07(h) or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender's obligation to fund participations in respect of Letters of Credit Obligations (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement.  Cash collateral (or the appropriate portion thereof) provided to reduce the applicable Issuing Lender's Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section 2.07(h) following (1) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (2) the determination by the Administrative Agent and the applicable Issuing Lender that there exists excess cash collateral; provided that, subject to Section 2.16, the Person providing cash collateral and the applicable Issuing Lender may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(i) Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Loan Party, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender.  Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary of a Loan Party inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries of a Loan Party.

Section 2.08 Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Commitment a commitment fee at a per annum rate equal to the Commitment Fee Rate on the average daily Unused Commitment Amount of such Lender, from the date of this Agreement until the Commitment Termination Date.  The commitment fees shall be due and payable quarterly in arrears on the last day of each March, June, September, and December through and including the Commitment Termination Date.

(b) Letter of Credit Fees.

(i) The Borrower agrees to pay (A) to the Administrative Agent for the pro rata benefit of the Lenders having a Commitment a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the greater of (y) a per annum rate equal to the Applicable Margin then in effect for Eurodollar Rate Advances on the average daily face amount of such Letter of Credit for the period such Letter of Credit is to be outstanding and (z) $500.00, and (B) to the Issuing Lender, a fronting fee for each Letter of Credit equal to 0.125% per annum on the face amount of such Letter of Credit.  Each such fee shall be payable annually in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension.

(ii) The Borrower also agrees to pay to the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit.

(c) Other Fees.  The Borrower agrees to pay the fees described in the Fee Letter to the Administrative Agent for the benefit of the parties specified in the Fee Letter.

Section 2.09 Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a) Reference Rate Advances.  If such Advance is a Reference Rate Advance, a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each March, June, September, and December and on the date such Reference Rate Advance shall be paid in full.

(b) Eurodollar Rate Advances.  If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period and, in the case of any Interest Period longer than three months in duration, on the third monthly anniversary of the beginning of such Interest Period as well as the last day of such Interest Period.

(c) Additional Interest on Eurodollar Rate Advances.  The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance.  Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

(d) Usury Recapture.

(i) If, with respect to any Lender or the Issuing Lender, the effective rate of interest contracted for under the Loan Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Lender or Issuing Lender, as applicable, hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender or Issuing Lender, as applicable, under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the "Lost Interest") has been recaptured by such Lender or Issuing Lender, as applicable.

(ii) If, when the loans and reimbursement obligations made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Lender or Issuing Lender, as applicable, pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans and other credit extensions made hereunder by such Lender or Issuing Lender, as applicable, the interest rates charged under Section 2.09 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender or Issuing Lender, as applicable, the amount of the Lost Interest remaining to be recaptured by such Lender or Issuing Lender, as applicable.

(iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE LOAN DOCUMENTS TO THE CONTRARY, IT IS THE INTENTION OF EACH LENDER, THE ISSUING LENDER AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS.  ACCORDINGLY, IF ANY LENDER OR THE ISSUING LENDER CONTRACTS FOR, CHARGES, OR RECEIVES ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY AND, IF PREVIOUSLY PAID, SHALL AT SUCH LENDER'S OR THE ISSUING LENDER'S OPTION, AS APPLICABLE, BE APPLIED TO THE OUTSTANDING AMOUNT OF THE LOANS MADE HEREUNDER BY SUCH LENDER OR REIMBURSEMENT OBLIGATIONS DUE HEREUNDER, AS APPLICABLE, OR BE REFUNDED TO THE BORROWER.

Section 2.10 Payments and Computations.

(a) Payment Procedures.  The Borrower shall make each payment under this Agreement not later than 11:00 a.m.  (New York time) on the day when due in Dollars to the Administrative Agent at 1221 Avenue of the Americas, New York, New York 10020 (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds without deduction, setoff, or counterclaim of any kind.  The Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Lender, or a specific Lender pursuant to Section 2.08(c), 2.09(c), 2.12, 2.13, 2.14, 9.04, 9.05, or 9.06, but after taking into account payments effected pursuant to Section 7.04) in accordance with each Lender's pro rata share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or the Issuing Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) Computations.  All computations of interest based on the Reference Rate and of fees (other than Letter of Credit fees) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate and Letter of Credit fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

(c) Non-Business Day Payments.  Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(d) Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.11 Sharing of Payments, Etc.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, subject to Section 2.16(a)(i), provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in the Letter of Credit Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.12 Breakage Costs.  If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, whether as a result of any payment pursuant to Section 2.05, the acceleration of the maturity of the Obligations pursuant to Article VII, or otherwise, (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, (c) the Borrower fails to convert any Eurodollar Rate Advance into a Base Rate Advance on the date specified in any notice delivered pursuant hereto, or (d) Borrower fails to borrow, convert or continue any Eurodollar Rate Advance on the dated specified in any notice delivered pursuant hereto, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including any loss (but excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 2.13 Increased Costs.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate Reserve Percentage) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any loan or of maintaining its obligation to make any Eurodollar Rate Advance (or of maintaining its obligation to make any such Advance), or to increase the cost to such Lender, the Issuing Lender, or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender, or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender, or such other Recipient the Borrower will pay to such Lender, the Issuing Lender, or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

(c) Mitigation.  If any Lender requests compensation under this Section 2.13, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Error! Reference source not found., then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with any such designation or assignment.  A Lender shall not be required to make any such delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such delegation cease to apply.

(d) Certificates for Reimbursement.  A certificate of a Lender or the Issuing Lender setting forth the reason or reasons and the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such lender's or Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.14 Taxes.

(a) Defined Terms.  For purposes of this Section 2.14, the term "Lender" includes the Issuing Lender and the term "applicable law" includes FATCA.

(b) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) INDEMNIFICATION BY THE BORROWER.  THE BORROWER SHALL INDEMNIFY EACH RECIPIENT, WITHIN 10 DAYS AFTER DEMAND THEREFOR, FOR THE FULL AMOUNT OF ANY INDEMNIFIED TAXES (INCLUDING INDEMNIFIED TAXES IMPOSED OR ASSERTED ON OR ATTRIBUTABLE TO AMOUNTS PAYABLE UNDER THIS SECTION) PAYABLE OR PAID BY SUCH RECIPIENT OR REQUIRED TO BE WITHHELD OR DEDUCTED FROM A PAYMENT TO SUCH RECIPIENT AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY.  A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR LIABILITY DELIVERED TO THE BORROWER BY A LENDER (WITH A COPY TO THE ADMINISTRATIVE AGENT), OR BY THE ADMINISTRATIVE AGENT ON ITS OWN BEHALF OR ON BEHALF OF A LENDER, SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR.

(e) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 2.13(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e)

(f) Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(b) executed originals of IRS Form W-8ECI;

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(d) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iii) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds.  If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party's obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.15 Replacement of Lenders.  If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.13(c), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then (x) the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent and (y) the Administrative Agent may, in the case of a Defaulting Lender, upon notice to such Lender and the Borrower, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.08), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) as to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 2.13;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable law; and

(e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Solely for purposes of effecting the assignment required for a Defaulting Lender under this Section 2.15 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Assumption required hereunder if such Lender was a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

Section 2.16 Defaulting Lenders.

(a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law.

(i) Waivers and Amendments.  Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of "Majority Lenders", "Required Lenders" and "Super-Majority Lenders".

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.04 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, to cash collateralize the Issuing Lender's Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.07; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Advances under this Agreement and (y) cash collateralize the Issuing Lender's future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.07; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letters of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit Obligations were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letters of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letters of Credit owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(1) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);

(2) Each Defaulting Lender shall be entitled to receive letter of credit fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.13.

(3) With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (1) or (2) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender's Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender's participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender's Commitment) but only to the extent that such reallocation does not cause the aggregate Commitments of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

(v) Cash Collateral.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Lender's Fronting Exposure in accordance with the procedures set forth in Section 2.07.

(b) Defaulting Lender Cure.  If the Borrower, the Administrative Agent and Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable credit facility (without giving effect to Section 2.16(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

(c) New Letters of Credit.  So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.17 Right to Give Drawdown Notices.  In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.03 in such amounts and at such times as may be required to (i) reimburse an outstanding disbursement made with respect to a Letter of Credit, or (ii) deposit into the Cash Collateral Account any amount required under Section 2.16(a)(v).

ARTICLE III
CONDITIONS OF LENDING

Section 3.01 Conditions Precedent to Initial Borrowings and the Initial Letter of Credit.  The obligations of each Lender to make its initial Advance and the Issuing Lender to issue any initial Letter of Credit shall be subject to the conditions precedent that:

(a) Documentation.  The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, the Issuing Lender and the Lenders, and, where applicable, in sufficient copies for each Lender:

(i) this Agreement, a Note payable to the order of each requesting Lender in the amount of its Commitment, the Security Agreements, the Guaranties, the Pledge Agreements, the Parent Pledge Agreement, the Mortgages encumbering at least 85% of the PV-10 of the Borrower's and its Subsidiaries' Proven Reserves and Oil and Gas Properties (as set forth in the Initial Engineering Report) in connection therewith, account control agreements required pursuant to Section 5.13 and each of the other Loan Documents, and all attached exhibits and schedules;

(ii) a favorable opinion of (A) the Parent's, the Borrower's and the Guarantors' primary counsel dated as of the date of this Agreement in form and covering such matters as the Administrative Agent may reasonably request, and (B) the Borrower's and its Subsidiaries' local counsel dated as of the date of this Agreement in form and covering such matters as the Administrative Agent may reasonably request;

(iii) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of the Borrower of (A) the resolutions of the board of directors or managers (or other applicable governing body) of the Borrower approving the Loan Documents to which the Borrower is a party, (B) the articles or certificate (as applicable) of incorporation (or organization) and bylaws, limited liability company agreement, operating agreement, limited partnership agreement or other governing documents of the Borrower, an (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, and the other Loan Documents;

(iv) certificates of a Responsible Officer or the secretary or an assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, Notices of Borrowing, Notices of Conversion or Continuation, and the other Loan Documents to which the Borrower is a party;

(v) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of Guarantor of (A) the resolutions of the board of directors or managers (or other applicable governing body) of such Guarantor approving the Loan Documents to which it is a party, (B) the articles or certificate (as applicable) of incorporation (or organization) and bylaws, limited liability company agreement, operating agreement, limited partnership agreement or other governing documents of such Guarantor, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, the Security Instruments, and the other Loan Documents to which such Guarantor is a party;

(vi) a certificate of a Responsible Officer or the secretary or an assistant secretary of each Guarantor certifying the names and true signatures of officers of such Guarantor authorized to sign the Guaranty, Security Instruments and the other Loan Documents to which such Guarantor is a party;

(vii) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of the Parent of (A) the resolutions of the Board of Directors of the Parent approving the Loan Documents to which the Parent is a party, (B) the articles or certificate of incorporation and the bylaws of the Parent, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Parent Pledge and the other Loan Documents to which the Parent is a party;

(viii) certificates of a Responsible Officer or the secretary or an assistant secretary of the Parent certifying the names and true signatures of the officers of the Parent authorized to sign the Parent Pledge and the other Loan Documents to which the Parent is a party;

(ix) a certificate dated as of the Closing Date from a Responsible Officer of the Borrower stating that (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof); (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.01 have been met;

(x) appropriate UCC-1 and UCC-3, as applicable, Financing Statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

(xi) property insurance certificates naming the Administrative Agent loss payee and liability insurance certificates and endorsements naming the Administrative Agent as additional insured, as applicable, and evidencing insurance which meets the requirements of this Agreement and the Security Instruments, and otherwise satisfactory to the Administrative Agent;

(xii) the Initial Engineering Report;

(xiii) stock, membership or partnership certificates required in connection with the Parent Pledge Agreement and the Pledge Agreements and stock powers executed in blank for each such stock certificate;

(xiv) [Reserved].

(xv) certificates of good standing and existence for the Parent and each Loan Party in (a) the state, province or territory in which each such Person is organized and (b) each state, province or territory in which such good standing is necessary, which certificates shall be dated a date not earlier than 30 days prior to the date hereof; and

(xvi) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or any Lender may reasonably request.

(b) Payment of Fees.  On the date of this Agreement, the Borrower shall have paid the fees required by Section 2.08(c) and all costs and expenses that have been invoiced and are payable pursuant to Section 9.04.

(c) Delivery of Financial Information.  The Administrative Agent and the Lenders shall have received true and correct copies of (i) the Financial Statements, and (ii) such other financial information as the Lenders may reasonably request.

(d) Security Instruments.  The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent and the Lenders to be reasonably satisfied that the Administrative Agent (for its benefit and the benefit of the Secured Parties) shall have an Acceptable Security Interest in the Collateral (which shall include at least 85% of the PV-10 of the Borrower's and its Subsidiaries' Proven Reserves and Oil and Gas Properties (as set forth in the Initial Engineering Report)) and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.

(e) Title.  The Administrative Agent shall be satisfied in its reasonable discretion with the title to the Oil and Gas Properties included in the Borrowing Base and that such Oil and Gas Properties constitute at least 80% of the PV-10 of the Borrower's and its Subsidiaries' Proven Reserves and Oil and Gas Properties (as set forth in the Initial Engineering Report) as determined by the Administrative Agent in its reasonable discretion.

(f) Environmental.  The Administrative Agent shall be satisfied in its reasonable discretion with the condition of the Oil and Gas Properties with respect to the Borrower's and the Guarantors' compliance with Environmental Laws.

(g) No Default.  No Default shall have occurred and be continuing.

(h) Representations and Warranties.  The representations and warranties contained in Article IV and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof).

(i) Material Adverse Change.  No event or circumstance that could reasonably be expected to cause a Material Adverse Change shall have occurred.

(j) No Proceeding or Litigation; No Injunctive Relief.  No action, suit, investigation or other proceeding (including the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection (A) any of the Oil and Gas Properties or other Properties of any of the Borrower and its Subsidiaries or (B) with this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(k) Consents, Licenses, Approvals, etc.  The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all material consents, licenses and approvals required in accordance with applicable Legal Requirements, or in accordance with any document, agreement, instrument or arrangement (A) to which the Borrower, any Guarantor or any of their respective Subsidiaries or the Parent is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the other Loan Documents or (B) to which the Parent is a party in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the other Loan Documents.  In addition, the Borrower, the Guarantors and their respective Subsidiaries and the Parent shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower, such Guarantors and such Subsidiaries and of the Parent and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

(l) Material Contracts.  The Borrower shall have delivered to the Administrative Agent copies of the Management Services Agreement and of all Material Contracts listed on the attached Schedule 4.21.

(m) Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the Borrower in the form of Exhibit F, with appropriate insertions and executed by a duly authorized Responsible Officer of the Borrower.

(n) USA Patriot Act.  The Borrower has delivered to each Lender that is subject to the Act such information requested by such Lender in order to comply with the Act.

(o) Projections.  The Administrative Agent has received satisfactory projections on a quarterly basis for the Borrower through December 31, 2015 prior to the Closing Date.

(p) Tamar Royalties.  (i) The Parent has delivered to the Administrative Agent a copy, certified by a Responsible Officer of the Parent, of the Tamar Royalties Loan Agreement, (ii) the terms and conditions thereof shall be reasonably satisfactory to the Administrative Agent and the Lenders, (iii) the Administrative Agent shall have received sufficient evidence that the Related Party Debt has been paid in full, (iv) the Administrative Agent shall have received sufficient evidence that all obligations under the Tamar Royalty Loan Agreement and all other certificates, documents and agreements (including any guarantees or collateral documents) executed in connection with the Tamar Royalty Loan Agreement are non-recourse to the Loan Parties and (v) the Administrative Agent shall have received sufficient evidence that the Parent's Equity Interest in the Borrower is not subject to any Lien or other restriction under the Tamar Royalty Loan Agreement and any other certificate, document or agreement (including any guarantee or collateral document) executed in connection with the Tamar Royalty Loan Agreement.

Section 3.02 Conditions Precedent to All Borrowings.  The obligation of each Lender to make an Advance on the occasion of each Borrowing and of the Issuing Lender to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit:

(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or on the date of such issuance, increase, or extension of such Letter of Credit, as applicable, such statements are true):

(i) the representations and warranties contained in Article IV of this Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

(ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, or would result from the issuance, increase, or extension of such Letter of Credit;

(b) the Administrative Agent shall have received such other approvals, opinions, or documents reasonably deemed necessary or desirable by any Lender as a result of circumstances occurring after the date of this Agreement, as any Lender through the Administrative Agent may reasonably request; and

(c) for purposes of the first to occur of the initial Advance and the initial Letter of Credit only, (i) the Borrower shall have entered into Hedge Contracts hedging at least 75% of the anticipated production volumes of crude oil attributable to PDP Reserves of the Borrower and its Subsidiaries (as set forth in the Initial Engineering Report) for the period commencing on the Initial Funding Date through and including the date that is two (2) years after the Initial Funding Date and (ii) the Borrower shall have delivered a supplement to Schedule 4.20 hereof updating Schedule 4.20 to include the Hedge Contracts required by this Section 3.02(c).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

Section 4.01 Existence; Subsidiaries.  The Borrower is a limited liability company duly incorporated, validly existing and in good standing under the laws of Texas.  The Borrower is a limited liability company in good standing and qualified to do business in each other jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  Each Subsidiary of the Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change, in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification.  As of the date of this Agreement, Schedule 4.01 sets forth the capital structure of the Borrower and the Subsidiaries of the Borrower.

Section 4.02 Power.  The execution, delivery, and performance by the Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party and by the Guarantors of the Guaranties and the other Loan Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower's and such Guarantors' governing powers, (b) have been duly authorized by all necessary governing action, (c) do not contravene (i) the Borrower's or any Guarantor's certificate or articles of incorporation, bylaws, limited liability company agreement, or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Guarantor, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.  At the time of each Advance and the issuance, extension or increase of a Letter of Credit, such Advance and such Letter of Credit, and the use of the proceeds of such Advance and such Letter of Credit, will be within the Borrower's governing powers, will have been duly authorized by all necessary governing action, will not contravene (i) the Borrower's articles or certificate of incorporation or formation, as applicable, or other organizational documents or (ii) any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 4.03 Authorization and Approvals.  No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by the Borrower of this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party or by each Guarantor of its Guaranty or the other Loan Documents to which it is a party or the consummation of the transactions contemplated thereby.  At the time of each Borrowing and each issuance, increase or extension of a Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or such issuance, increase or extension of such Letter of Credit or the use of the proceeds of such Borrowing or such Letter of Credit.

Section 4.04 Enforceable Obligations.  This Agreement, the Notes, and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and the Guaranties and the other Loan Documents to which each Guarantor is a party have been duly executed and delivered by such Guarantors.  Each Loan Document is the legal, valid, and binding obligation of the Borrower and any Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable Debtor Relief Laws and by general principles of equity.

Section 4.05 Financial Statements.

(a) The Borrower has delivered to the Administrative Agent and the Lenders copies of the Financial Statements, and the Financial Statements present fairly the financial condition of Borrower and its Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.  As of the date of the Financial Statements, there were no material contingent obligations, liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower, except as disclosed therein in accordance with GAAP and adequate reserves for such items have been made in accordance with GAAP.

(b) All projections and estimates furnished by the Borrower were prepared in good faith on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections and estimates were furnished.

(c) Since December 31, 2014, no event or circumstance that could reasonably be expected to cause a Material Adverse Change has occurred.

(d) As of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has any Debt other than the Debt under this Agreement and any other Debt listed on Schedule 4.05.

Section 4.06 True and Complete Disclosure.  All  factual information (excluding projections and estimates and any factual information set forth in the Financial Statements as to which Section 4.05 shall apply) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Guarantors in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such  factual information hereafter furnished by or on behalf of the Borrower and the Guarantors in writing to the Administrative Agent or any of the Lenders shall be, true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.  All projections and estimates furnished by the Borrower (including the projections and assumptions set forth in the Initial Engineering Report) were prepared in good faith on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections and estimates were furnished.

Section 4.07 Litigation; Compliance with Laws.

(a) Other than as set forth in Schedule 4.07, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of the Guarantors before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document.  Additionally, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding instituted against the Borrower or any of the Guarantors which seeks to adjudicate the Borrower or any of the Guarantors as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b) The Borrower and its Subsidiaries have complied in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

Section 4.08 Use of Proceeds.  The proceeds of the Advances will be used by the Borrower for the purposes described in Section 5.09.  No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.09 Investment Company Act.  Neither the Borrower nor any of the Guarantors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 4.10 Federal Power Act.  No Loan Party and no Subsidiary of a Loan Party is subject to regulation under the Federal Power Act, as amended or any other Legal Requirement which regulates the incurring by such Person of Debt, including Legal Requirements relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 4.11 Taxes.

(a) Reports and Payments.  All Returns (as defined below in clause (c) of this Section 4.11) required to be filed by or on behalf of the Borrower, the Guarantors, or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct in all material respects; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of Taxes (i) for which reserves reflected in the Financial Statements or subsequent financial statements delivered under Section 5.06 and (ii) that are being contested in good faith.  Except as set forth in Schedule 4.11, the reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person.

(b) Taxes Definition.  "Taxes" in this Section 4.11 shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on or with respect to any such assessment).

(c) Returns Definition.  "Returns" in this Section 4.11 shall mean any federal, state, local, or foreign report, estimate, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

Section 4.12 Pension Plans.  All Plans are in compliance in all material respects with all applicable provisions of ERISA.  No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code.  No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2014, no unpaid minimum required contribution exists, and there has been no excise tax imposed under Section 4971 of the Code.  No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code.  The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits.  Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability.  As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.  Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.13 Title; Condition of Property; Casualties.  Each of the Borrower and the Guarantors has good and defensible title to all of its Properties free and clear of all Liens except for Permitted Liens.  The material Properties used or to be used in the continuing operations of the Borrower and each of the Guarantors are in operable working condition, ordinary wear and tear excepted.  Since December 31, 2014, neither the business nor the material Properties of the Borrower and each of the Guarantors, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy.  With respect to each Engineering Report delivered, including the Initial Engineering Report, as of the date of such Engineering Report, (a) the Borrower and its Subsidiaries own the Oil and Gas Properties specified therein and such Oil and Gas Properties are free and clear of any Liens (except Permitted Liens), (b) the Proven Reserves that are categorized as PDP Reserves identified therein was developed for Hydrocarbons, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells ("Wells"), were each producing Hydrocarbons in paying quantities, except for Wells that were utilized as water or gas injection wells or as water disposal wells, (c) the descriptions of quantum and nature of the record title and beneficial interests of the Borrower and its Subsidiaries set forth in such Engineering Report include the entire record title and beneficial interests of the Borrower in such Oil and Gas Properties, are complete and accurate in all material respects, and take into account all Permitted Liens, (d) except as disclosed in the Engineering Report, there are no "back-in" or "reversionary" interests held by third parties which could reduce the interests of the Borrower in such Oil and Gas Properties as set forth in the Engineering Report, and (e) no operating or other agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound affecting any part of such Oil and Gas Properties requires the Borrower or any of its Subsidiaries to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of the Borrower or any of its Subsidiaries in such portion of the such Oil and Gas Properties as set forth in such Engineering Report, except in the event the Borrower or any of its Subsidiaries is obligated under an operating agreement to assume a portion of a defaulting or non-consenting party's share of costs.

Section 4.14 No Burdensome Restrictions; No Defaults.

(a) Neither the Borrower nor any Guarantor is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable Legal Requirement that could reasonably be expected to cause a Material Adverse Change.  Neither the Borrower nor any of its Subsidiaries is in default (i) under or with respect to any contract, agreement, lease, or other instrument to which the Borrower or any Subsidiary is a party and which default could reasonably be expected to cause a Material Adverse Change or (ii) under any agreement in connection with any Debt.  Neither the Borrower nor any of its Subsidiaries has received any notice of default under any material contract, agreement, lease, or other instrument to which the Borrower or such Subsidiary is a party.

(b) No Default has occurred and is continuing.

Section 4.15 Environmental Condition.

(a) Permits, Etc.  The Borrower and the Guarantors, or to the extent that the right of operation is vested in others, to the knowledge of the Borrower and the Guarantors after due inquiry, such operators on behalf of the Borrower and the Guarantors, (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses except where the failure to obtain such Environmental Permit could not reasonably be expected to cause a Material Adverse Change; (ii) have at all times been and are in compliance with all terms and conditions of such Permits and with all other requirements of applicable Environmental Laws except where the failure to be in compliance could not reasonably be expected to cause a Material Adverse Change; (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Permit that has not been resolved or that could reasonably be expected to cause a Material Adverse Change; and (iv) are not subject to any actual or, to the knowledge of the Borrower and the Guarantors after due inquiry, contingent Environmental Claim, which could reasonably be expected to cause a Material Adverse Change.

(b) Certain Liabilities.  To the Borrower's actual knowledge, none of the present or previously owned or operated Property of the Borrower or any Guarantor or of any of their former Subsidiaries, wherever located: (i) except as set forth in Schedule 4.07, has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of the Guarantors, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

(c) Certain Actions.  Without limiting the foregoing: (i) all necessary and material notices have been properly filed, and no further material action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower or the Guarantors (or to the extent that the right of operation is vested in others, undertaken by such operators on behalf of the Borrower or the Guarantors), or any of their former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Borrower's knowledge, future liability, if any, of the Borrower and the Guarantors which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.16 Permits, Licenses, Etc.  The Borrower and the Guarantors possess all authorizations, Permits (other than permits under Environmental Law), licenses, patents, patent rights or licenses, trademarks, trademark rights, trade name rights and copyrights which are material to the conduct of their business.  Except with respect to any Environmental Law, the Borrower and the Guarantors manage and operate their business in all material respects in accordance with all applicable Legal Requirements and good industry practices.

Section 4.17 Gas Contracts.  Other than as set forth in Schedule 4.17, neither the Borrower nor any of the Guarantors: (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Borrower's and its Subsidiaries' Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (b) has produced gas, in any material amount, subject to, and none of the Borrower's and the Guarantors' Oil and Gas Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, in each case other than in the ordinary course of business and which prepayments and balancing rights, in the aggregate, do not result in the Borrower or any Guarantor having net aggregate liability at any time in excess of an amount equal to 3% of the Proven Reserves categorized as "proved, developed and producing" on the most recently delivered Engineering Report.

Section 4.18 Liens, Titles, Leases, Etc.  None of the Property of the Borrower or any of the Guarantors is subject to any Lien other than Permitted Liens.  On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Instruments will have been made, obtained and taken in all relevant jurisdictions.  All Leases and material agreements for the conduct of business of the Borrower and the Guarantors are valid and subsisting, in full force and effect and there exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default under any such Leases or agreements which could reasonably be expected to cause a Material Adverse Change.  Neither the Borrower nor any of the Guarantors is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to secure the Obligations against their respective assets or Properties.

Section 4.19 Solvency and Insurance.  Before and after giving effect to the making of the initial Advances, each of the Borrower and its Subsidiaries is Solvent.  Additionally, each of the Borrower and its Subsidiaries carry insurance required under Section 5.02.

Section 4.20 Hedging Agreements.

(a) Schedule 4.20 sets forth, as of the date hereof, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements, and any other Hedge Contract, in each case of the Borrower and each Guarantor, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

(b) After giving effect to the supplement required by Section 3.02(c) here, Schedule 4.20 sets forth, as of the Initial Funding Date, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements (including those required pursuant to Section 3.02(c)), and any other Hedge Contract, in each case of the Borrower and each Guarantor, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 4.21 Material Contracts.  Schedule 4.21 sets forth a complete and correct list of all Material Contracts in existence on the date hereof.  Except as detailed otherwise in Schedule 4.21, the Borrower has heretofore delivered to the Administrative Agent and the Lenders a complete and correct copy of all such Material Contracts, including any modifications or supplements thereto, as of the Closing Date.

Section 4.22 Flood Insurance.  Except as disclosed in writing to the Administrative Agent, no Loan Party owns any Improved Property with a fair market value or book value exceeding $200,000.  The Borrower and its Subsidiaries have obtained and provided evidence to the Administrative Agent of all flood insurance required to be obtained under Section 5.02(c).

Section 4.23 Sanctions.  Neither the Borrower, nor any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction.

Section 4.24 Borrowing Base Assets.

(a) Pricing.  The prices being received by the Borrower and its Subsidiaries for the production of Hydrocarbons do not violate any material contract or any law or regulation.  Except as otherwise permitted herein, where applicable, all of the wells located on the Borrowing Base Assets and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

(b) Gas Regulatory Matters.  The Borrower and its Subsidiaries have filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission (the "FERC") thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

(c) Drilling Obligations.  Except as otherwise permitted hereunder, there are no obligations under any of the Borrowing Base Assets or contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Borrowing Base Assets in force and effect, except those under customary continuous operations provisions that may be found in one or more of the oil and gas and/or oil, gas and mineral leases.

(d) Allowables.  To the extent required hereunder, all production and sales of Hydrocarbons produced or sold from the Borrowing Base Assets have been made in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.  No Borrowing Base Assets of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time).

(e) Refund Obligations.  Neither the Borrower nor any Subsidiary of the Borrower has collected any proceeds from the sale of Hydrocarbons from the Borrowing Base Assets which are subject to any material refund obligation.

(f) Wells.  None of the wells comprising a part of the Borrowing Base Assets (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Legal Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary.

ARTICLE V
AFFIRMATIVE COVENANTS

So long as any Obligation or any Letter of Credit shall remain outstanding, any Letter of Credit Exposure shall exist, or any Lender shall have any Commitment hereunder, the Borrower agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants:

Section 5.01 Compliance with Laws, Etc.  The Borrower shall comply, and cause each of its Subsidiaries to comply, with all Legal Requirements except to the extent noncompliance could not reasonably be expected to result in a Material Adverse Change.  Without limiting the generality and coverage of the foregoing, the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrower, or any of its Subsidiaries do business. Notwithstanding the foregoing, this Section 5.01 shall not prevent the Borrower or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.  Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are material to the conduct of its business and (b) obtain, as soon as practicable, all consents or approvals required from the United States or any states of the United States (or other Governmental Authorities) necessary to grant the Administrative Agent an Acceptable Security Interest in the Borrower's and its Subsidiaries' Oil and Gas Properties.

Section 5.02 Maintenance of Insurance.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent covering such casualties, risks, perils, liabilities and other hazards reasonably required by the Administrative Agent.  In addition, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements regarding insurance contained in the Security Instruments.  The Borrower may elect to cover such casualties, risks, perils, liabilities and other hazards reasonably required by the Administrative Agent through insurance policies procured and maintained by the Parent so long as the Parent pledges such insurance policies to the Administrative Agent for the benefit of the Secured Parties as additional Collateral and delivers all certificates and endorsements required pursuant to clause (b) below.

(b) All certified copies of policies or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent.  All policies of insurance shall either have attached thereto a Lender's loss payable endorsement for the benefit of the Administrative Agent, as loss payee in form reasonably satisfactory to the Administrative Agent or shall name the Administrative Agent as an additional insured, as applicable.  The Borrower shall furnish the Administrative Agent with a certificate of insurance and, if applicable, an endorsement, or a certified copy of all policies of insurance required at closing, and simultaneously with the effectiveness of any new or replacement policy.  All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage.  In addition, all policies of insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of the Borrower, or a Subsidiary or any party holding under the Borrower or a Subsidiary which might otherwise result in a forfeiture of the insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrower and its Subsidiaries.  Without limiting the generality of the foregoing provisions, Administrative Agent will be named as an additional insured and will be provided a waiver of subrogation on the Borrower's general liability and umbrella policies.  All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days' prior written notice to the Administrative Agent and Borrower unless such is cancelled for non-payment of premium and then the Administrative Agent and Borrower will be given 10 days' notice of cancellation.  In the event that, notwithstanding the "lender's loss payable endorsement" requirement of this Section 5.02, the proceeds of any insurance policy described above are paid to the Borrower or a Subsidiary and any Obligations are outstanding, the Borrower shall deliver such proceeds to the Administrative Agent immediately upon receipt.

(c) If at any time any real property covered by a Security Instrument includes Improved Property located in an area designated as a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, (i) provide the Administrative Agent with a description of such Improved Property, including the address and legal description of such Improved Property and such other information as may be requested by the Administrative Agent to obtain a flood determination or otherwise satisfy its obligations under applicable Legal Requirements, (ii) obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time and (iii) provide evidence in form and substance satisfactory to the Administrative Agent of such flood insurance to the Administrative Agent.

(d) To the extent that insurance is carried by a third-party operator on behalf of any Loan Party, upon request by Administrative Agent, such Loan Party shall use its reasonable efforts to obtain and provide the Administrative Agent with copies of certificates of insurance showing such Loan Party as a named insured.

Section 5.03 Preservation of Existence, Etc.  The Borrower shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its partnership, corporate or limited liability company, as applicable, existence, rights, franchises, and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

Section 5.04 Payment of Taxes, Etc.  The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all Taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such Tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been established.

Section 5.05 Visitation Rights.  At any reasonable time and from time to time, upon reasonable notice, the Borrower shall, and shall cause its Subsidiaries to, permit the Administrative Agent and any Lender or any of their respective agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, the Borrower and any such Subsidiary, and (b) discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors.

Section 5.06 Reporting Requirements.  The Borrower shall furnish to the Administrative Agent and each Lender (unless otherwise provided below):

(a) Annual Financials.  As soon as available and in any event not later than 120 days after the end of each fiscal year (commencing with fiscal year ending December 31, 2015) of the Borrower and its Subsidiaries, on a consolidated basis, a certificate of a Responsible Officer of the Borrower certifying that attached thereto are true and correct copies of: (i) the audited annual consolidated statements of income, members’ equity, changes in financial position and cash flows of the Borrower and its Subsidiaries and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (provided that the consolidating statements will not be subject to a separate audit nor require notes) (without a "going concern" or like qualification and without any qualification as to the scope of their audit) setting forth in comparative form the audited consolidated figures as of the end of and for the previous fiscal year, all prepared in conformity with GAAP consistently applied and all as audited by MaloneBailey LLP or other certified public accountants reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Parent in connection with such audit, (ii) a certificate of such accounting firm to the Administrative Agent and the Lenders stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, on a consolidated basis, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (iii) a Compliance Certificate, as described in Section 5.06(c), (iv) a Production Report as described in Section 5.06(d), and (v) a Hedging Report as described in Section 5.06(e);

(b) Quarterly Financials.  As soon as available and in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with fiscal quarter ending June 30, 2015) of the Borrower and its Subsidiaries, on a consolidated basis, a certificate of a Responsible Officer of the Borrower certifying that attached thereto are true and correct copies of: (i) the unaudited consolidated statements of income, members’ equity, changes in financial position and cash flows of the Borrower and its Subsidiaries (provided that the consolidating statements will not require notes) for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, and setting forth in comparative form the consolidated figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified with respect to such consolidated statements (subject to the absence of footnotes and to year end audit adjustments) by an authorized Responsible Officer of the Borrower as having been prepared in accordance with GAAP and as fairly presenting, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP; (ii) a Compliance Certificate, as described in Section 5.06(c), (iii) a Production Report as described in Section 5.06(d), and (iv) a Hedging Report as described in Section 5.06(e);

(c) Compliance Certificate.  In connection with clauses (a) and (b) above, the Borrower shall deliver a Compliance Certificate executed by a Responsible Officer of the Borrower;

(d) Production Report.  In connection with clauses (a) and (b) above, the Borrower shall deliver a report in form and substance satisfactory to the Administrative Agent prepared by the Borrower covering each of the Oil and Gas Properties of the Borrower and its Subsidiaries and detailing on a quarterly basis (i) the production, revenue, price information and associated operating expenses for each such quarter, (ii) any changes to any producing reservoir (other than ordinary depletion), production equipment (other than ordinary wear and tear), or producing well (other than ordinary depletion) during each such quarter, which changes could reasonably be expected to cause a Material Adverse Change, and (iii) any sales of the Borrower's or any Subsidiaries' Oil and Gas Properties during each such quarter;

(e) Hedging Report. In connection with clauses (a) and (b) above, the Borrower shall deliver a report in form and substance satisfactory to the Administrative Agent prepared by the Borrower (i) setting forth in reasonable detail all Hydrocarbon Hedge Agreements to which any production of oil, gas or other Hydrocarbons from the Oil and Gas Properties of the Borrower and its Subsidiaries is then subject, together with a statement of the Borrower's position with respect to each such Hydrocarbon Hedge Agreement, and (ii) setting forth, to the extent not already described in clause (i), all Hedge Contracts of the Borrower and its Subsidiaries and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement, and (iii) demonstrating the Borrower's compliance with Section 5.15 and Section 6.14(b) hereof. If any such Hydrocarbon Hedge Agreement is terminated, modified, amended or altered prior to the end of its contractual term, or if there is an amendment, adjustment or modification of the price of any of the oil, gas or other Hydrocarbons produced from such Oil and Gas Properties that is subject to or established by a Hydrocarbon Hedge Agreement, the Borrower shall promptly notify the Administrative Agent and the Lenders.

(f) Annual Budget.  At the reasonable request of the Administrative Agent, in connection with clause (a) above, the Borrower shall deliver a copy of the Borrower's consolidated annual budget for the forthcoming fiscal year, including the Borrower's consolidated cash flow budget and operating budget, certified as such by a Responsible Officer of the Borrower.

(g) Improved Property. As soon as practicable following the acquisition (directly or indirectly) of any Improved Property (whether through a Subsidiary owning Improved Property or otherwise) with a fair market value or book value exceeding $1,000,000, a description of such Improved Property, including the address or legal description of such Improved Property and such other information as may be requested by the Administrative Agent to obtain a flood determination or otherwise satisfy its obligations under applicable Legal Requirements.

(h) Oil and Gas Reserve Reports.

(i) As soon as available but in any event on or before March 1 of each year, an Independent Engineering Report dated effective as of December 31 for the immediately preceding year;

(ii) As soon as available but in any event on or before September 1 of each year, an Internal Engineering Report dated effective as of the immediately preceding June 30;

(iii) Each Engineering Report delivered pursuant to Section 5.06(g)(i) or (ii) shall be accompanied by a certificate, executed by a Responsible Officer of the Borrower in the form of Exhibit K attached hereto, which (A) sets forth the Mortgaged Property Value, (B) either (y) demonstrates and certifies that the Mortgaged Property Value equals or exceeds 85% of the PV-10 of the Proven Reserves of the Borrower and its Subsidiaries as set forth in such Engineering Report or (z) demonstrates and certifies the amount by which the Mortgaged Property Value is less than 85% of the PV-10 of the Proven Reserves and Oil and Gas Properties in connection therewith of the Borrower and its Subsidiaries and agrees that the Borrower shall take all actions required under Section 5.11 hereof within the period required by such Section 5.11, and (C) certifies a true, correct and complete schedule of all Hedge Contracts of the Loan Parties, specifying the type of Hedge Contract, pricing arrangements, volume, expiration, counterparty, and such other information as may be reasonably requested by the Administrative Agent.

(iv) Such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base;

(v) With the delivery of each Engineering Report, a certificate from a Responsible Officer of the Borrower certifying that, to the best of his knowledge and in all material respects: (a) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in any such report are necessarily based upon professional opinions, estimates and projections, (b) the Borrower or its Subsidiary, as applicable, owns good and defensible title to the Oil and Gas Properties evaluated in such Engineering Report, and such Properties are subject to an Acceptable Security Interest (except to the extent any such Oil and Gas Properties are not required by the terms of this Agreement or any other Loan Documents to be subject to an Acceptable Security Interest) and are free of all Liens except for Permitted Liens, (c) except as set forth on an exhibit to the certificate, on a net basis there are no Gas Imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (d) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Required Lenders, (e) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Engineering Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (f) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower or to its Subsidiary, as applicable, from its Oil and Gas Properties, and (g) except as set forth on a schedule attached to the certificate, 85% of the PV-10 of the Proven Reserves and Oil and Gas Properties in connection therewith evaluated by such Engineering Report are pledged as Collateral for the Obligations and attached to the certificate is a schedule detailing compliance with Section 5.08;

(i) Defaults.  As soon as practicable and in any event within three days after (i) the occurrence of any Default or (ii) the occurrence of any default under any instrument or document evidencing Debt of the Borrower or any Subsidiary, in each case known to any officer of the Borrower or any of its Subsidiaries which is continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or default, as applicable, and the actions which the Borrower or such Subsidiary has taken and proposes to take with respect thereto;

(j) Termination Events.  As soon as practicable and in any event (i) within 30 days after (A) the Borrower knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, or (B) the Borrower acquires knowledge that any member of the Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 5 days after (A) the Borrower knows or has reason to know that any other Termination Event with respect to any Plan has occurred, or (B) the Borrower acquires knowledge that any of its Affiliates knows that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto;

(k) Termination of Plans.  Promptly and in any event within two (2) Business Days after (i) receipt thereof by the Borrower from the PBGC, or (ii) the Borrower acquires knowledge of any Controlled Group member's receipt thereof from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(l) Other ERISA Notices.  Promptly and in any event within five (5) Business Days after (i) receipt thereof by the Borrower from a Multiemployer Plan sponsor, or (ii) the Borrower acquires knowledge of any Controlled Group member's receipt thereof from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

(m) Environmental Notices.  Promptly and in any event within five (5) days after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of request, notice, summons or citation received from the Environmental Protection Agency, or any other Governmental Authority, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and could reasonably be expected to cause a Material Adverse Change, (ii) any action or omission on the part of the Borrower or any Subsidiary or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could result in the imposition of liability therefor that could reasonably be expected to cause a Material Adverse Change, including any information request related to, or notice of, potential responsibility under CERCLA, or (iii) the filing of a Lien upon, against or in connection with the Borrower or any Subsidiary or their former Subsidiaries, or any of their leased or owned Property, wherever located;

(n) Other Governmental Notices.  Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any Subsidiary, a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority;

(o) Material Changes.  Prompt written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change (other than global changes in the Oil and Gas Business or the world or U.S. economy generally) or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any of its Subsidiaries is a party or by which they or their Properties may be bound;

(p) Disputes, Etc.  Prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Borrower threatened, or affecting the Borrower, or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any of its Subsidiaries and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000 in the aggregate with all other such claims, judgments, Liens, or other encumbrances (other than a Permitted Lien) affecting such Property;

(q) Other Accounting Reports.  Promptly and in any event within five (5) Business Days after receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors (or other applicable governing body) of the Borrower or any Subsidiary of the Borrower, to such letter or report;

(r) Notices Under Other Loan Agreements.  Promptly and in any event within five (5) days after after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06;

(s) USA Patriot Act.  Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act; and

(t) Other Information.  Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request.

The Administrative Agent agrees to provide the Lenders with copies of any material notices and information delivered solely to the Administrative Agent pursuant to the terms of this Agreement.

Section 5.07 Maintenance of Property.  Subject to Section 6.04, the Borrower shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property in operable working condition, ordinary wear and tear excepted; and shall abstain, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.08 Agreement to Pledge.  The Borrower (a) shall, and shall cause each Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in all personal Property of the Borrower or any Subsidiary now owned or hereafter acquired, and (b) shall, and shall cause each Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in at least 85% of the PV-10 of the Proven Reserves and Oil and Gas Properties in connection therewith of the Borrower and its Subsidiaries based on its most recently delivered Engineering Report.

Section 5.09 Use of Proceeds.  The Borrower shall use the proceeds of the Advances to (a) provide for the acquisition, exploration and development, plugging and abandonment maintenance and production of Oil and Gas Properties, (b) provide for activities in the Oil and Gas Business, including those related to the oilfield services industry, and (c) other working capital and general corporate purposes including Acquisitions.  The Letters of Credit shall be used solely for the support of:  (i) hedging obligations incurred by Borrower and its Subsidiaries in the ordinary course of business, and (ii) other obligations incurred by Borrower and its Subsidiaries in the ordinary course of business.

Section 5.10 Title Opinions.  The Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title opinions and other title evidence that, when combined with the title information previously delivered to the Administrative Agent, covers at least 80% of the PV-10 of the Proven Reserves of the Borrower and its Subsidiaries as reasonably determined by the Administrative Agent, which title opinions shall be in form and substance acceptable to the Administrative Agent in its reasonable discretion.

Section 5.11 Further Assurances.  The Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement.  The Borrower hereby authorizes the Lenders or the Administrative Agent to file any financing statements without the signature of the Borrower to the extent permitted by applicable Legal Requirements in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents.  Borrower shall ensure that the Administrative Agent at all times has an Acceptable Security Interest in Oil and Gas Properties of the Borrower and its Subsidiaries in an amount not less than 85% of the PV-10 of the Proven Reserves and Oil and Gas Properties in connection therewith of the Borrower and its Subsidiaries as reasonably determined by the Administrative Agent. If any certificate delivered pursuant to Section 5.06(g) demonstrates that the Oil and Gas Properties of the Borrower and its Subsidiaries in which the Administrative Agent has an Acceptable Security Interest is less than 85% of the PV-10 of the Proven Reserves of the Borrower and its Subsidiaries, the Borrower shall, or shall cause its Subsidiaries to promptly, but in any event within 30 days of the delivery of such certificate, grant to the Administrative Agent an Acceptable Security Interest in additional Oil and Gas Properties of the Borrower or the Subsidiaries as necessary to cause the PV-10 of the Proven Reserves of the Borrower and its Subsidiaries in which Administrative Agent has an Acceptable Security Interest to equal or exceed 85% of the PV-10 of the Proven Reserves of the Borrower and its Subsidiaries. The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.

Section 5.12 Title Information and Cure.

(a) Within 30 days after notice from the Administrative Agent that title defects or exceptions (including defects or exceptions as to priority, but excluding Permitted Liens) exist with respect to any Oil and Gas Property such that the Administrative Agent no longer has reasonably satisfactory title information on at least 80% of the Oil and Gas Properties, then the Borrower shall do one or a combination of the following so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the Oil and Gas Properties: (i) cure any such title defects or exceptions, (ii) substitute acceptable Oil and Gas Properties having an equivalent or greater value with no title defects or exceptions other than Permitted Borrowing Base Liens or (iii) deliver title information in form and substance acceptable to the Administrative Agent.

Section 5.13 Deposit Accounts.  On and after July 30, 2015 (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower shall, and shall cause each of its Subsidiaries to, either (a) maintain each of their operating accounts and other deposit accounts with the Administrative Agent or (b) cause each bank account not with the Administrative Agent to be subject at all times to an account control agreement reasonably acceptable in form and substance to the Administrative Agent.

Section 5.14 Hedge Contracts.

(a) The Borrower shall maintain its position in the Hedge Contracts required pursuant to Section 3.02(c) hereof through their stated termination dates with minimum volumes and prices as set forth in Schedule 4.20, as supplemented pursuant to Section 3.02(c).

Section 5.15 Material Contracts.  The Borrower shall, and the Borrower shall cause each Subsidiary to, comply with all material terms, conditions, or covenants of any agreement or contract disclosed on Schedule 4.21 or other agreement to which the Borrower or any of the Borrower's Subsidiaries is a party or by which they or their Properties may be bound to the extent that non-compliance could reasonably be expected to cause a Material Adverse Change.

Section 5.16 Leases; Development and Maintenance.  The Borrower will, and will cause its Subsidiaries to:  (a) pay and discharge promptly, or cause to be paid and discharged promptly, all material rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the oil and gas leases and all other agreements and contracts constituting or affecting the Oil and Gas Properties of the Borrower and its Subsidiaries (except where the amount thereof is being contested in good faith by appropriate proceedings), (b) do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated, in all material respects, such Properties as a prudent operator would in accordance with industry standard practices and in compliance with all applicable proration and conservation Legal Requirements and any other Legal Requirements of every Governmental Authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other Hydrocarbons therefrom, and (c) maintain (or cause to be maintained), in all material respects, the Leases, wells, units and acreage to which the Oil and Gas Properties of the Borrower and its Subsidiaries pertain in a prudent manner consistent with industry standard practices.  To the extent that no Loan Party is the operator of any Oil and Gas Properties, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 5.16.

Section 5.17 Marketing Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the Subsidiaries that the Borrower or any Subsidiary has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no "position" is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 5.18 Subordination.  The Borrower will cause each Affiliate of the Parent or any Loan Party that operates any of the Borrower's or its Subsidiaries' Oil and Gas Properties to subordinate pursuant to agreements in form and substance satisfactory to the Administrative Agent, any Liens or other Liens in favor of such Person in respect of such Oil and Gas Properties to the Liens in favor of the Secured Parties.

Section 5.19 Commingling of Assets.  Each Loan Party will:

(a) refrain from commingling its assets with those of any other Person other than a Loan Party; and

(b) maintain separate accounts, financial statements, books and records from those of any other Person; provided that the Loan Parties may maintain consolidated financial statements.

Section 5.20 Keepwell.  The Borrower at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower's obligations under this Section 5.20 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower under this Section shall remain in full force and effect until termination of this Agreement, termination of all Hedge Contracts with such Persons, termination of all Letters of Credit, and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Obligations payable under this Agreement and under any other Loan Document.  The Borrower intends that this Section 5.20 constitute, and this Section 5.20 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

Section 5.21 Tamar Royalties.  At all times, the obligations under the Tamar Royalty Loan Agreement and all other certificates, documents and agreements (including any guarantees or collateral documents) executed in connection with the Tamar Royalty Loan Agreement shall be non-recourse to the Loan Parties.

ARTICLE VI
NEGATIVE COVENANTS

So long as any Obligation or any Letter of Credit shall remain outstanding, any Letter of Credit Exposure shall exist, or any Lender shall have any Commitment hereunder, the Borrower agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants:

Section 6.01 Liens, Etc.  The Borrower shall not create, assume, incur, or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume, or suffer to exist (all of which shall be referred to as "Permitted Liens"):

(a) Liens securing the Obligations;

(b) purchase money Liens or purchase money security interests upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business prior to or at the time of, or within 30 days after, the Borrower's or such Subsidiary's acquisition of such equipment; provided, that, the Debt secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other assets of the Borrower and its Subsidiaries, and (iii) is not increased in amount;

(c) Liens for Taxes, assessments, or other governmental charges or levies not yet due or as to which any grace period (not to exceed 60 days), if any, related thereto has not expired or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(d) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, suppliers, laborers, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided, that, such reserves as may be required by GAAP shall have been made therefor;

(e) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Borrower or the relevant Subsidiary to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if any reserves as may be required by GAAP shall have been made therefor;

(f) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments;

(g) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower;

(h) Liens arising under operating agreements, unitization and pooling agreements and orders, Farmout agreements, gas balancing agreements and other similar agreements, in each case that are customary in the Oil and Gas Business and that are entered into in the ordinary course of business that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto;

(i) easements, rights-of-way, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply;

(j) Liens in favor of landlords or lessors under operating leases or Capital Leases of a Loan Party; provided that (i) any such Lien shall secure only the obligations of such Loan Party arising under the applicable operating lease or Capital Lease, (ii) the Debt under such Capital Leases is permitted under Section 6.02 below, and (iii) any such Lien extends only to the assets that are financed by or leased pursuant to such operating lease or Capital Lease (or in the case of a Lease of premises, the Borrower's assets located on such premises);

(k) Liens on cash or securities pledged to secure performance of bids, tenders, performance bonds, surety and appeals bonds, letters of credit, or regulatory compliance or other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(l) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback granted in the ordinary course of business with respect to money or instruments of any of the Loan Parties on deposit with or in possession of such bank;

(m) Liens in favor of Persons financing unpaid insurance premiums so long as (i) such Liens are limited to insurance policies with respect to which such premiums are financed, and (ii) the obligations secured by such Liens do not exceed $1,000,000 in the aggregate;

(n) Judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default, provided that such Liens are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and a stay of enforcement of any such Liens is in effect; and

(o) Liens not otherwise permitted under this Agreement incurred in the ordinary course of business securing Debt in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

Section 6.02 Debts, Guaranties, and Other Obligations.  The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except:

(a) Debt of the Borrower and its Subsidiaries under the Loan Documents;

(b) Debt in the form of obligations for the deferred purchase price of Property or services incurred in the ordinary course of business which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established;

(c) Debt secured by the Liens permitted under Section 6.01(b); provided that the sum of such Debt and the unsecured Debt permitted under Section 6.02(i) does not exceed $1,000,000 at any time;

(d) Debt under Hydrocarbon Hedge Agreements or Interest Hedge Agreements which are not prohibited by the terms of Section 6.14; provided that (i) such Debt shall not be secured, other than such Debt owing to Swap Counterparties which are secured under the Loan Documents, and (ii) such Debt shall not obligate the Borrower or any of its Subsidiaries to any margin call requirements;

(e) Debt consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrower in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties;

(f) Intercompany Debt; provided that such Debt is subordinated to the Obligations on terms acceptable to the Administrative Agent in its sole discretion;

(g) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business if such Debt is extinguished within two (2) Business Days of incurrence and does not exceed $500,000;

(h) Debt incurred to finance the payment of any insurance premiums incurred in the ordinary course of business not to exceed $500,000 in the aggregate secured by Liens permitted under Section 6.01(m); and

(i) Debt not otherwise permitted under this Section 6.02, provided, that (i) such Debt is not secured by any Lien, and (ii) the aggregate amount of such Debt plus the aggregate amount of Debt permitted under Section 6.02(c) shall not exceed $1,000,000 at any time.

Section 6.03 Agreements Restricting Liens and Distributions.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.04 Merger or Consolidation; Asset Sales.

(a) The Borrower shall not, nor shall it permit any of its Subsidiaries, to merge or consolidate with or into any other Person other than the merger of a Loan Party with and into the Borrower or another Loan Party.

(b) The Borrower shall not, nor shall it permit any of its Subsidiaries to enter into or effect a Disposition of any of its Properties or to effect a Hedge Termination other than:

(i) the sale of Hydrocarbons in the ordinary course of business,

(ii) the Disposition of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable use,

(iii) Farmouts or term conveyances of undeveloped acreage or undeveloped geological formations and assignments in connection with such Farmouts or term conveyances,

(iv) so long as no Event of Default has occurred and is continuing, Dispositions of Oil and Gas Properties or any interest therein or Subsidiaries owning Oil and Gas Properties provided that (A) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, or any interest therein or Subsidiary subject of such Disposition (as reasonably determined by the Board of Directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (B) if such Disposition causes a Borrowing Base Reduction Event, the Borrower shall make any mandatory prepayments required by Section 2.05(b)(ii), and (C) if any such Disposition is of a Subsidiary owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Subsidiary (or such Subsidiary shall be dissolved substantially simultaneously with such Disposition);

(v) Hedge Terminations, provided that (A) the Borrower shall give Administrative Agent 15 Business Days, prior written notice of any such Hedge Termination, and (B) if such Hedge Termination causes a Borrowing Base Reduction Event, the Borrower shall make any mandatory prepayments required by Section 2.05(b)(ii);

(vi) Dispositions of capital stock of any Subsidiary to Borrower or another Loan Party, provided that the Borrower has delivered to the Administrative Agent at least 10 days' prior written notice of such Disposition; and

(vii) any Disposition of Properties not otherwise regulated by Section 6.04(b) and having a fair market value not to exceed $1,000,000 during any 12-month period.

Section 6.05 Restricted Payments.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payments except that any Subsidiary may declare and make Restricted Payments to the Borrower or any other Loan Party.

Section 6.06 Investments.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or permit to exist any loans, advances, or capital contributions to, or make any investment in (including the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, except:

(a) Liquid Investments;

(b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(c) creation of any additional Subsidiaries in compliance with Section 6.15;

(d) investments in negotiable instruments for collection in the ordinary course of business;

(e) investments made in the ordinary course of business and of a nature that is customary in the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which provide for the sharing of risks or costs or satisfy other objectives of the Oil and Gas Business, jointly with third parties, including entering into operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farmouts, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreement, transactions, properties, interest and investments and expenditures in connection therewith; provided that (i) no such investment includes an investment in any Equity Interest in a Person, (ii) any Debt incurred or Lien granted or permitted to exist pursuant to such Investments is otherwise permitted under Section 6.01 and Section 6.02, respectively, (iii) such investments are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments, and (iv) so long as the Administrative Agent is granted an Acceptable Security Interest in such Oil and Gas Properties to the extent required by Section 5.08;

(f) Investments in Intercompany Debt; and

(g) Investments not otherwise permitted under this Section 6.06 in an aggregate amount not to exceed $1,000,000.

Section 6.07 Affiliate Transactions.  Other than as set forth on Schedule 6.07, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Borrower or the Subsidiary, as applicable, than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate.

Section 6.08 Compliance with ERISA.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, (a) engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable Legal Requirement, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (as "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan under which any Subsidiary or ERISA Affiliate would have an obligation to contribute, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan.

Section 6.09 Sale-and-Leaseback.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.10 Change of Business.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any material change in the character of its business as an independent oil and gas exploration and production company or oil field service provider, nor will the Borrower or any Subsidiary operate or carry on business in any jurisdiction other than the United States or Canada.

Section 6.11 Organizational Documents, Name Change.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend, supplement, modify or restate their articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents or amend its name or change its jurisdiction of incorporation, organization or formation, in any case, without prior written notice to, and prior consent of, the Administrative Agent which such consent shall not be unreasonably withheld.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend, supplement, modify or restate the Management Services Agreement without prior written notice to, and prior consent of, the Administrative Agent which such consent shall not be unreasonably withheld.

Section 6.12 Use of Proceeds; Letters of Credit.  The Borrower will not permit the proceeds of any Advance or Letters of Credit to be used for any purpose other than those permitted by Section 5.09.  The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or shall take, nor permit any of the Borrower's Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including the use of the proceeds of any Advance or Letters of Credit to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 6.13 Gas Imbalances, Take-or-Pay or Other Prepayments.  Except as set forth on Schedule 4.17, Borrower shall not, nor shall it permit any of its Subsidiaries to, allow Gas Imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary which would require the Borrower or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than Gas Imbalances, take-or-pay or other prepayments incurred in the ordinary course of business and which Gas Imbalances, take-or-pay, or other prepayments and balancing rights, in the aggregate, do not result in the Borrower or any Guarantor having net aggregate liability at any time  in excess of an amount equal to 5% of the Proven Reserves that are categorized as "proved, developed and producing" on the most recently delivered Engineering Report.

Section 6.14 Limitation on Hedging.  The Borrower shall not, nor shall it permit any of its Subsidiaries to:

(a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedge Contract for speculative purposes, or

(b) be party to or otherwise enter into any Hedge Contract which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations, (ii) covers notional volumes in excess of 90% of the anticipated production of gas volumes, in excess of 90% of the anticipated production of natural gas liquids or in excess of 90% of the anticipated production of oil volumes, in each of the foregoing, during the period such Hedge Contract is in effect and attributable to PDP Reserves of the Borrower and the Guarantors, as reflected in (A) the most recently delivered Engineering Report under Section 5.06(h)(i) or (B) a statement, in form and substance satisfactory to the Administrative Agent, delivered by an Independent Engineer (which Engineering Report or statement from the Independent Engineer may be updated in good faith by the Borrower); provided, however, that the volume limitations shall not apply to put option contracts that are not related to corresponding calls, collars or swaps, (iii) covers fluctuations in interest rates (including conversions from floating interest rates to fixed interest rates) for notional principal amounts in excess of 100% of the Debt for borrowed money of the Borrower and its Subsidiaries, (iv) has a term greater than five years, or (v) is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated less than A- or A3, respectively, by S&P or Moody's, or

(c) be party to or otherwise enter into any Hedge Contract (i) which is secured other than Hedge Contracts with Lender Swap Counterparties which are secured by the Collateral pursuant to the Loan Documents or (ii) which obligates any Loan Party or Subsidiary to any margin call requirements including any requirement to post cash collateral, property collateral or a letter of credit.

Section 6.15 Additional Subsidiaries.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, create or acquire any additional Subsidiaries without (a) prior written notice to the Administrative Agent and the Majority Lenders, (b) such new Subsidiary executing and delivering to the Administrative Agent, at its request, a Guaranty, a Pledge Agreement (if applicable), a Security Agreement and a Mortgage (if applicable), or joinders to the existing Loan Documents, as applicable, and such other Security Instruments as the Administrative Agent or the Majority Lenders may reasonably request, (c) the equity holder of such Subsidiary executing and delivering to the Administrative Agent a Pledge Agreement pledging 100% of the Equity Interest owned by such equity holder of such Subsidiary along with the certificates pledged thereby, if any, and appropriately executed stock powers in blank, if applicable, and (d) the delivery by the Borrower and such Subsidiary of any certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request relating to such Subsidiary.

Section 6.16 Account Payables.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow any of its trade payables or other accounts payable to be outstanding for more than 90 days beyond the date when due (except in cases where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established).

Section 6.17 [Reserved].

Section 6.18 Oil and Gas Properties - Operations.  Whether or not a Loan Party is the operator of the Oil and Gas Properties, no Loan Party shall enter into any operating agreement, contract or agreement which materially adversely affects the Oil and Gas Properties which constitute Collateral.  Furthermore, whether or not a Loan Party is the operator of the Oil and Gas Properties, each Loan Party shall (at its sole cost and expense): (i) except to the extent Disposed of, or terminated, in accordance with this Agreement, do all things necessary and within the reasonable control of such Loan Party to keep, or cause to be kept, in full force and effect such Loan Party's Oil and Gas Properties and its interests therein; (ii) subject to the terms hereof, cause the Oil and Gas Properties which constitute Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices, applicable oil and gas leases and Contracts, and all applicable Federal, state and local laws, rules and regulations; (iii) subject to the terms hereof, promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any material Contract, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any material Contract, all in accordance with the respective terms thereof; and (iv) subject to the terms hereof, timely and adequately perform all covenants express or implied in any material Contract necessary to keep in full force and effect the Oil and Gas Properties which constitute Collateral and to maintain Loan Party's interests therein.

Section 6.19 Sanctions.  The Borrower shall not directly or indirectly, use the proceeds of any Advance or issuance of a Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Lender, or otherwise) of Sanctions.

Section 6.20 Sale or Discount of Receivables.  Except for receivables obtained by the Borrower or any Subsidiary of the Borrower out of the ordinary course of business, the settlement of joint interest billing accounts in the ordinary course of business, discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 6.21  Current Ratio.  The Borrower shall not permit, as of the end of any fiscal quarter, the ratio of (a) its consolidated current assets to (b) its consolidated current liabilities, to be less than 1.00 to 1.00.  For purposes of this calculation, (i) "current assets" shall include, as of the date of calculation, the aggregate Unused Commitment Amounts but shall exclude, as of the date of calculation (A) any cash deposited with or at the request of a counterparty to any Hedge Contract of Borrower or any of its Subsidiaries and (B) any assets of Borrower or any of its Subsidiaries representing a valuation account arising from the application of ASC 410 and 815, and (ii) "current liabilities" shall exclude, as of the date of calculation, (A) the current portion of long-term Debt of Borrower or any of its Subsidiaries and (B) any liabilities of Borrower or any of its Subsidiaries representing a valuation account arising from the application of ASC 410 and 815.

Section 6.22 Interest Coverage Ratio.  The Borrower (a) shall not permit, as of the last day of each fiscal quarter, the ratio of (i) the Consolidated EBITDAX of the Borrower and its Subsidiaries for the four fiscal quarters then ended, to (ii) the consolidated Interest Expense of the Borrower and its Subsidiaries for the four fiscal quarters then ended, to be less than 2.50 to 1.00.

Section 6.23 Leverage Ratio.  The Borrower shall not permit, as of the last day of each fiscal quarter, the Net Debt to Consolidated EBITDAX Ratio of the Borrower to be greater than 4.00 to 1.00.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.01 Events of Default.  The occurrence of any of the following events shall constitute an "Event of Default" under any Loan Document:

(a) Payment.  Any Loan Party (i) fails to pay any principal when due under this Agreement or make any deposit into the Cash Collateral Account when required under this Agreement or (ii) fails to pay, within three (3) Business Days of the date when due, any other amount due under this Agreement or any other Loan Document, including payments of interest, fees, reimbursements, and indemnifications.

(b) Representation and Warranties.  Any representation or warranty made or deemed to be made (i) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in this Agreement or in any other Loan Document, (ii) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in connection with this Agreement or any other Loan Document, or (iii) the Parent (or any of its officers) in the Parent Pledge Agreement or in any other Loan Document to which it is a party shall prove to have been incorrect in any material respect when made or deemed to be made;

(c) Covenant Breaches.  The Borrower, any Guarantor or any of their respective Subsidiaries or, as to clause (iii) the Parent, shall:

(i) fail to perform or observe any covenant contained in Section 2.16(a)(v), Section 5.02(a) or (c), Section 5.03, Section 5.05, Section 5.06, Section 5.09, Section 5.13, Section 5.15, Section 5.21 or Article VI;

(ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01, if such failure shall remain unremedied for 30 days after the occurrence of such breach or failure; or

(iii) fail to perform or observe any other term or covenant set forth in the Parent Pledge Agreement which is not covered by any other provision of this Section 7.01, if such failure shall remain unremedied for 30 days after the occurrence of such breach or failure;

(d) Cross-Defaults.  (i) The Borrower, any Guarantor, or any Subsidiary of a Loan Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $1,000,000 individually or when aggregated with all such Debt of the Borrower, any Guarantor, or any such Subsidiary so in default (but excluding the Obligations) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $1,000,000 individually or when aggregated with all such Debt of the Borrower, any Guarantor, or any such Subsidiary so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt which is outstanding in a principal amount of at least $1,000,000 individually or when aggregated with all such Debt of the Borrower, any Guarantor, or any such Subsidiary so in default, shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, for purposes of this paragraph (d), the "principal amount" of the obligations in respect of Hedge Contracts at any time shall be the Hedge Termination Value;

(e) Insolvency.  The Parent, the Borrower, any Guarantor, or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Parent, the Borrower, any Guarantor, or any Subsidiary of a Loan Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower, any such Subsidiary, or any such Guarantor either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Parent, the Borrower, any Subsidiary of a Loan Party, or any Guarantor shall take any company action to authorize any of the actions set forth above in this paragraph (e);

(f) Judgments.  Any judgment or order for the payment of money in excess of $1,000,000 in the aggregate with all other such judgments shall be rendered against the Parent, the Borrower, any Guarantor, or any Subsidiary of a Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) Termination Events.  Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $1,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

(h) Plan Withdrawals.  The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $1,000,000;

(i) Change in Control.  A Change in Control shall have occurred;

(j) Borrowing Base.  Any failure to cure any Borrowing Base deficiency in accordance with Section 2.05;

(k) Loan Documents.

(i) Any material provision of any Loan Document shall for any reason cease to be valid and binding on the Borrower or a Guarantor or any of their respective Subsidiaries or any such Person shall so state in writing; or

(ii) Any material provision of the Parent Pledge shall for any reason cease to be valid and binding on the Parent or any such Person shall so state in writing;

(l) Security Instruments.  (i) The Administrative Agent shall fail to have an Acceptable Security Interest in any portion of the Collateral or  (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by the Parent, the Borrower, any Guarantor or any of their respective Subsidiaries; or

(m) Borrowing Base.  Any failure to cure any Borrowing Base Deficiency in accordance with Section 2.05;

(n) Potential Failure of Title.  The title of the Borrower, any Guarantor or any of their respective Subsidiaries to any of the Oil and Gas Properties subject to the Mortgages, or any material part thereof, in excess of $1,000,000 in the aggregate shall become the subject matter of litigation before any Governmental Authority or arbitrator which could reasonably be expected to result in a Material Adverse Change with respect to the Borrower's, such Guarantor's or such Subsidiary's title to such Oil and Gas Properties;

(o) Material Adverse Change.  An event resulting in a Material Adverse Change shall have occurred; or

(p) Casualty.  Loss, theft, substantial damage or destruction of Collateral the subject of any Security Instrument not fully covered by insurance (except for deductibles and allowing for the depreciated value of such Collateral) in an amount greater than $1,000,000 shall have occurred.

Section 7.02 Optional Acceleration of Maturity.  If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 103% of the Letter of Credit Exposure as security for the Obligations; and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of Secured Parties by appropriate proceedings.

Section 7.03 Automatic Acceleration of Maturity.  If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

(a) (i) the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(b) the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 103% of the outstanding Letter of Credit Exposure as security for the Obligations; and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of Secured Parties by appropriate proceedings.

Section 7.04 Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender, the Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent, such Lender or the Issuing Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, such Lender, the Issuing Lender, or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office, or Affiliate of the Administrative Agent, such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of the Administrative Agent, each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, the Issuing Lender or their respective Affiliates may have.  The Administrative Agent, each Lender and the Issuing Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.05 Non-exclusivity of Remedies.  No remedy conferred upon the Administrative Agent, the Issuing Lender and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.06 Application of Proceeds.  From and during the continuance of any Event of Default, any monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries or with the Parent which secures any of the Obligations, shall be applied in the following order:

(a) First, to the payment of all amounts, including costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Obligations, due to the Administrative Agent under any of the expense reimbursement or indemnity provisions of this Agreement or any other Loan Document, any Security Instrument or other collateral documents, and any applicable Legal Requirement;

(b) Second, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of the Obligations then due and payable, including Obligations with respect to Letters of Credit, including any Lender Hedging Obligations of any Loan Party, and including any Banking Services Obligations of any Loan Party, in each case subject to Section 2.16(a)(ii); and

(c)           Third, the remainder, if any, to the Borrower or its Subsidiaries, or its respective successors or assigns, or such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Administrative Agent shall have no responsibility to determine the existence or amount of Lender Hedging Obligations and may reserve from the application of amounts under this Section amounts distributable in respect of Lender Hedging Obligations until it has received evidence satisfactory to it of the existence and amount of such Lender Hedging Obligations.  Subject to paragraph (a) of the first sentence of this Section, Administrative Agent and Lenders hereby acknowledge and confirm that the Liens in the Collateral secure the Obligations and the Lender Hedging Obligations on a ratable basis.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE VIII
THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER

Section 8.01 Appointment and Authority.  Each of the Lenders and the Issuing Lender hereby irrevocably appoints Société Générale to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Parent, the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.02, and 7.03 or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Advance or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.06 Successor Administrative Agent and Issuing Lender.

(a) The Administrative Agent and the Issuing Lender may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York City or Houston, Texas or an Affiliate of any such bank with an office in New York City or Houston, Texas.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 60 days after the retiring Administrative Agent or Issuing Lender gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent or Issuing Lender, as applicable, may (but shall not be obligated) on behalf of the Lenders, appoint a successor Administrative Agent or Issuing Lender, as applicable, meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent or Issuing Lender is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or Issuing Lender, as applicable, and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that (1) in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed, and (2) the retiring or removed Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring or removed Issuing Lender until the termination of all such Letters of Credit) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent or Issuing Lender, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Issuing Lender, as applicable, shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent or Issuing Lender, as provided for above in this Section.  Upon the acceptance of a successor's appointment as Administrative Agent or Issuing Lender hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent or Issuing Lender (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent or Issuing Lender), and the retiring or removed Administrative Agent or Issuing Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section and except that the retiring or removed Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring or removed Issuing Lender until the termination of all such Letters of Credit).  The fees payable by the Borrower to a successor Administrative Agent or Issuing Lender shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent's or Issuing Lender's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 9.04 and 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Issuing Lender, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or Issuing Lender, as applicable was acting as Administrative Agent or Issuing Lender, as applicable.

Section 8.07 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

Section 8.09 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Parent or any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.08, 9.04, and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08, 9.04, and 9.05.

Section 8.10 Collateral Matters.

(a) The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents.  The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements.  Persons that are owed any Lender Hedging Obligations and the Banking Service Providers by accepting the benefit of the Liens granted pursuant to the Security Documents hereby agrees to the terms of this paragraph (a).

(b) The Lenders hereby, Persons that are owed any Lender Hedging Obligations by accepting the benefit of the Liens granted pursuant to the Security Documents, and Banking Service Providers by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedge Contracts with such Persons (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than contingent indemnification obligations) payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Loan Document; (c) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; or (d) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Loan Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Document.  Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 8.10.

(c) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent's Lien thereon, or any certificate prepared by the Parent or any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(d) By accepting the benefits of the Collateral, each Swap Counterparty agrees that, notwithstanding anything to the contrary in any of its Hedge Contracts with the Borrower or any other Loan Party, the Borrower and the other Loan Parties may grant Liens under the Loan Documents that burden and attach to such Hedge Contracts and the rights of the Borrower and the other Loan Parties thereunder.

Section 8.11 INDEMNIFICATION.  THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH ISSUING LENDER AND EACH OF THEIR RESPECTIVE RELATED PARTIES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE CONTINUING REIMBURSEMENT OBLIGATIONS OF THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT AND ANY ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT OR ANY ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT'S, SUCH ISSUING LENDER'S AND EACH OF THEIR RELATED PARTIES' OWN NEGLIGENCE), AND INCLUDING ENVIRONMENTAL LIABILITIES, PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO PERSON SEEKING INDEMNIFICATION, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON SEEKING INDEMNIFICATION.  WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT AND EACH ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT OF POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT OR ANY ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Amendments, Etc.  No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by the Parent, the Borrower or any Subsidiary of the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower (or, in the case of the Parent Pledge Agreement, the Parent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall:

(a) without the consent of each Lender: (i) increase the Borrowing Base, (ii) waive any of the conditions specified in Article III; (iii) change any provision of this Section or the definition of "Majority Lenders", "Required Lenders" or "Super-Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; (iv) amend Section 2.11 or any other provision of this Agreement in a manner that would alter the pro rata sharing of payments or the pro rata allocation of disbursements required thereby; (v) release any Guarantor from its obligations or limit any Guarantor's obligations under any Guaranty unless such Guarantor ceases to be a Subsidiary of the Borrower under a transaction permitted by the terms hereof; (vi) permit the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other Person or amend Section 6.04(a); (vii) release any Collateral securing the Obligations, except as provided in Section 8.10 above; (viii) change Section 7.06 or any other provision of this Agreement in a manner that would alter the order of application of proceeds set forth in Section 7.06; or (ix) increase the aggregate Commitments;

(b) without the written consent of each Lender directly affected thereby, (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.02), (ii) reduce the principal of, or interest on, the Obligations or any fees or other amounts payable hereunder or under any other Loan Document, or (iii) postpone any date fixed for any payment of principal of, or interest on, the Obligations or any fees or other amounts payable hereunder; or

(c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and the Borrower, decrease or maintain the Borrowing Base; and

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) the Administrative Agent's Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Section 9.02 Notices, Etc.

(a) General.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or (subject to subsection (c) below) electronic mail address as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent, or the Issuing Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule I or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;

(ii) if to the Parent, to the address, facsimile number, electronic mail address or telephone number specified for the Parent in the Parent Pledge Agreement; and

(iii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Administrative Agent.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c).  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(c) Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on the Parent, all Loan Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d) Limited Use of Electronic Mail.  Unless expressly provided otherwise herein, notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II, except that, until the Administrative Agent gives notice to the Borrower to the contrary, Notices of Borrowing and Notices of Conversion or Continuation may be delivered to the Administrative Agent by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "read receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(e) Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(f) Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Lender, each Lender and their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.03 No Waiver; Cumulative Remedies.  No failure on the part of any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.04 Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.  The foregoing costs and expenses shall include all search, filing, recording, appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent or any Lender and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this Section 9.04 shall be payable within thirty (30) days after written demand.  The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

Section 9.05 INDEMNIFICATION.  THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE ISSUING LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES OR BY THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.  ALL AMOUNTS DUE UNDER THIS SECTION 9.05 SHALL BE PAYABLE WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR.  THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE RESIGNATION OF THE ISSUING LENDER, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

Section 9.06 Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 9.04 or Section 9.05 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.  The failure of any Lender to pay its Pro Rata Share of such unpaid amounts shall not relieve any other Lender of its obligation, if any, to pay its respective share of such unpaid amounts.  No Lender shall be responsible for the failure of any other Lender to comply with this Section.  All amounts due under this Section 9.06 shall be payable within ten (10) Business Days after demand therefor.  The agreements in this Section shall survive the resignation of the Administrative Agent, the Resignation of the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.07 WAIVER OF DAMAGES.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, EACH LOAN PARTY SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY ADVANCE OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.  NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.08 Successors and Assigns.

(a) Generally.  The terms and provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (f) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f)(iv) of this Section and any other attempted assignment or transfer by any party hereto shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (f) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, any Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender's rights and obligations assigned under this Agreement and shall be an equal percentage with respect to both its obligations owing in respect of the Commitments and the related Advances and Letters of Credit, (ii) the amount of the Commitments and Advances of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall be, if to an entity other than a Lender, not less than $5,000,000 (or, if less, the amount of its remaining Commitments and Advances in connection with an assignment of all such remaining Commitments and Advances) and, with respect to amounts equal to $5,000,000 or greater, shall be an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with any Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $3,500 administrative fee.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least three (3) Business Days after the execution thereof, (1) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (2) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of such Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).  Unless an Event of Default has occurred, any Lender intending to assign all or any portion of its rights and obligations under this Agreement to another lending institution shall endeavor to provide the Borrower with prior notice of such Lender's intent to assign, and such notice shall include the name of the lending institution to which such Lender is contemplating making such assignment.

(c) Terms of Assignments.  By executing and delivering an Assignment and Assumption, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Assumption, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Register.  The Administrative Agent shall maintain at its address referred to on Schedule I a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register").  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Procedures.  Upon its receipt of an Assignment and Assumption executed by a Lender and an Eligible Assignee, together with any Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower.

(f) Participations.

(i) Each Lender may, without notice to or the consent of the Borrower, the Administrative Agent or the Issuing Lenders, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, if any, and the Notes, if any, held by it); provided, however, that (1) such Lender's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) such Lender shall remain the holder of any such Advances for all purposes of this Agreement, (4) the Borrower, the Administrative Agent, and the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (5) such Lender shall not require the participant's consent to any matter under this Agreement, except that the participation agreement may provide that the Lender will not, without the consent of the participant, give its consent to any changes in the principal amount of any Advance, reductions in fees or interest, releasing all or substantially all of any Collateral, permitting any Loan Party to enter into any merger or consolidation with or into any other Person, postponement of any date fixed for any payment of principal of, or interest on, any Advance or any fees or other amounts payable hereunder, or extensions of the Maturity Date or the Commitment Termination Date.

(ii) Subject to paragraph (iii) of this Section 9.08(f), the Borrower agrees that each participant shall be entitled to the benefits of, and subject to the requirements of, Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section (it being understood that the documentation required under Section 2.14(g) shall be delivered to the participating Lender).  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 7.04 as though it were a Lender, provided such participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Advances or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii) A participant shall not be entitled to receive any greater payment under Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower's prior written consent.

(iv) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments.  The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.09 Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including (i) any self-regulatory authority, such as the National Association of Insurance Commissioners, and (ii) in connection with any pledge or assignment under Section 9.08(e), any Federal Reserve Bank or other central bank), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section 9.09, "Information" means all information received from the Parent or any Loan Party relating to the Parent or any Loan Party or any of their respective businesses including, without limitation, any information obtained from the Parent, the Borrower or any of the Subsidiaries of the Borrower in connection with Borrower's compliance with Section 5.05 or Section 5.06 of this Agreement, other than any such information that is available to the Administrative Agent or any Lender or any of its Affiliates on a nonconfidential basis prior to disclosure by the Parent or any Loan Party; provided that, in the case of information received from the Parent or a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.09 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information in accordance with safe and sound banking practices.

Section 9.10 Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.11 Survival of Representations, etc.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as any Advance or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 9.12 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.13 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Maximum Rate.  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Advances or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Legal Requirement, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.14 Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America except to the extent of any mandatory application of the laws of a particular jurisdiction in which Collateral that is real property is located with respect to the creation, perfection, priority and enforceability and the exercise of remedies with respect to the foreclosure of the Lien on any such real property.

Section 9.15 Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a) Submission to Jurisdiction.  Each of the Borrower, the Lenders, and the other parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of the State of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent, the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) WAIVER OF VENUE.  EACH OF THE BORROWER, THE LENDERS AND THE OTHER PARTIES HERETO EXPRESSLY AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02 other than by electronic mail.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 9.16 WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.17 USA Patriot Act; OFAC.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Parent each Loan Party and each shareholder of the Parent and any Loan Party holding 10% or more of the outstanding common shares, which information includes the name and address of the Parent or such Loan Party, as applicable, or equity holder of the Parent or such Loan Party, as applicable, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Parent or Loan Party or equity holder of such Loan Party in accordance with the Act. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls the Parent or any Loan Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.

Section 9.18 ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT, THE LOAN DOCUMENTS, AND ANY HEDGE CONTRACTS WITH SWAP COUNTERPARTIES, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.  Signature pages follow.]

EXECUTED as of the date first above written.

BORROWER:                                                                     ISRAMCO ONSHORE, LLC

By:
Name: Haim Tsuff
Title: Manager

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:                                           SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SCHEDULE I

ADDRESSES AND COMMITMENTS

Addresses for Notices:

Administrative Agent:

Address for notices:
Société Générale
1111 Bagby Street, Suite 2020
Houston, Texas 77002
Attention:  Elena Robciuc or Victor Mendoza
Telephone:  713-759-6316 or 713-759-6313
Facsimile:  713-650-0824
E-Mail:  elena.robciuc@sgcib.com or victor.mendoza@sgcib.com

Domestic Office and LIBOR Office:
480 Washington Blvd - 20th Floor
Jersey City, NJ  07310
Attention:  Carmen Espinal
Telephone:  201-839-8451
Facsimile:  201-839-8118
E-Mail:  carmen.espinal@sgcib.com

Loan Parties:

Isramco Onshore, LLC
2425 West Loop South, Suite 810
Houston, Texas 77027
Attention: Edy Francis or Anthony James
Telephone: 713-621-6785
Facsimile: 713-621-3988
E-Mail: edyf@isramco-jay.com or tjames@isramco-jay.com

[SCHEDULE I TO CREDIT AGREEMENT]

Commitments:

Lender	Commitment (subject to Borrowing Base)	Pro Rata Share
Société Générale	$150,000,000	100.000%

Total:	$150,000,000

[SCHEDULE I TO CREDIT AGREEMENT]

SCHEDULE 4.01

SUBSIDIARIES

Grantor:	Isramco Energy, L.L.C.

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0800748621

Federal Tax Identification Number:	20-8484781

Prior Names:	None

Grantor:	Isramco Resources, LLC

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0800945972

Federal Tax Identification Number:	26-2203983

Prior Names:	None

[SCHEDULE 4.01 TO CREDIT AGREEMENT]

Grantor:	Jay Petroleum, L.L.C.

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0701774922

Federal Tax Identification Number:	76-0500039

Prior Names:	None

Grantor:	Field Trucking and Services, LLC
Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0801052750

Federal Tax Identification Number:	26-4235207

Prior Names:	None

[SCHEDULE 4.01 TO CREDIT AGREEMENT]

SCHEDULE 4.05

EXISTING DEBT

None.

[SCHEDULE 4.05 TO CREDIT AGREEMENT]

SCHEDULE 4.07

LITIGATION

None.

[SCHEDULE 4.07 TO CREDIT AGREEMENT]

SCHEDULE 4.11

TAXES

None.

[SCHEDULE 4.11 TO CREDIT AGREEMENT]

SCHEDULE 4.17

GAS IMBALANCES

None.

[SCHEDULE 4.17 TO CREDIT AGREEMENT]

SCHEDULE 4.20

HEDGING AGREEMENTS

None.

[SCHEDULE 4.20 TO CREDIT AGREEMENT]

SCHEDULE 4.21

MATERIAL CONTRACTS

None.

[SCHEDULE 4.21 TO CREDIT AGREEMENT]

SCHEDULE 6.07

AFFILIATE TRANSACTIONS

None.

[SCHEDULE 6.07 TO CREDIT AGREEMENT]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A to Credit Agreement
Form of Assignment and Assumption (Isramco Onshore, LLC – 2015)

1.           Assignor[s]:                                    ______________________________

______________________________

  [Assignor [is] [is not] a Defaulting Lender]

2.           Assignee[s]:                                   ______________________________

______________________________

  [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	ISRAMCO ONSHORE, LLC

4.	Administrative Agent:	SOCIÉTÉ GÉNÉRALE, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of June 30, 2015 among Borrower, the Lenders party thereto from time to time, and Société Générale, as Administrative Agent and as Issuing Lender

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitments /Advances for all Lenders	Amount of Commitment / Advances Assigned5	Percentage Assigned of Commitment / Advances6	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

7.           Trade Date:                                ______________7

Effective Date: _____________ ___, 20___  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
6 Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder
7 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A to Credit Agreement
Form of Assignment and Assumption (Isramco Onshore, LLC – 2015)

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]8

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

8 Add additional signature blocks as needed.

Exhibit A to Credit Agreement
Form of Assignment and Assumption (Isramco Onshore, LLC – 2015)

3

[Consented to and]9 Accepted:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE,
as Issuing Lender

By:
Name:
Title:

[Consented to:]10

ISRAMCO ONSHORE, LLC,
a Texas limited liability company

By:
Name:
Title:

9 To be added only if the consent of the Administrative Agent and the Issuing Lender are required by the terms of the Credit Agreement
10 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement

Exhibit A to Credit Agreement
Form of Assignment and Assumption (Isramco Onshore, LLC – 2015)

4

Annex 1

To Exhibit A – Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrower, the Borrower’s Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, the Borrower, the Borrower’s Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.08 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.08 of the Credit Agreement or within the definition of “Eligible Assignee”), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 3.01(c) or Section 5.06 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit A to Credit Agreement
Form of Assignment and Assumption (Isramco Onshore, LLC – 2015)

5

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic mail (PDF) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A to Credit Agreement
Form of Assignment and Assumption (Isramco Onshore, LLC – 2015)

6

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM _______, 20___ TO ________, 20___

This certificate dated as of ______________, _______ is prepared pursuant to that certain Credit Agreement dated as of June 30, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among Isramco Onshore, LLC, a Texas limited liability company (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), and Société Générale, as Administrative Agent for such Lenders and as Issuing Lender.  Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not individually, hereby certifies that: (a)all of the representations and warranties made by any Loan Party or any officer of any Loan Party contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on this date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date;

[(b)           no Default or Event of Default exists as of the date hereof; and]

[(b)           the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

____________________________________; and]

(c)           as of the date hereof for the periods covered by this certificate, the amounts and calculations set forth below, are true and correct:

I.	Current Ratio—Section 6.21.

(a) current assets of Borrower and its consolidated Subsidiaries1	$___________
(b) Unused Commitment Amount, to the extent not included in (a)	$___________

1 For purposes of this calculation, “current assets” shall include, as of the date of calculation, the aggregate Unused Commitment Amounts but shall exclude, as of the date of calculation (A) any cash deposited with or at the request of a counterparty to any Hedge Contract of Borrower or any of its Subsidiaries and (B) any assets of Borrower or any of its Subsidiaries representing a valuation account arising from the application of ASC 410 and 815.

Exhibit B to Credit Agreement
Form of Compliance Certificate

1

(c) cash deposited with hedging counterparties of Borrower or any of its Subsidiaries, to the extent included in (a)	$___________
(d) assets of Borrower or any of its Subsidiaries representing a valuation account arising from the application of ASC 410 and 815, to the extent included in (a)	$___________
(e) current assets = (a) + (b) - (c) - (d) =	$___________
(f) current liabilities of Borrower and its consolidated Subsidiaries2	$___________
(g) the current portion of long-term Debt of Borrower or its Subsidiaries, to the extent included in (f)	$___________
(h) liabilities of Borrower or any of its Subsidiaries representing a valuation account arising from the application of ASC 410 and 815, to the extent included in (f)	$___________
(i) current liabilities = (f) – (g) – (h)=	$___________

Current Ratio:	(e) to (i)

Actual Current Ratio:	____ to ____

Minimum Current Ratio:	1.00 to 1.00

COMPLIANCE?	YES NO

II.           Interest Coverage Ratio—Section 6.22.

(a) Consolidated EBITDAX3 =	$___________
(i) + (ii) + (iii) + (iv) + (v) - (vi) for the Borrower and its Subsidiaries:

2 For purposes of this calculation, “current liabilities” shall exclude, as of the date of calculation, (A) the current portion of long-term Debt of Borrower or any of its Subsidiaries and (B) any liabilities of Borrower or any of its Subsidiaries representing a valuation account arising from the application of ASC 410 and 815.

3 Calculate Consolidated EBITDAX for the four fiscal quarter period then ended.

Exhibit B to Credit Agreement
Form of Compliance Certificate

2

(i) Net Income4	$___________
(ii) Interest Expense5	$___________
(iii) oil and gas exploration and abandonment expenses (including intangible drilling costs)6	$___________
(iv) income and franchise or “margin” taxes (determined in accordance with GAAP)7	$___________
(v) depreciation, amortization, depletion, and other non-cash charges8	$___________
(vi) all positive non-cash items of income included in determining Net Income;9	$___________
(b) Interest Expense = See (a)(ii) above =	$___________

Interest Coverage Ratio:	(a) to (b)

Actual Interest Coverage Ratio:	____ to ____

Minimum Interest Coverage Ratio :	2.50 to 1.00

4 Net Income means the consolidated net income (or loss) for such period after Taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, (ii) any write-up or write-down of assets (including ceiling test write-downs), and (iii) non-reoccurring work-over expenses, and (b) the cumulative effect of any change in GAAP.

5 To the extent deducted in determining consolidated Net Income.  Interest Expense means the consolidated total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases and realized gains and losses under Interest Hedge Agreements, all as determined in conformity with GAAP.

6 To the extent deducted in determining consolidated Net Income.

7 To the extent deducted in determining consolidated Net Income.

8 To the extent deducted in determining consolidated Net Income and including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 815 or 410 and any non-cash expenses incurred pursuant to ASC 718.

9 Including non-cash income resulting from the requirements of ASC 815 or 410.

Exhibit B to Credit Agreement
Form of Compliance Certificate

3

COMPLIANCE?	YES NO

III.           Leverage Ratio—Section 6.23.

(a) Net Debt10	$___________
(b) Consolidated EBITDAX = See II(a) above=	$___________

Leverage Ratio:	(a) to (b)

Actual Leverage Ratio:	____ to ____

Maximum Leverage Ratio:	4.00 to 1.00

COMPLIANCE?	YES NO

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate, in my capacity as a Responsible Officer of the Borrower and not individually, as of _________________, 20____.

ISRAMCO ONSHORE, LLC,
a Texas limited liability company

By:
Name:
Title:

10 Net Debt means, as of the date of determination, (a) the outstanding principal amount of the Debt of the Borrower and its Subsidiaries on a consolidated basis, excluding (i) obligations in respect of surety bonds, and (ii) the net obligations of the Borrower and its Subsidiaries under Hedge Contracts, in each case to the extent included in Debt, minus (b) cash and Liquidated Investments of the Borrower and its Subsidiaries, up to $2,000,000 in the aggregate, that are held in deposit or security accounts that are subject to account control agreements in favor of and satisfactory to the Administrative Agent.

Exhibit B to Credit Agreement
Form of Compliance Certificate

4

EXHIBIT C

FORM OF GUARANTY AGREEMENT

This Guaranty Agreement dated as of June 30, 2015 (this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Société Générale, as Administrative Agent (as defined below) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), the Swap Counterparties (as defined in the Credit Agreement referred to below), the Banking Service Providers (as in the Credit Agreement referred to below) and other holders of Obligations (as defined in the Credit Agreement referred to below and, together with the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and the Banking Service Providers, the “Beneficiaries” and each individually, a “Beneficiary”).

INTRODUCTION

A. This Guaranty is given in connection with that certain Credit Agreement dated as of June 30, 2015 (as it has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Isramco Onshore, LLC, a Texas limited liability company (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and Société Générale, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”);

B. Each Guarantor is a direct or indirect Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Swap Counterparty and (iii) the Banking Services (as defined in the Credit Agreement) provided to any Loan Party by any Banking Service Providers;

C. Each Guarantor is executing and delivering this Guaranty to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and other Loan Documents, to make the credit extensions thereunder and to incur Letter of Credit Obligations under the terms of the Credit Agreement, to induce the Lenders and their Affiliates to enter into Hedge Contracts with the Borrower and to induce the Banking Service Providers to provide Banking Services to the Loan Parties, intending this Guaranty to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor, whether or not such Guarantor derives any benefit from the Credit Agreement or from any other Loan Document; and

D.     It is a condition precedent to the effectiveness of the Credit Agreement and to the Lenders making any Advances or otherwise extending credit or other financial accommodations and the Issuing Lender issuing Letters of Credit that the Grantors shall secure the due payment and performance of all Obligations by entering into this Guaranty.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

Section 1. Definitions.  All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.  This is a Guaranty of payment and performance, and not of collection.  Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”), provided that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by (i) the Borrower or any of its Subsidiaries to the Administrative Agent, the Issuing Lender or any Lender under the Loan Documents, (ii) the Borrower or any of its Subsidiaries to a Swap Counterparty under Hedge Contracts to the extent that such amount owed constitutes Lender Hedging Obligations and (iii) the Borrower or any of its Subsidiaries to a Banking Service Provider providing any Banking Services to the Loan Parties, in each case, but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or such other Subsidiary.

Section 3. Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, any Hedge Contract with any Swap Counterparty and any agreement or instrument relating to Banking Services with any Banking Service Provider (together with the Loan Documents and Hedge Contracts, the “Guaranteed Documents”), regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto but subject to Section 6(b) below.  The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Guaranteed Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably and unconditionally waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Guaranteed Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

2

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Guaranteed Documents, or any other amendment or waiver of or any consent to departure from any Guaranteed Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any lien on any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence, as applicable, of the Borrower or any of its Subsidiaries;

(f) any failure of any Beneficiary to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to any Beneficiary (and each Guarantor hereby irrevocably waives any duty on the part of any Beneficiary to disclose such information); or

(g) any other circumstance or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Section 4. Continuation and Reinstatement, Etc.  Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Beneficiary receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred.  EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 4 (INCLUDING ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  ALL AMOUNTS DUE UNDER THIS SECTION SHALL BE PAYABLE NOT LATER THAN TEN (10) DAYS AFTER DEMAND THEREFOR.  THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE OCCURRENCE OF GUARANTY TERMINATION (AS DEFINED IN SECTION 12 BELOW), THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE RESIGNATION OF THE ISSUING LENDER AND THE REPLACEMENT OF ANY LENDER.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

3

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower contemplated by the Guaranteed Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Section 6. Contribution, Subrogation and Fraudulent Transfer Laws.

(a) Contribution and Subrogation. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date.  Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 6(a) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.  No Guarantor shall have any right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Obligations unless and until 93 days shall have elapsed after the occurrence of Guaranty Termination, without the filing or commencement, by or against the Borrower, of any provincial, state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, the Borrower or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by the Guarantors against the estate of the Borrower within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving the Borrower.  If an amount shall be paid to any Guarantor on account of such rights at any time in violation of the preceding sentences, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent, to be credited and applied to the Guaranteed Obligations and any other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents or otherwise as the Administrative Agent may elect.  The agreements in this Section 6(a) shall survive the occurrence of Guaranty Termination.

4

(b) Fraudulent Transfer Laws.  Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case

(i) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(a) any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(b) any liabilities of such Guarantor under this Guaranty; and

(c) any liabilities of such Guarantor under other guarantees of and joint and several co-borrowings of Debt, entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 6(b) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent such Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (x) the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 6(b)), multiplied by (y) a fraction (I) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 6(b)), and (II) the denominator of which is the sum of (A) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 6(b)), (B) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 6(b)), and (C) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 6(b)); and

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

5

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 6(a)).

Section 7. Representations and Warranties.  Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty.  Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.

(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, except as such enforceability may be limited by bankruptcy, insolvency or similar laws or court decisions limiting or affecting the rights of creditors generally, and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off.  Upon the occurrence and during the continuance of any Event of Default, any Beneficiary is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Beneficiary to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty or any other Guaranteed Document and although such obligations may be contingent and unmatured or are owed to a branch or office of a Beneficiary different from the branch or office holding such deposit or obligated on such indebtedness.  Such Beneficiary shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Beneficiaries under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Beneficiary may have.

Section 9. Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Administrative Agent and, as required by the Credit Agreement, either all of the Lenders, the Majority Lenders or the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

6

Section 10. Notices, Etc.  All notices and other communications provided for hereunder shall be given and become effective as provided for in Section 9.02 of the Credit Agreement and shall be sent, if to a Guarantor, to its address specified on the signature page hereto and if to the Administrative Agent, the Issuing Lender or any Lender, to its address specified in or pursuant to the Credit Agreement, and if to a Swap Counterparty, to its address specified in the applicable Hedge Contract, and if to a Banking Service Provider, to its address specified in the documents providing for the Banking Service.

Section 11. No Waiver: Remedies.  No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty: Assignments under the Credit Agreement.  This Guaranty is a continuing guaranty and shall:

(a) remain in full force and effect until such time when each of the following shall have occurred: (i) termination of the Credit Agreement, (ii) termination of all Hedge Contracts with such Persons (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), (iii) termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and (iv) the indefeasible payment in full in cash of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than (i) contingent indemnification obligations for which no notice of claim has been reviewed by any Grantor and (ii) obligations under a Hedge Contract not yet due and payable with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made) payable under the Credit Agreement and under any other Loan Document (such time being referred to herein as the “Guaranty Termination”);

(b) be binding upon each Guarantor and its successors, transferees and assigns;

(c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be enforceable by, the Secured Party, the Issuing Lender, the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be enforceable by, the Swap Counterparties and Banking Service Providers, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty or Banking Service Provider, as applicable, also then qualifies as a Swap Counterparty or Banking Service Provider, as applicable.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

7

Without limiting the generality of the foregoing clause (c) but subject to such clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Guaranty.  Notwithstanding the foregoing, when any Swap Counterparty or Banking Service Provider assigns or otherwise transfers any interest held by it under any Hedge Contract or Banking Services document or instrument to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Guaranty only if such Person is also then a Swap Counterparty or Banking Service Provider, as applicable.

Section 13. Governing Law.  This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of New York and the applicable laws of the United States of America.

Section 14. Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)           Submission to Jurisdiction.  Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, or any related party of the foregoing in any way relating to this Guaranty or any other Loan Documents or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of the State of New York and any appellate court from any thereof, and each Guarantor irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(b)           WAIVER OF VENUE.  EACH GUARANTOR EXPRESSLY AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

8

(c)           Service of Process.  Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 10 hereof other than by electronic mail.  Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 15. INDEMNIFICATION.  EACH GUARANTOR SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE ISSUING LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES OR BY THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.  ALL AMOUNTS DUE UNDER THIS SECTION 15 SHALL BE PAYABLE WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR.  THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE OCCURRENCE OF GUARANTY TERMINATION, THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE RESIGNATION OF THE ISSUING LENDER, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

 Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

9

Section 16. WAIVER OF DAMAGES.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, EACH GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY ADVANCE OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.  NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 17. WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GUARANTORS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, AND THE BENEFICIARIES HAVE BEEN INDUCED TO ACCEPT THIS GUARANTY AND ENTER INTO OTHER LOAN DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.   EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY BENEFICIARY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

 Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

10

Section 18. Additional Guarantors.  Pursuant to the Credit Agreement, additional Subsidiaries of the Borrower may be required to become Guarantors hereunder.  Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 19. USA Patriot Act; OFAC.  Each Beneficiary that is subject to the Act (as hereinafter defined) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Beneficiary to identify such Guarantor in accordance with the Act.  Following a request by any Beneficiary, Guarantors shall promptly furnish all documentation and other information that such Beneficiary reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.  In addition, each Guarantor agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls such Guarantor or any Subsidiary of such Guarantor is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not use or permit the use of proceeds of the Guaranteed Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.

Section 20. Conflicts.  In the event of any explicit or implicit conflict between any provisions of this Guaranty and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

Section 21. Counterparts.  The parties may execute this Guaranty in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  Delivery of an executed counterpart signature page by facsimile or by electronic mail is as effective as executing and delivering this Guaranty in the presence of the other parties to this Guaranty.  In proving this Guaranty, a party must produce or account only for the executed counterpart of the party to be charged.

Section 22. Keepwell.  Each Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest hereunder, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations under this Section 22 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Guaranty Termination. Each Qualified ECP Guarantor intends that this Section 22 constitute, and this Section 22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.  As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

11

Section 23. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24. ORAL AGREEMENTS.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

12

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

Address for all Guarantors:                                              ISRAMCO ENERGY, L.L.C.

2425 West Loop South, Suite 810                                     By:
Houston, Texas 77027                                                         Name:
Attention: Edy Francis or Anthony James                      Title:
Facsimile: 713-621-3988

ISRAMCO RESOURCES, LLC

By:
Name:
Title:

JAY PETROLEUM, L.L.C.

By:
Name:
Title:

FIELD TRUCKING AND SERVICES, LLC

By:
Name:
Title:

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

13

Annex 1 to the
Guaranty Agreement

SUPPLEMENT NO.  _______  dated as of ______________, 20___ (the “Supplement”), to the Guaranty Agreement dated as of June 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), among Isramco Onshore, LLC, a Texas limited liability company (“Borrower”), each subsidiary of the Borrower party thereto from time to time (together with the Borrower, the “Guarantors” and individually, each a “Guarantor”), and Société Générale (“Secured Party”), as Administrative Agent (as defined below) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), the Swap Counterparties (as defined in the Credit Agreement referred to below), the Banking Service Providers (as defined in the Credit Agreement referred to below) and the other holders of Obligations (as defined in the Credit Agreement referred to below and, together with the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and the Banking Service Providers, the “Beneficiaries” and each individually, a “Beneficiary”).

A. Reference is made to the Credit Agreement dated as of June 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Issuing Lender (as defined in the Guaranty).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

C. The Guarantors have entered into the Guaranty in order to induce (i) the Lenders to make Advances under the Credit Agreement, (ii) the Issuing Lender to issue, extend and renew Letters of Credit under the Credit Agreement, (iii) the Swap Counterparties to enter into transactions with the Borrowers and its Subsidiaries under their respective Hedge Contracts and (iv) the Banking Service Providers to provide Banking Services to the Borrower and its Subsidiaries.  Pursuant to the Credit Agreement, the Subsidiaries of the Borrower are required to enter into the Guaranty as Guarantors.  Section 18 of the Guaranty provides that such Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make additional Advances, the Issuing Lender to issue additional Letters of Credit, the Swap Counterparties to enter into additional transactions with the Borrower and its Subsidiaries under their respective Hedge Contracts, the Banking Service Providers to provide Banking Services with the Borrower and its Subsidiaries and as consideration for Advances previously made, Letters of Credit previously issued, Hedge Contracts with Swap Counterparties previously entered into and Banking Services previously provided.

D. Each New Guarantor is a direct or indirect Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Swap Counterparty and (iii) the Banking Services (as defined in the Credit Agreement) provided to any Loan Party by any Banking Service Providers.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

14

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 18 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder, including without limitation, the indemnification obligations, waiver of damages and waiver of jury trial set forth in Sections 15, 16, and 17 of the Guaranty, and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor.  The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission or by electronic mail shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND ANY CLAIMS CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF OR RELATING TO THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  The New Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of the State of New York and any appellate court from any thereof, and the New Guarantor irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. The New Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Supplement, the Guaranty or in any other Loan Document shall affect any right that any Beneficiary may otherwise have to bring any action or proceeding relating to this Supplement, the Guaranty or any other Loan Document against the New Guarantor, the Borrower, any other Guarantor or any other Loan Party or its properties in the courts of any jurisdiction.  The New Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Supplement, the Guaranty or any other Loan Document in any court referred to above.  The New Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  The New Guarantor irrevocably consents to service of process in the manner provided for notices in Section 10 of the Guaranty other than by electronic mail.  Nothing in this Supplement or the Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

15

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

SECTION 9. THIS SUPPLEMENT, THE GUARANTY AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

16

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

Address:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:
Name:
Title:

Exhibit C to Credit Agreement
Form of Guaranty Agreement (Isramco Onshore, LLC – 2015)

17

EXHIBIT D-1

FORM OF DEED OF TRUST (TEXAS)

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.  THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD OR WELLHEADS OF THE WELL OR WELLS LOCATED ON THE REAL PROPERTY HEREIN DESCRIBED.  THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES AND AS-EXTRACTED COLLATERAL.  THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.  PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST.  A POWER OF SALE MAY ALLOW THE TRUSTEE OR MORTGAGEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST

FROM

ISRAMCO ENERGY, L.L.C., ISRAMCO RESOURCES, LLC, AND JAY PETROLEUM, L.L.C.

(Mortgagor, Debtor and Grantor)

TO

Elena Robciuc, as Trustee for the benefit of

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

(Mortgagee, Secured Party and Grantee)

June 30, 2015

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

For purposes of filing this Deed of Trust as a financing statement, Isramco Energy, L.L.C. is a limited liability company organized under the laws of the State of Texas, its organizational number is 0800748621, Isramco Resources, LLC is a limited liability company organized under the laws of the State of Texas, its organizational number is 0800945972, and Jay Petroleum, L.L.C. is a limited liability company organized under the laws of the State of Texas, its organizational number is 0701774922, and the mailing address of each Mortgagor is 2425 West Loop South, Suite 810, Houston, Texas 77027, Attention: Edy Francis or Anthony James; Facsimile: 713-621-3988.  The mailing address of Mortgagee is 1111 Bagby Street, Suite 2020, Houston, Texas 77002, Attention:  Elena Robciuc or Victor Mendoza, Facsimile:  713-650-0824.

***********************************

This instrument, prepared by Andrew C.J. Bueso, Bracewell & Giuliani LLP, 711 Louisiana, South Tower Pennzoil Place, Suite 2300, Houston, Texas 77002, (713) 221-1445, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

Attention Recording Officer: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in the State of Texas.  This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Bracewell & Giuliani LLP
711 Louisiana, South Tower Pennzoil Place, Suite 2300
Houston, Texas 77002
Attn: Andrew C.J. Bueso

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

2

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

WHEREAS, this instrument (the "Deed of Trust") is dated effective as of June 30, 2015 (the "Effective Date") and executed and delivered by Isramco Energy, L.L.C., a Texas limited liability company (“Isramco Energy”), Isramco Resources, LLC, a Texas limited liability company (“Isramco Resources”), and Jay Petroleum, L.L.C., a Texas limited liability company (“Jay Petroleum”, and together with Isramco Energy and Isramco Resources, the "Mortgagor"), to Elena Robciuc as Trustee, for the benefit of Société Générale in its capacity as the administrative agent under the Credit Agreement (as hereinafter defined) and on behalf of the Credit Parties (as hereinafter defined) (the "Mortgagee").  The addresses of Mortgagor, Mortgagee, and the Trustee appear in Section 7.13 of this Deed of Trust.

WHEREAS, this Deed of Trust is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of June 30, 2015 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") among the Isramco Onshore, LLC, a Texas limited liability company, as borrower (in such capacity, the "Borrower"), the lenders party thereto from time to time (the "Lenders"), and Mortgagee as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender (the "Issuing Lender").

WHEREAS, in connection with the Credit Agreement, the Borrower or any of its Subsidiaries (including Mortgagor) may from time to time (a) enter into one or more Hedge Contracts (as defined in the Credit Agreement) with a Swap Counterparty (as defined in the Credit Agreement) and (b) accept Banking Services (as defined in the Credit Agreement) from any Banking Service Provider (as defined in the Credit Agreement and, together with the Mortgagee, the Lenders, the Administrative Agent, the Issuing Lender, the Swap Counterparties and other holders of Obligations (as defined in the Credit Agreement), collectively referred to herein as the "Credit Parties").

WHEREAS, it is a requirement under the Credit Agreement that Mortgagor execute and deliver this Deed of Trust.

WHEREAS, Mortgagor will directly or indirectly benefit from (a) such Hedge Contracts entered into by it, the Borrower or any of the Borrower’s Subsidiaries with any Swap Counterparty and (b) such Banking Services between it or any of its Subsidiaries with any Banking Service Provider.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee hereby agree as follows:

ARTICLE I
Definitions

1.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

3

1.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.3 "Excluded Structures" means any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) (together, any "Structure") unless (a) a flood determination certificate covering the real property on which such Structure is located has been obtained by the Administrative Agent and (b) if such Structure is located in a Special Flood Hazard Area (as defined in the applicable Flood Insurance Regulation), such Structure is covered by flood insurance obtained by Mortgagor in an amount as required by the applicable Flood Insurance Regulation. As used herein, "Flood Insurance Regulations" shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

1.4 "Event of Default" shall have the meaning set forth in Article V hereof.

1.5 "Fixture Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.  For purposes of this Deed of Trust, the Fixture Collateral shall not include the Excluded Structures.

1.6 "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" set forth below and which are incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty but constitute fixtures under the laws of the state in which such equipment is located.

1.7 "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom, and shall include "as extracted" collateral as defined in the applicable Uniform Commercial Code.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

4

1.8 "Maturity Date" has the meaning assigned such term in the Credit Agreement.

1.9 "Note" means the "Note" as that term is defined in the Credit Agreement.

1.10 "Obligations" means:

(a) The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

(b) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the Reimbursement Rate (as defined below);

(c) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to Mortgagor, the Borrower or any of the Borrower’s Subsidiaries under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Credit Party at the time of such events; and

(d) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

Notwithstanding anything herein to the contrary, "Obligations" shall not include any "Excluded Swap Obligations", as that term is defined in the Credit Agreement.

1.11 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the oil and gas and/or oil, gas and mineral leases and leasehold interests, fee mineral interests, term mineral interests, participation interests, back-in or carried working interests, rights of first refusal, options, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests represented in Exhibit A and any reversionary or carried interests relating to any of the foregoing, (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction, (c) the surface leases described in Exhibit A, (d) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of any of the estates, property rights, or other interests referred to above, (g) any and all rights, titles and interests of Mortgagor (which are similar in nature to any of the rights, titles and interests described in (a) through (f) above) which are located on or under or which concern any Property or Properties located in counties referenced in Exhibit A hereto or counties in which a counterpart of this Deed of Trust is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

5

1.12 "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, saltwater disposal wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.  Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

1.13 "Personalty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other "as-extracted" collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral (as defined below) and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Credit Party, including Mortgagor's operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

6

1.14 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

1.15 "Realty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor's interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).  For purposes of this Deed of Trust, the Realty Collateral shall not include the Excluded Structures.

1.16 "Reimbursement Rate" means a per annum rate equal to the lesser of (a) the Maximum Rate and (b) the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect during an Event of Default.

1.17 "Security Termination" means such time at which each of the following events shall have occurred on or prior to such time: (a) termination of the Credit Agreement, (b) termination of all Hedge Contracts with all Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), (c) termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and (d) the indefeasible payment in full in cash of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than (i) contingent indemnification obligations for which no notice of claim has been received by any Grantor and (ii) obligations under a Hedge Contract not yet due and payable with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made) payable under the Credit Agreement and under any other Loan Document.

1.18 All other capitalized terms defined in the Credit Agreement which are used in this Deed of Trust and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust.  As used herein, the term "including" means "including, without limitation".

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

7

ARTICLE II
Creation of Security

2.1 Conveyance and Grant of Lien.  In consideration of the advances or extensions by the Credit Parties to Borrower of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust does hereby GRANT, CONVEY, SELL, TRANSFER, ASSIGN AND CONVEY with a general warranty of title, for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto Trustee, and to Trustee's successor or successors or substitutes IN TRUST, WITH POWER OF SALE, to secure the payment and performance of the Notes payable in full on or before the Maturity Date in addition to the other Obligations for the benefit of Mortgagee and the ratable benefit of the Credit Parties.  Notwithstanding any provision in this Deed of Trust to the contrary, in no event are any Excluded Structures encumbered by this Deed of Trust.

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Trustee and Trustee's successors or substitutes in trust and to Trustee's and their successors and assigns forever for the benefit of the Mortgagee on behalf of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust.  Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Trustee and Trustee's successors or substitutes in trust, and their successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof; provided, however, that none of the Mortgagee or the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral.  Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the pro rata units.  It is Mortgagor's intention that this instrument cover Mortgagor's entire interest in the lands, leases, units and other interests set forth in Exhibit A.

2.2 Security Interest.  For the same consideration and to further secure the Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral.

2.3 Assignment of Liens and Security Interests.  For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Credit Parties any security interests held by Mortgagor arising under Section 9.343(a) of the Texas Business and Commerce Code and the Liens granted to Mortgagor pursuant to Section 9.343(d) of the Texas Business and Commerce Code attributable to the interest of Mortgagor in the Hydrocarbons.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

8

ARTICLE III
Proceeds from Production

3.1 Assignment of Production.

(a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling, communitization or unitization orders, agreements or designations, and all proceeds therefrom.

(b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

(c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the right to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor's use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee in order to have said revenues and proceeds so paid to Mortgagee.  None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee.  Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

(d) Subject to the provisions of subsection (f) below, in the event an Event of Default shall occur and be continuing, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating the assignment contained in this Section 3.1 and the payment to Mortgagee of the proceeds assigned.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

9

(e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom (including any and all checks and drafts relating thereto), as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.

(g) Subject to the provisions of Section 3.1(f), in the event an Event of Default shall occur and be continuing, Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein.  Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor's interests as represented therein.

(h) Subject to the provisions of Section 3.1(f), in the event an Event of Default shall occur and be continuing, Mortgagee shall have the right at Mortgagee's election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor in the Collateral, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor.  In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee amounts due from it to Mortgagor following the occurrence of an Event of Default and such purchaser's receipt of notice from Mortgagee or Trustee directing such payment to be made to Mortgagee in accordance with this Article, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

10

(i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

3.2 Application of Proceeds.  All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.06 of the Credit Agreement.

3.3 Mortgagor's Payment Duties.  Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4 Liability of Mortgagee.  Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

3.5 Actions to Effect Assignment.  Subject to the provisions of Section 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Deed of Trust, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of the assignment contained in this Article III; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever.  In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments.  All expenses incurred by the Trustee or Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby.  If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor's interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands for the benefit of the Mortgagee, and shall be immediately paid over to Mortgagee.

3.6 Power of Attorney.  Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents.  The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president or a vice president of Mortgagee.  The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred.  Any Person dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Security Termination has occurred.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

11

3.7 Indemnification.  Mortgagor agrees to indemnify Mortgagee, the Trustee and the other Credit Parties, and each of their respective directors, officers, employees, and agents (collectively, the "Indemnified Parties") from, and discharge, release and hold each of them harmless against all losses, damages, claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (hereafter referred to as "Claims") made against, imposed on, incurred by or asserted against any of them as a consequence of the assertion either before or after the payment in full of the Obligations that any of the Indemnified Parties received Hydrocarbons or proceeds pursuant to this Deed of Trust or pursuant to any right to collect proceeds directly from account debtors which are claimed by third persons.  The Indemnified Parties will have the right to employ attorneys and to defend against any such Claims and unless furnished with reasonable indemnity, the Indemnified Parties will have the right to pay or compromise and adjust all such Claims.  Mortgagor will indemnify and pay to the Indemnified Parties all such amounts as may be paid in respect thereof, or as may be successfully adjudicated against any of the Indemnified Parties.  The indemnity under this Section shall apply to Claims arising or incurred by reason of the Person being indemnified's own negligence but shall not apply to Claims determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Person being indemnified.  The liabilities of Mortgagor as set forth in this Section 3.7 shall survive the termination of this Deed of Trust.

ARTICLE IV
Mortgagor's Representations, Warranties and Covenants

4.1 Payment of Obligations.  Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Deed of Trust.

4.2 Representations and Warranties.  Mortgagor represents and warrants as follows:

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

12

(a) Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.

(b) Title to Collateral.  Mortgagor has good and defensible title to the Collateral free from all Liens, claims, security interests or other encumbrances except for Permitted Liens.  The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all material respects.

(c) Contracts.  All of the Contracts and obligations of Mortgagor that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of Mortgagor other than to the extent the voidance of such Contract or obligation could not reasonably be expected to cause a Material Adverse Change, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.  Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, in any event, other than for such breaches or defaults which could not reasonably be expected to cause a Material Adverse Change.

(d) Production Burdens, Taxes, Expenses and Revenues.  All rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid (except where the amount thereof is being contested in good faith by appropriate proceedings).  All taxes have been properly and timely paid except to the extent such taxes are being contested in good faith and for which reserves in accordance with GAAP have been made as reflected in the Financial Statements.  All expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.  Except for Mortgagor's interests in certain Oil and Gas Properties, which Mortgagor represents do not constitute a material portion (with 2% or more being deemed material) of the value of the Collateral and all other Properties of Mortgagor securing the Obligations, all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense.  Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby (including Permitted Liens) and after giving full effect to the agreements or instruments set forth on attached Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of such Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

13

(e) Mortgagor's Address.  The address of Mortgagor's place of business, residence, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Mortgagor's place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the Effective Date.  Mortgagor hereby represents and warrants that its organizational number is 0800748621 as to Isramco Energy, 0800945972 as to Isramco Resources, and 0701774922 as to Jay Petroleum, the state of its formation is Texas and the correct spelling of its name is as set forth in its signature block below.

4.3 Further Assurances.

(a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral, which is reasonably capable of being corrected; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee's opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust, upon the interest of Mortgagee or the Trustee, or upon the income and profits from any of the Collateral.

(b) Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest so long as Security Termination has not occurred.

(c) Mortgagor shall immediately notify Mortgagee of any discontinuance of or change in the address of Mortgagor's place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

14

4.4 Operation of Oil and Gas Properties.  As long as Security Termination has not occurred, and whether or not Mortgagor is the operator of the Oil and Gas Properties, Mortgagor shall (at Mortgagor's own expense):

(a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b) do all things necessary and within the reasonable control of Mortgagor to keep, or cause to be kept, in full force and effect the Oil and Gas Properties and Mortgagor's interests therein except as permitted by the Credit Agreement;

(c) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, except as permitted by the Credit Agreement;

(d) operate the Oil and Gas Properties or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause the operator to operate the Oil and Gas Properties, in each case in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations;

(e) promptly pay or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral, except for payments held in suspense in the ordinary course of business or remitted to state agencies responsible for handling unclaimed property; (ii) all expenses incurred in or arising from the operation or development of the Collateral, except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business; and (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, upon Mortgagee because of its interest therein, or for which Mortgagor may be liable, except to the extent such taxes are being contested in good faith and for which reserves in accordance with GAAP have been made as reflected in the Financial Statements; and indemnify Mortgagee from all liability in connection with any of the foregoing (except to the extent of any liability determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Mortgagee);

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

15

(f) promptly take all action reasonably necessary to enforce or secure the observance or performance of any material term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its material rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof, except to the extent otherwise permitted under the Credit Agreement;

(g) other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(h) permit and do all things necessary or proper to enable the Trustee and Mortgagee (through any of their respective agents and employees) to enter upon the Oil and Gas Properties during business hours and with reasonable prior notice for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Credit Agreement;

(i) cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens;

(j) carry and maintain the insurance required by the Credit Agreement;

(k) furnish to Mortgagee, upon request, copies of any Contracts; and

(l) timely and adequately perform all covenants express or implied in any Contract necessary to keep in full force and effect the Oil and Gas Properties and to maintain the Mortgagor's interest therein, other than to the extent permitted under the Credit Agreement.

4.5 Recording.  Mortgagor hereby authorizes Mortgagee to, at Mortgagor's own expense, record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company or corporation (as applicable) and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

4.6 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

16

4.7 Insurance.  Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect.  Any insurance proceeds received by Mortgagor shall be, unless otherwise notified by the Mortgagee, held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

ARTICLE V
Default

5.1 Events of Default.  An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Deed of Trust.

5.2 Acceleration Upon Default.  Upon the occurrence and during the continuance of any Event of Default (other than pursuant to paragraph (e) of Section 7.01 of the Credit Agreement), Mortgagee shall at the request, or may with the consent, of the Majority Lenders, by notice to the Mortgagor, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor.  If an Event of Default pursuant to Section 7.01(e) of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor.  Whether or not Mortgagee or the Majority Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Credit Agreement or any other of the Loan Documents or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties.

ARTICLE VI
Mortgagee's Rights

6.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by Mortgagee.  Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

17

(i) To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;

(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any Person to act on its behalf in exercising the foregoing rights and powers.  When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Mortgagor (provided there has been no foreclosure sale).

(b) Judicial Proceedings.  Upon the occurrence and during the continuance of an Event of Default, the Trustee and/or Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale granted herein for Collateral located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.

(c) Foreclosure by Private Power of Sale of Collateral.  Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas law governing real property foreclosure sales) or with any applicable state law.  Mortgagor hereby designates as Mortgagor's address for the purpose of notice the address set forth in Section 7.13; provided that Mortgagor may by written notice to Mortgagee designate a different address for notice purposes.  Any purchaser or purchasers will be provided with a special warranty conveyance binding Mortgagor and Mortgagor's successors and assigns.  Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or Security Termination has occurred.

(d) Certain Aspects of Sale.  Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale.  Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein.  Mortgagor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee's duties and obligations under this Deed of Trust, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred or conferred by law on Trustee.  Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

18

(e) Receipt to Purchaser.  Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

(f) Effect of Sale.  Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor's successors or assigns.  Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold.  The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

19

(g) Application of Proceeds.  The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in the Cash Collateral Account as additional Collateral, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement.

(h) Mortgagor's Waiver of Appraisement and Marshalling.  Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation.  Mortgagor agrees that the Trustee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

6.2 Rights to Personalty Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, and in addition, will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and otherwise in this Deed of Trust.  Upon the occurrence and during the continuance of an Event of Default, (i) Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom, (ii) Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, and (iii) unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten (10) days before the time of the sale or disposition.  In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorneys' fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations.  Mortgagor will remain liable for any deficiency remaining after the sale or other disposition.  Mortgagor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

20

6.3 Rights to Fixture Collateral Upon Default.  Upon the occurrence of an Event of Default, or at any time thereafter, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4 Account Debtors.  Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.1(a) and all proceeds therefrom directly to Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts.  Mortgagee shall not have any obligation to preserve any rights against prior parties.

6.5 Costs and Expenses.  All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations and may be included as part of the amount owing from the Mortgagor to the Mortgagee at any foreclosure sale.  Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.

6.6 Deficiency. Mortgagor shall remain liable for and deficient if the proceeds of any sale or other disposition of the Oil & Gas Properties are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Mortgagee to collect such deficiency.

6.7 Set-Off.  Upon the occurrence and during the continuance of any Event of Default, any Credit Party shall have the right to set-off any funds of Mortgagor in the possession of such Credit Party against any amounts then due by Mortgagor pursuant to this Deed of Trust.

ARTICLE VII
Miscellaneous

7.1 Successor Trustees.  The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee.  In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing.  The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee.  All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

21

7.2 Advances by Mortgagee or The Trustee.  Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense.  If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate.  In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorneys' fees incurred by Mortgagee or the Trustee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Deed of Trust, including such costs, expenses and attorneys' fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.3 hereof, plus interest thereon from the date of such demand by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee, respectively, at the Reimbursement Rate.  Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing.  No such advance will be deemed to relieve Mortgagor from any default hereunder.

7.3 Defense of Claims.  Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Collateral or Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys reasonably acceptable to Mortgagee, as may be reasonably necessary to preserve Mortgagor's, the Trustee's and Mortgagee's rights affected thereby.  If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's, the Trustee's or Mortgagee's rights to the Collateral, the Trustee or Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense.  Moreover, Mortgagee or the Trustee, on behalf of Mortgagee, may take such independent action in connection therewith as they may in their reasonable discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral.  All costs, expenses and attorneys' fees incurred by Mortgagee or the Trustee pursuant to this Section 7.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Deed of Trust shall be paid by Mortgagor on demand plus interest thereon from the date of such demand by Mortgagee or Trustee until reimbursement of Mortgagee or Trustee at the Reimbursement Rate.

7.4 Termination.  If Security Termination has occurred and the covenants herein contained are fully performed then all of the Collateral will revert to Mortgagor to the extent not otherwise transferred or sold as permitted under Legal Requirements or under this Deed of Trust and the entire estate, right, title and interest of the Trustee and Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all attorneys' fees and other expenses, deliver to Mortgagor proper instruments acknowledging satisfaction of this Deed of Trust.

7.5 Renewals, Amendments and Other Security.  Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral.  Mortgagee may take or hold other security from Persons other than the Mortgagor for the Obligations without notice to or consent of Mortgagor.  The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.  The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust.  This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

22

7.6 Security Agreement, Financing Statement and Fixture Filing.  This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law.  AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR'S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL.  This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which the Mortgagor is located.  At Mortgagee's request, Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee's security interest under the Uniform Commercial Code.  In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust.  A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

7.7 Unenforceable or Inapplicable Provisions.  If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.

7.8 Rights Cumulative.  Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

23

7.9 Waiver by Mortgagee.  Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee (acting upon the direction of the Majority Lenders), be waived to such extent and in such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee's or Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

7.10 Terms.  The term "Mortgagor" as used in this Deed of Trust will be construed as singular or plural to correspond with the number of Persons executing this Deed of Trust as Mortgagor.  If more than one Person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several.  The terms "Mortgagee", "Mortgagor", and "Trustee" as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties.  Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

7.11 Counterparts.  This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.12 Governing Law.  This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.

7.13 Notice.  All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:	Isramco Energy, L.L.C., Isramco Resources, LLC, Jay Petroleum, L.L.C. 2425 West Loop South, Suite 810, Houston, Texas 77027 Attention: Edy Francis or Anthony James Facsimile: 713-621-3988

Mortgagee:	Société Générale 1111 Bagby Street, Suite 2020 Houston, Texas 77002 Attention: Elena Robciuc or Victor Mendoza Facsimile: 713-650-0824

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

24

Trustee:	Any notices to be given to the Trustee shall be delivered to Mortgagee.

7.14 Duties of Trustee.  It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein.  Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee.  Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel.  Trustee shall not incur any personal liability hereunder except for Trustee's own gross negligence willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.

7.15 Condemnation.  All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee.  Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor.  Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever.  Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

7.16 Successors and Assigns.

(a)           This Deed of Trust is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of and be enforceable by, the Mortgagee, the Lenders, the Administrative Agent, the Issuing Lender and other holders of Obligations and each of their respective successors and assigns, and to the benefit of and be enforceable by, the Swap Counterparties, the Banking Service Providers and each of their respective successors and assigns but only to the extent such successor, transferee or assign of a Swap Counterparty or Banking Service Provider also then qualifies as a Swap Counterparty or Banking Service Provider, and the provisions hereof shall likewise be covenants running with the land.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

25

(b)           Subject to clause (d) below, this Deed of Trust shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Credit Parties under this Deed of Trust.  The Mortgagor specifically agrees that, to the extent permitted by applicable law, upon any transfer of all or any portion of the Obligations, this Deed of Trust shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

(c)           The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties.  Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties.  Upon any transfer of all or any portion of the Obligations and subject to clause (d) below, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect to such Collateral.

(d)           Notwithstanding anything to the contrary contained herein, including the provisions of clauses (b) and (c) above, when any Swap Counterparty or Banking Service Provider assigns or otherwise transfers any interest held by it under any Hedge Contract or Banking Service document, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Credit Party under this Deed of Trust only if such Person also then qualifies as a Swap Counterparty or Banking Service Provider, as applicable.

7.17 Article and Section Headings.  The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

7.18 Usury Not Intended.  It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of New York, the State of Texas and the United States of America as are from time-to-time in effect.  In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor).  In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor.  In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

26

7.19 Credit Agreement.  To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Deed of Trust so that the terms and provisions of this Deed of Trust do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Deed of Trust conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.20 Due Authorization.  Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that (a) the obligations of Mortgagor under this Deed of Trust are the valid, binding and legally enforceable obligations of Mortgagor, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity, (b) the execution, ensealing and delivery of this Deed of Trust by Mortgagor has been duly and validly authorized in all respects by Mortgagor, and (c) the persons who are executing and delivering this Deed of Trust on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Deed of Trust on Mortgagor's part to be observed or performed.

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

27

7.21 No Offsets, Etc.  Mortgagor hereby represents, warrants, and covenants to Mortgagee and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured hereby.

7.22 Bankruptcy Limitation.  Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligations secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor.  Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

28

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR:

ISRAMCO ENERGY, L.L.C.

By:
Name: [__]
Title: [__]

THE STATE OF _________                                             §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Isramco Energy, L.L.C., a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

29

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR:

ISRAMCO RESOURCES, LLC

By:
Name: [__]
Title: [__]

THE STATE OF _________                                             §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Isramco Resources, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

30

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR:

JAY PETROLEUM, L.L.C.

By:
Name: [__]
Title: [__]

THE STATE OF _________                                             §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Jay Petroleum, L.L.C., a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

 Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

31

Exhibit A

The designation "Working Interest" or "WI" or "GWI" when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest.  The designation "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes.  The designation "Overriding Royalty Interest" or "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  The designation "Royalty Interest" or "RI" means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance,  production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  Each amount set forth as "Working Interest" or "WI" or "GWI" or "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" is the Mortgagor's interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of the Hydrocarbons.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Deed of Trust.  All right, title, and interest of Mortgagor in the Properties described herein and in Exhibit A are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.

The reference to book or volume and page herein and in Exhibit A refer to the recording location of each respective Realty Collateral described herein and in Exhibit A in the county where the land covered by the Realty Collateral is located.

Exhibit D-1 to Credit Agreement
Form of Deed of Trust (Texas) (Isramco Onshore, LLC – 2015)

32

EXHIBIT D-2

FORM OF MORTGAGE (WYOMING)

MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.  THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD OR WELLHEADS OF THE WELL OR WELLS LOCATED ON THE REAL PROPERTY HEREIN DESCRIBED.  THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES AND AS-EXTRACTED COLLATERAL.  THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.  PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS INSTRUMENT

FROM

JAY PETROLEUM, L.L.C.
(Mortgagor, Debtor and Grantor)

TO AND FOR THE BENEFIT OF,

IN THE CASE OF NON-FEDERAL COLLATERAL,

SOCIÉTÉ GÉNÉRALE, AS ADMINISTRATIVE AGENT

AND, IN THE CASE OF FEDERAL COLLATERAL,

SOCIÉTÉ GÉNÉRALE FINANCIAL CORPORATION, AS COLLATERAL AGENT FOR THE ADMINISTRATIVE AGENT

(collectively as Mortgagee, Secured Party and Grantee)

June 30, 2015

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

For purposes of filing this Mortgage as a financing statement, Jay Petroleum, L.L.C. is a limited liability company organized under the laws of the State of Texas, its organizational number is 0701774922, and the mailing address of Mortgagor is 2425 West Loop South, Suite 810, Houston, Texas 77027, Attention: Edy Francis or Anthony James; Facsimile: 713-621-3988.  The mailing address of the Mortgagee is 1111 Bagby Street, Suite 2020, Houston, Texas 77002, Attention:  Elena Robciuc or Victor Mendoza, Facsimile:  713-650-0824.

***********************************

This instrument, prepared by Andrew C.J. Bueso, Bracewell & Giuliani LLP, 711 Louisiana, South Tower Pennzoil Place, Suite 2300, Houston, Texas 77002, (713) 221-1445, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

Attention Recording Officer: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in the State of Wyoming.  This instrument creates a lien on rights in or relating to lands of the Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Bracewell & Giuliani LLP
711 Louisiana, South Tower Pennzoil Place, Suite 2300
Houston, Texas 77002
Attn: Andrew C.J. Bueso

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

2

 MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION (this "Mortgage") dated effective as of the 30th day of June 2015 (the "Effective Date"), is executed and delivered by JAY PETROLEUM, L.L.C., a Texas limited liability company (the "Mortgagor"), to and in favor of, in the case of Non-Federal Collateral, SOCIÉTÉ GÉNÉRALE, in its capacity as the administrative agent under the Credit Agreement (as hereinafter defined) (the "Non-Federal Collateral Mortgagee"), and in the case of Federal Collateral, SOCIÉTÉ GÉNÉRALE FINANCIAL CORPORATION, in its capacity as collateral agent for the Administrative Agent (the "Federal Collateral Mortgagee" and, together with the Non-Federal Collateral Mortgagee, the "Mortgagee") for the benefit of the Credit Parties (as hereinafter defined).  The addresses of the Mortgagor and the Mortgagee appear in Section 7.12 of this Mortgage.

WHEREAS, this Mortgage is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of June 30, 2015 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") among the Isramco Onshore, LLC, a Texas limited liability company, as borrower (in such capacity, the "Borrower"), the lenders party thereto from time to time (the "Lenders"), and Mortgagee as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender (the "Issuing Lender").

WHEREAS, in connection with the Credit Agreement, the Borrower or any of its Subsidiaries (including Mortgagor) may from time to time (a) enter into one or more Hedge Contracts (as defined in the Credit Agreement) with a Swap Counterparty (as defined in the Credit Agreement) and (b) accept Banking Services (as defined in the Credit Agreement) from any Banking Service Provider (as defined in the Credit Agreement and, together with the Mortgagee, the Lenders, the Administrative Agent, the Issuing Lender, the Swap Counterparties and other holders of Obligations (as defined in the Credit Agreement), collectively referred to herein as the "Credit Parties").

WHEREAS, Mortgagor will directly or indirectly benefit from (a) such Hedge Contracts entered into by it, the Borrower or any of the Borrower’s Subsidiaries with any Swap Counterparty and (b) such Banking Services between it or any of its Subsidiaries with any Banking Service Provider.

WHEREAS, it is a requirement under the Credit Agreement that Mortgagor execute and deliver this Mortgage.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee hereby agree as follows:

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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ARTICLE I

Definitions

1.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

1.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.3 "Excluded Structures" means any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) (together, any "Structure") unless (a) a flood determination certificate covering the real property on which such Structure is located has been obtained by the Administrative Agent and (b) if such Structure is located in a Special Flood Hazard Area (as defined in the applicable Flood Insurance Regulation), such Structure is covered by flood insurance obtained by Mortgagor in an amount as required by the applicable Flood Insurance Regulation. As used herein, "Flood Insurance Regulations" shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

1.4 "Event of Default" shall have the meaning set forth in Article V hereof.

1.5 "Federal Collateral" means Collateral that, pursuant to the Mineral Leasing Act of 1920, 30 U.S.C. § § 181, et seq. and the regulations promulgated thereunder, or any other applicable law, may only be acquired or held by citizens of the United States, associations of such citizens, any corporation organized under the laws of the United States or of any state or territory thereof, or municipalities.

1.6 "Fixture Collateral" means all of the Mortgagor's right, title and interest now owned or hereafter acquired, in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.    For purposes of this Mortgage, the Fixture Collateral shall not include the Excluded Structures.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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1.7 "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" set forth below and which are incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty but constitute fixtures under the laws of the state in which such equipment is located.

1.8 "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom, and shall include "as-extracted" collateral as defined in the applicable Uniform Commercial Code.

1.9 "Maturity Date" has the meaning assigned such term in the Credit Agreement.

1.10 "Non-Federal Collateral" means any Collateral that is not Federal Collateral.

1.11 "Note" means the "Note" as that term is defined in the Credit Agreement.

1.12 "Obligations" means:

(a)           The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

(b)           All sums advanced or costs or expenses incurred by the Mortgagee or any of the other Credit Parties, which are made or incurred pursuant to, or allowed by, the terms of this Mortgage plus interest thereon from the date of the advance or incurrence until reimbursement of the Mortgagee or such Credit Party charged at the Reimbursement Rate (as defined below);

(c)           All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to Mortgagor, the Borrower or any of the Borrower’s Subsidiaries under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Credit Party at the time of such events; and

(d)           All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not the Mortgagor executes any agreement or instrument.

Notwithstanding anything herein to the contrary, "Obligations" shall not include any "Excluded Swap Obligations", as that term is defined in the Credit Agreement.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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1.13 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the oil and gas and/or oil, gas and mineral leases and leasehold interests, fee mineral interests, term mineral interests, participation interests, back-in or carried working interests, rights of first refusal, options, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto and made a part hereof for all purposes, including the net revenue interests represented in Exhibit A and any reversionary or carried interests relating to any of the foregoing, (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction, (c) the surface leases described in Exhibit A, (d) any and all non-consent interests owned or held by, or otherwise benefiting, the Mortgagor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of any of the estates, property rights, or other interests referred to above, (g) any and all rights, titles and interests of the Mortgagor (which are similar in nature to any of the rights, titles and interests described in (a) through (f) above) which are located on or under or which concern any Property or Properties located in counties referenced in Exhibit A hereto or counties in which a counterpart of this Mortgage is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements.

1.14 "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, saltwater disposal wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.  Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

1.15 "Personalty Collateral" means all of the Mortgagor's interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other "as-extracted" collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral (as defined below) and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Credit Party, including the Mortgagor's operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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1.16 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

1.17 "Realty Collateral" means all of the Mortgagor's interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though the Mortgagor's interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).    For purposes of this Mortgage, the Realty Collateral shall not include the Excluded Structures.

1.18 "Reimbursement Rate" means a per annum rate equal to the lesser of (a) the Maximum Rate and (b) the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect during an Event of Default.

1.19 "Security Termination" means such time at which each of the following events shall have occurred on or prior to such time: (a) termination of the Credit Agreement, (b) termination of all Hedge Contracts with all Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), (c) termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and (d) the indefeasible payment in full in cash of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than (i) contingent indemnification obligations for which no notice of claim has been received by any Grantor and (ii) obligations under a Hedge Contract not yet due and payable with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made) payable under the Credit Agreement and under any other Loan Document.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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1.20 All other capitalized terms defined in the Credit Agreement which are used in this Mortgage and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Mortgage, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage.  As used herein, the term "including" means "including, without limitation".

ARTICLE II

Creation of Security

2.1 Conveyance and Grant of Lien.  In consideration of the advances or extensions by the Credit Parties to Borrower of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Mortgage does hereby (a) GRANT AND MORTGAGE to the Federal Collateral Mortgagee with a general warranty of title, for the uses, purposes and conditions hereinafter set forth, all of its right, title and interest in and to the Federal Collateral, WITH POWER OF SALE and (b) GRANT AND MORTGAGE to the Non-Federal Collateral Mortgagee with a general warranty of title, for the uses, purposes and conditions hereinafter set forth, all of its right, title and interest in and to the Non-Federal Collateral, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of the Mortgagee and the ratable benefit of the Credit Parties.  Notwithstanding any provision in this Mortgage to the contrary, in no event are any Excluded Structures encumbered by this Mortgage.

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the  Mortgagee and its successors and assigns forever for the benefit of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of the Mortgagor contained in this Mortgage.  The Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the  Mortgagee and its successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof; provided, however, that none of the Mortgagee or the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral.  Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the pro rata units.  It is the Mortgagor's intention that this Mortgage cover the Mortgagor's entire interest in the lands, leases, units and other interests set forth in Exhibit A.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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2.2 Security Interest.  For the same consideration and to further secure the Obligations, the Mortgagor hereby grants to the Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral.

2.3 Assignment of Liens and Security Interests.  For the same consideration and to further secure the Obligations, the Mortgagor hereby assigns and conveys to the Mortgagee for its benefit and the benefit of the other Credit Parties any security interests held by the Mortgagor arising under the Wyoming Uniform Commercial Code-Secured Transactions (Wyo. Stat. 34.1-9-101 et seq., as amended from time to time) and the liens granted to the Mortgagor.

2.4 AGGREGATE UNPAID PRINCIPAL AMOUNT.  THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF OBLIGATIONS AND ADVANCES SECURED HEREBY OUTSTANDING AT ANY PARTICULAR TIME (AFTER HAVING GIVEN EFFECT TO ALL ADVANCED AND ALL REPAYMENTS MADE PRIOR TO SUCH TIME) SHALL NOT AGGREGATE AN UNPAID PRINCIPAL AMOUNT IN EXCESS OF ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($150,000,000.00).

2.5 Mineral Leasing Act. It is the specific intent of the parties hereto to fully comply with applicable law concerning Federal oil and gas leases.  The parties hereto in good faith believe that a grant of a mortgage as security for the repayment of the Obligations is not the grant of an "interest" (as such term is defined and used in 43 C.F.R. § 3000.0-5(l)) in Federal oil and gas leases to the Mortgagee or any Credit Party.  In the event that the grant of this Mortgage as security for the repayment of the Obligations is determined to grant such an "interest" in Federal oil and gas leases, then such grant shall be deemed to be made to, and shall inure to the benefit of, only those parties that may lawfully hold an interest in Federal oil and gas leases pursuant to the Mineral Leasing Act of 1920, 30 U.S.C. §§ 181 et seq. and the regulations promulgated thereunder, including 43 C.F.R. Subparts 3102 and 3106.

ARTICLE III

Proceeds from Production

3.1 Assignment of Production.

(a) In order to further secure the Obligations, the Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto the Mortgagee, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, the Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling, communitization or unitization orders, agreements or designations, and all proceeds therefrom.

(b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to the Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by the Mortgagor to treat and regard the Mortgagee as the assignee and transferee of the Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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(c) The Mortgagor directs and instructs each of such parties to pay to the Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until the Mortgagee shall have exercised the right to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to the Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to the Mortgagor for the Mortgagor's use and enjoyment, and the Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to the Mortgagor without the necessity of joinder by the Mortgagee in such division orders, transfer orders or other instruments. The Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by the Mortgagee in order to have said revenues and proceeds so paid to the Mortgagee.  None of such parties shall have any responsibility for the application of any such proceeds received by the Mortgagee.  Subject to the provisions of subsection (f) below, the Mortgagor authorizes the Mortgagee to receive and collect all proceeds of such Hydrocarbons.

(d) Subject to the provisions of subsection (f) below, in the event an Event of Default shall occur and be continuing, the Mortgagor will execute and deliver to the Mortgagee any instruments the Mortgagee may from time to time reasonably request for the purpose of effectuating the assignment contained in this Section 3.1 and the payment to the Mortgagee of the proceeds assigned.

(e) Neither the foregoing assignment nor the exercise by the Mortgagee of any of its rights herein shall be deemed to make the Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until the Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of the Mortgagee or by agreement with the Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make the Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom (including any and all checks and drafts relating thereto), as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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(g) Subject to the provisions of Section 3.1(f) above, in the event an Event of Default shall occur and be continuing, the Mortgagee may endorse and cash any and all checks and drafts payable to the order of the Mortgagor or the Mortgagee for the account of the Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein.  The Mortgagee may execute any transfer or division orders in the name of the Mortgagor or otherwise, with warranties and indemnities binding on the Mortgagor; provided that the Mortgagee shall not be held liable to the Mortgagor for, nor be required to verify the accuracy of, the Mortgagor's interests as represented therein.

(h) Subject to the provisions of Section 3.1(f) above, in the event an Event of Default shall occur and be continuing, the Mortgagee shall have the right at the Mortgagee's election and in the name of the Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such proceeds and to protect the interests of the Mortgagee or the Mortgagor in the Collateral, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by the Mortgagor.  In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to the Mortgagee amounts due from it to the Mortgagor following the occurrence of an Event of Default and such purchaser's receipt of notice from the Mortgagee directing such payment to be made to the Mortgagee in accordance with this Article, the Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of the Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of the Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of the Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

(i) Without in any way limiting the effectiveness of the foregoing provisions, if the Mortgagor receives any proceeds which under this Section 3.1 are payable to the Mortgagee, the Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to the Mortgagee.

3.2 Application of Proceeds.  All payments received by the Mortgagee pursuant to this Article III attributable to the interest of the Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.06 of the Credit Agreement.

3.3 Mortgagor's Payment Duties.  Except as provided in Section 7.16 hereof, nothing contained herein will limit the Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by the Mortgagee of proceeds from Hydrocarbons under this Mortgage will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4 Liability of the Mortgagee.  The Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to the Mortgagor for proceeds actually received by the Mortgagee.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

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3.5 Actions to Effect Assignment.  Subject to the provisions of Section 3.1(f), the Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to the Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this  Mortgage, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of the assignment contained in this Article III; and the Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever.  In addition, the Mortgagor covenants to provide to the Mortgagee, the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments.  All expenses incurred by the  Mortgagee in the collection of said proceeds shall be repaid promptly by the Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby.  If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to the Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to the Mortgagee in the absence of foreclosure, the Mortgagor's interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by the Mortgagor, constitute trust funds in the Mortgagor's hands for the benefit of the  Mortgagee and shall be immediately paid over to the Mortgagee.

3.6 Power of Attorney.  Without limitation upon any of the foregoing, the Mortgagor hereby designates and appoints the Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as the Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of the Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of the Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and the Mortgagor shall be bound thereby as fully and effectively as if the Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents.  The powers and authorities herein conferred on the Mortgagee may be exercised by the Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president or a vice president of the Mortgagee.  The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred.  Any Person dealing with the Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by the Mortgagee that Security Termination has occurred.

3.7 Indemnification.  THE MORTGAGOR AGREES TO INDEMNIFY THE MORTGAGEE, AND THE OTHER CREDIT PARTIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES, CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS' FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS "CLAIMS") MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM AS A CONSEQUENCE OF AN ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS MORTGAGE OR PURSUANT TO ANY RIGHT TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS.  THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS.  THE MORTGAGOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES.  THE INDEMNITY UNDER THIS SECTION BY MORTGAGOR SHALL APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, BUT SHALL NOT APPLY TO CLAIMS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY OR INDEMNIFIED PARTIES BEING INDEMNIFIED.  THE LIABILITIES OF THE MORTGAGOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

12

3.8 Rights Granted in this Article III.  It is the specific intent of the parties hereto to fully comply with applicable law concerning Federal oil and gas leases.  The parties hereto in good faith believe that a grant of an assignment of production in this Mortgage as security for the repayment of the Obligations is not a transfer of a payment out of production or similar interest (as used in 43 C.F.R. Subpart 3106) or the grant of an "interest" (as such term is defined and used in 43 C.F.R § 3000.0-5(l)) in Federal oil and gas leases to the Mortgagee or any Credit Party.  In the event that the assignment of production or the exercise of the rights provided by this Article III is determined to grant such an "interest" in Federal oil and gas leases, then such grant shall be deemed to be made to, and shall inure to the benefit of, only those parties that may lawfully hold an interest in Federal oil and gas leases pursuant to the Mineral Leasing Act of 1920, 30 U.S.C. §§ 181 et seq. and the regulations promulgated thereunder, including 43 C.F.R. Subparts 3102 and 3106.

ARTICLE IV

The Mortgagor's Representations, Warranties and Covenants

4.1 Payment of Obligations.  The Mortgagor covenants that the Mortgagor shall timely pay and perform the Obligations secured by this Mortgage.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

13

4.2 Representations and Warranties.  The Mortgagor represents and warrants as follows:

(a) Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties applicable to the Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Mortgage by reference as though specifically set forth in this Section.

(b) Title to Collateral.  The Mortgagor has good and defensible title to the Collateral free from all Liens, claims, security interests or other encumbrances except for Permitted Liens.  The descriptions set forth in Exhibit A of the quantum and nature of the interests of the Mortgagor in and to the Oil and Gas Properties include the entire interests of the Mortgagor in the Oil and Gas Properties and are complete and accurate in all material respects.

(c) Contracts.  All of the Contracts and obligations of the Mortgagor that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of the Mortgagor other than to the extent the voidance of such Contract or obligation could not reasonably be expected to cause a Material Adverse Change, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.  Neither the Mortgagor nor, to the knowledge of the Mortgagor, any other party to any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, in any event, other than for such breaches or defaults which could not reasonably be expected to cause a Material Adverse Change.

(d) Production Burdens, Taxes, Expenses and Revenues.  All rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid (except where the amount thereof is being contested in good faith by appropriate proceedings).  All expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.  Except for the Mortgagor's interests in certain Oil and Gas Properties, which the Mortgagor represents do not constitute a material portion (with 2% or more being deemed material) of the value of the Collateral and all other Properties of the Mortgagor securing the Obligations, all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to the Mortgagor by the purchasers or other remitters of production proceeds without suspense.  The Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby (including Permitted Liens) and after giving full effect to the agreements or instruments set forth on attached Exhibit A and any other instruments or agreements affecting the Mortgagor's ownership of such Hydrocarbons, afford the Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause the Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

14

(e) The Mortgagor's Address.  The address of the Mortgagor's place of business, residence, chief executive office and office where the Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.12, and there has been no change in the location of Mortgagor's place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the Effective Date.  Mortgagor hereby represents and warrants that its organizational number is 0701774922, the state of its formation is Texas and the correct spelling of its name is as set forth in its signature block below.

4.3 Further Assurances.

(a) The Mortgagor covenants that the Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of the Mortgagee may be necessary or desirable to carry out more effectively the purposes of this  Mortgage, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this  Mortgage, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral, which is reasonably capable of being corrected; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in the Mortgagee's opinion are required to transfer to the Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Mortgage, upon the interest of the Mortgagee, or upon the income and profits from any of the Collateral.

(b) The Mortgagor covenants that the Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest so long as Security Termination has not occurred.

(c) Mortgagor shall immediately notify Mortgagee of any discontinuance of or change in the address of Mortgagor's place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

15

4.4 Operation of Oil and Gas Properties.  As long as Security Termination has not occurred, and whether or not the Mortgagor is the operator of the Oil and Gas Properties, the Mortgagor shall (at the Mortgagor's own expense):

(a)           not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b)           do all things necessary and within the reasonable control of the Mortgagor to keep, or cause to be kept, in full force and effect the Oil and Gas Properties and the Mortgagor's interests therein, except as permitted by the Credit Agreement;

(c)           neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, except as permitted by the Credit Agreement;

(d)           operate the Oil and Gas Properties or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause the operator to operate the Oil and Gas Properties, in each case in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations;

(e)           promptly pay or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral, except for payments held in suspense in the ordinary course of business or remitted to state agencies responsible for handling unclaimed property; (ii) all expenses incurred in or arising from the operation or development of the Collateral, except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business; and (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, upon the Mortgagee because of its interest therein or for which the Mortgagor may be liable, except to the extent such taxes are being contested in good faith and for which reserves in accordance with GAAP have been made as reflected in the Financial Statements; and indemnify the Mortgagee from all liability in connection with any of the foregoing (except to the extent of any liability determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the  Mortgagee);

(f)           promptly take all action reasonably necessary to enforce or secure the observance or performance of any material term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its material rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof, except to the extent otherwise permitted under the Credit Agreement;

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

16

(g)           other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(h)           permit and do all things necessary or proper to enable the  Mortgagee (through any of its respective agents and employees) to enter upon the Oil and Gas Properties during business hours and with reasonable prior notice for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Credit Agreement;

(i)           cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens;

(j)           carry and maintain the insurance required by the Credit Agreement;

(k)           furnish to the Mortgagee, upon request, copies of any Contracts; and

(l)           timely and adequately perform all covenants express or implied in any Contract necessary to keep in full force and effect the Oil and Gas Properties and to maintain the Mortgagor's interest therein, other than to the extent permitted under the Credit Agreement.

4.5           Recording.  The Mortgagor hereby authorizes the Mortgagee to, at the Mortgagor's own expense, record, register, deposit and file this Mortgage and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company or corporation (as applicable) and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

4.6           Records, Statements and Reports. The Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of the Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to the Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

17

4.7           Insurance.  The Mortgagor hereby assigns to the Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and the Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as the Mortgagee may elect. Any insurance proceeds received by the Mortgagor shall be, unless otherwise notified by the  Mortgagee, held in trust for the benefit of the Mortgagee, shall be segregated from other funds of the Mortgagor and shall be forthwith paid over to the Mortgagee.

ARTICLE V

Default

5.1           Events of Default.  An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Mortgage.

5.2           Acceleration Upon Default.  Upon the occurrence and during the continuance of any Event of Default (other than pursuant to paragraph (e) of Section 7.01 of the Credit Agreement) the Mortgagee shall at the request, or may with the consent, of the Majority Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Mortgagor.  If an Event of Default pursuant to Section 7.01(e) of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by the Mortgagor.  Whether or not the Mortgagee or the Majority Lenders elect to accelerate as herein provided, the Mortgagee may simultaneously, or thereafter, without any further notice to the Mortgagor, exercise any other right or remedy provided in this Mortgage or otherwise existing under the Credit Agreement or any other of the Loan Documents or any other agreement, document, or instrument evidencing obligations owing from the Mortgagor to any of the Credit Parties.

ARTICLE VI

The Mortgagee's Rights

6.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by the Mortgagee.  Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights of the Mortgagee, the Mortgagee shall have the following rights and powers (but no obligation):

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

18

(i) To enter upon and take possession of any of the Realty Collateral and exclude the Mortgagor therefrom;

(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that the Mortgagor could do so, and without any liability to the Mortgagor in connection with such operations; and

(iii) To the extent that the Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of the Mortgagor with respect to the Realty Collateral.

The Mortgagee may designate any Person to act on its behalf in exercising the foregoing rights and powers.  When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid and Security Termination has occurred, the Realty Collateral shall be returned to the Mortgagor (provided there has been no foreclosure sale).

(b) Judicial Proceedings.  Upon the occurrence and during the continuance of an Event of Default, the  Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy. and further, in lieu of the non-judicial power of sale hereafter given for Collateral located in the State of Wyoming, the  Mortgagee may proceed for foreclosure or sale of the Collateral by judicial action.

(c) Foreclosure by Private Power of Sale of Collateral.  If an Event of Default shall have occurred and be continuing, the  Mortgagee shall have the right and power to sell, as the  Mortgagee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with the applicable laws of the State of Wyoming, as amended from time to time (or any successor provisions of Wyoming law governing real property foreclosure sales) or with any applicable state law of the state where any of the Collateral is located.  The Mortgagor hereby designates as the Mortgagor's address for the purpose of notice the address set forth in Section 7.12; provided that the Mortgagor may by written notice to the Mortgagee designate a different address for notice purposes.  Any purchaser or purchasers may be provided with a special warranty, subject to Permitted Liens, which conveyance shall be binding on the Mortgagor and the Mortgagor's successors and assigns.  The Mortgagor hereby consents and agrees that, at the election of the  Mortgagee, any disposition of all or part of the Realty Collateral may be made without warranty of any kind whether expressed or implied.  Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or all of the Obligations are paid in full.  The Mortgagee may elect to foreclose this Mortgage by advertisement and sale, this grant being a power of sale, as provided by Wyoming Statutes, including, Wyo. Stat. Ann., § § 34-4-101 et seq., as amended from time to time.  Any sale of Collateral conducted pursuant to this Mortgage shall take place at such place or places and otherwise in such manner and upon such notices as may be required by law; or, in the absence of such requirement, as the Mortgagee may deem appropriate.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

19

(d) Certain Aspects of Sale.  The Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by the Mortgagee as purchaser at such sale.  Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, and the truth and accuracy of all other matters stated therein.  The Mortgagor does hereby ratify and confirm all legal acts that the  Mortgagee may do in carrying out the  Mortgagee's duties and obligations under this Mortgage, and the Mortgagor hereby irrevocably appoints the Mortgagee to be the attorney-in-fact of the Mortgagor and in the name and on behalf of the Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Mortgagor ought to execute and deliver and do and perform any and all such acts and things which the Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of the Mortgagor in the exercise of all or any of the powers hereby conferred on the Mortgagee.  Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for the Mortgagee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and the Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

(e) Receipt to Purchaser.  Upon any sale made under the power of sale herein granted, the receipt of the  Mortgagee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the  Mortgagee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

(f) Effect of Sale.  Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Mortgagor in and to the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against the Mortgagor, the Mortgagor's successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under the Mortgagor, or the Mortgagor's successors or assigns.  Nevertheless, if requested by the  Mortgagee so to do, the Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold.  The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and the Mortgagor agrees that if the Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, the Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by the Mortgagor.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

20

(g) Application of Proceeds.  The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of the Mortgagee, applied at the time of receipt, or held by the Mortgagee in the Cash Collateral Account as additional Collateral, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement.

(h) The Mortgagor's Waiver of Appraisement and Marshalling.  The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Mortgage or pursuant to the decree of any court of competent jurisdiction; and the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, hereby waives the benefit of all such laws and, to the extent that the Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation.  The Mortgagor agrees that the Mortgagee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by the Mortgagee.

6.2 Rights to Personalty Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, and in addition, will have all rights and remedies granted by the Uniform Commercial Code as in effect in Wyoming and otherwise in this Mortgage.  Upon the occurrence and during the continuance of an Event of Default, (i) the Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose the Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that the Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom, (ii)  the Mortgagee may require the Mortgagor to assemble the Personalty Collateral and make it available to the Mortgagee at a place to be designated by the Mortgagee which is reasonably convenient to both parties, and (iii)  unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Mortgagee will send the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to the Mortgagor at the address designated in Section 7.12 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition.  In addition to the expenses of retaking, holding, preparing for sale, selling and the like, the Mortgagee will be entitled to recover attorneys' fees and legal expenses as provided for in this Mortgage and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations.  The Mortgagor will remain liable for any deficiency remaining after the sale or other disposition.  The Mortgagor hereby consents and agrees that any disposition of all or part of the Personalty Collateral may be made without warranty of any kind whether expressed or implied.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

21

6.3 Rights to Fixture Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4 Account Debtors.  The Mortgagee may, in its discretion, after the occurrence and during the continuance of and Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to the Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to the Mortgagee as described in Section 3.1(a) and all proceeds therefrom directly to the Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by the Mortgagor with respect to such account debtors and such accounts.  The Mortgagee shall not have any obligation to preserve any rights against prior parties.

6.5 Costs and Expenses.  All sums advanced or costs or expenses incurred by the Mortgagee in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by the Mortgagor to the Mortgagee as part of the Obligations and may be included as part of the amount owing from the Mortgagor to the Mortgagee at any foreclosure sale.  The Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of the Mortgagee at the Reimbursement Rate.

6.6 Deficiency. Mortgagor shall remain liable for and deficient if the proceeds of any sale or other disposition of the Oil & Gas Properties are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Mortgagee to collect such deficiency.

6.7 Set-Off.  If an Event of Default shall have occurred and be continuing, any Credit Party shall have the right to set-off any funds of the Mortgagor in the possession of such Credit Party against any amounts then due by the Mortgagor pursuant to this Mortgage.

6.8 Federal and Tribal Transfers.  Upon a sale conducted pursuant to this Article VI of all or any portion of the Realty Collateral consisting of interests (the "Federal and Tribal Interests") in leases, easements, rights-of-way, agreements or other documents and instruments covering, affecting or otherwise relating to federal or tribal lands (including, without limitation, leases, easements and rights-of-way issued by the Bureau of Land Management; leases, easements and rights-of-way issued by the Bureau of Indian Affairs; and leases, easements, rights-of-way and minerals agreements with tribal governments or agencies or allottees), the Mortgagor agrees to take all action and execute all instruments necessary or advisable to transfer the Federal and Tribal Interests to the purchaser at such sale, including without limitation, to execute, acknowledge and deliver assignments of the Federal and Tribal Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements, to seek and request approval thereof and to take all other action necessary or advisable in connection therewith.  The Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor's attorney-in-fact and proxy, with full power and authority in the place and stead of the Mortgagor, in the name of the Mortgagor or otherwise, to take any such action and to execute any such instruments on behalf of the Mortgagor that the Mortgagee may deem necessary or advisable to so transfer the Federal and Tribal Interests, including without limitation, the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof and to take all other action deemed necessary or advisable by Mortgagee in connection therewith; and the Mortgagor hereby adopts, ratifies and confirms all such actions and instruments.  Such power of attorney and proxy is coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of the Mortgagor and shall be irrevocable.  No such action by the Mortgagee shall constitute acknowledgment of, or assumption of liabilities relating to, the Federal and Tribal Interests, and neither the Mortgagor nor any other party may claim that the Mortgagee is bound, directly or indirectly, by any such action.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

22

6.9 Limitations on Rights and Waivers.  All rights, powers and remedies herein conferred shall be exercisable by the Mortgagee only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall be effective only to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE VII

Miscellaneous

7.1 Advances by the Mortgagee.  Each and every covenant of the Mortgagor herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor's expense.  If the Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, the Mortgagee (either by it directly or on its behalf by any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on the Mortgagor's behalf, and the Mortgagor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of the Mortgagee at the Reimbursement Rate.  In addition, the Mortgagor hereby agrees to repay on demand any costs, expenses and attorneys' fees incurred by the Mortgagee which are to be obligations of the Mortgagor pursuant to, or allowed by, the terms of this Mortgage, including such costs, expenses and attorneys' fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.2 hereof, plus interest thereon from the date of such demand by the Mortgagee until reimbursement of the Mortgagee at the Reimbursement Rate.  Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing.  No such advance will be deemed to relieve the Mortgagor from any default hereunder.

7.2 Defense of Claims.  The Mortgagor shall promptly notify the Mortgagee in writing of the commencement of any legal proceedings affecting the Mortgagor's title to the Collateral or the Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys reasonably acceptable to the Mortgagee, as may be reasonably necessary to preserve the Mortgagor's and the Mortgagee's rights affected thereby.  If the Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of the Mortgagee, defend the Mortgagor's or the Mortgagee's rights to the Collateral, the Mortgagee may take such action on behalf of and in the name of the Mortgagor and at the Mortgagor's expense.  Moreover, the Mortgagee may take such independent action in connection therewith as it may in its discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral.  All costs, expenses and attorneys' fees incurred by the Mortgagee pursuant to this Section 7.2 or in connection with the defense by the Mortgagee of any claims, demands or litigation relating to the Mortgagor, the Collateral or the transactions contemplated in this Mortgage shall be paid by the Mortgagor on demand plus interest thereon from the date of such demand by the Mortgagee until reimbursement of the Mortgagee at the Reimbursement Rate.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

23

7.3 Termination.  If Security Termination has occurred and the covenants herein contained are fully performed, then all of the Collateral will revert to the Mortgagor to the extent not otherwise transferred or sold as permitted under Legal Requirements or under this Mortgage and the entire estate, right, title and interest of the  Mortgagee will thereupon cease; and the Mortgagee in such case shall, upon the request of the Mortgagor and the payment by the Mortgagor of all attorneys' fees and other expenses, deliver to the Mortgagor proper instruments acknowledging satisfaction of this Mortgage.

7.4 Renewals, Amendments and Other Security.  Without notice or consent of the Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral.  The Mortgagee may take or hold other security from Persons other than the Mortgagor for the Obligations without notice to or consent of the Mortgagor.  The acceptance of this Mortgage by the Mortgagee shall not waive or impair any other security the Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.  The Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Mortgage.  This Mortgage may not be amended, waived or modified except in a written instrument executed by both the Mortgagor and the Non-Federal Collateral Mortgagee, on behalf of itself and the Federal Collateral Mortgagee.  Notwithstanding anything to the contrary in this Mortgage, the Non-Federal Collateral Mortgagee may execute any amendment, waiver, release or modification to this Mortgage on behalf of the Federal Collateral Mortgagee and the execution of such amendment, waiver, release or modification to this Mortgage on behalf of the Federal Collateral Mortgagee shall be binding on the Federal Collateral Mortgagee without the need for execution by such Federal Collateral Mortgagee.

7.5 Security Agreement, Financing Statement and Fixture Filing.  This Mortgage will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law.  AS A FINANCING STATEMENT, THIS MORTGAGE IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR'S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL.  This Mortgage shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which the Mortgagor is located.  At the Mortgagee's request, the Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect the Mortgagee's security interest under the Uniform Commercial Code.  In addition, the Mortgagor hereby irrevocably authorizes the Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of the Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Mortgage.  A photographic or other reproduction of this Mortgage shall be sufficient as a financing statement.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

24

7.6 Unenforceable or Inapplicable Provisions.  If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the  Mortgagee in order to carry out the provisions hereof.

7.7 Rights Cumulative.  Each and every right, power and remedy herein given to the  Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the  Mortgagee and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by the Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.8 Waiver by the Mortgagee.  Any and all covenants in this Mortgage may from time to time by instrument in writing by the Mortgagee (acting upon the direction of the Majority Lenders) be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver will ever affect or impair the Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

7.9 Terms.  The term "Mortgagor" as used in this Mortgage will be construed as singular or plural to correspond with the number of Persons executing this Mortgage as the Mortgagor.  If more than one Person executes this Mortgage as the Mortgagor, his, her, its, or their duties and liabilities under this Mortgage will be joint and several.  The terms "the Mortgagee" and "Mortgagor" as used in this Mortgage include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties.  Unless the context otherwise requires, terms used in this Mortgage that are defined in the Uniform Commercial Code of Wyoming are used with the meanings therein defined.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

25

7.10 Counterparts.  This Mortgage may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.11 Governing Law.  This Mortgage shall be governed by and construed in accordance with the laws of the State of Wyoming.

7.12 Notice.  All notices required or permitted to be given by the Mortgagor or the Mortgagee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

the Mortgagor:	Jay Petroleum, L.L.C.
2425 West Loop South, Suite 810,
Houston, Texas 77027
Attention: Edy Francis or Anthony James
Facsimile: 713-621-3988

the Mortgagee:	Société Générale
1111 Bagby Street, Suite 2020
Houston, Texas 77002
Attention:  Elena Robciuc or Victor Mendoza
Facsimile:  713-650-0824

7.13 Condemnation.  All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to the Mortgagee.  The Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor.  The Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to the Mortgagee free and clear of any encumbrances of any kind or nature whatsoever.  Any such award or payment may, at the option of the Mortgagee, be retained and applied by the Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to the Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

26

7.14  Successors and Assigns.

(a)           This Mortgage is binding upon the Mortgagor, the Mortgagor's successors and assigns, and shall inure to the benefit of and enforceable by, the Mortgagee, the Lenders, the Administrative Agent, the Issuing Lender and other holders of Obligations and each of their respective successors and assigns, and to the benefit of and be enforceable by, the Swap Counterparties, the Banking Service Providers and each of their respective successors and assigns but only to the extent such successor, transferee or assign of a Swap Counterparty or Banking Service Provider also then qualifies as a Swap Counterparty or Banking Service Provider, and the provisions hereof shall likewise be covenants running with the land.

(b)           Subject to clause (d) below, this Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the  Mortgagee for the benefit of the Credit Parties under this Mortgage.  The Mortgagor specifically agrees that, to the extent permitted by applicable law, upon any transfer of all or any portion of the Obligations, this Mortgage shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

(c)           The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties.  Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties.  Upon any transfer of all or any portion of the Obligations and subject to clause (d) below, the  Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the  Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect to such Collateral.

(d)           Notwithstanding anything to the contrary contained herein, including the provisions of clauses (b) and (c) above, when any Swap Counterparty or Banking Service Provider assigns or otherwise transfers any interest held by it under any Hedge Contract or any document evidencing any Banking Service, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Credit Party under this Mortgage only if such Person also then qualifies as a Swap Counterparty or Banking Service Provider, as applicable.

7.15 Article and Section Headings.  The article and section headings in this Mortgage are inserted for convenience of reference and shall not be considered a part of this Mortgage or used in its interpretation.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

27

7.16 Usury Not Intended.  It is the intent of the Mortgagor and the Mortgagee in the execution and performance of this Mortgage, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of New York, the State of Wyoming and the United States of America as are from time-to-time in effect.  In furtherance thereof, the Mortgagee and the Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Mortgage, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and the Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to the Mortgagor).  In the event that the maturity of the Obligations is accelerated by reason of any election of the Mortgagee resulting from an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Mortgage, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to the Mortgagor.  In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, the Mortgagor and the Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

7.17 Credit Agreement.  To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Mortgage so that the terms and provisions of this Mortgage do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Mortgage conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of the  Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.18 Due Authorization.  The Mortgagor hereby represents, warrants and covenants to the Mortgagee that (a) the obligations of the Mortgagor under this Mortgage are the valid, binding and legally enforceable obligations of the Mortgagor, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity, (b) the execution, ensealing and delivery of this Mortgage by the Mortgagor has been duly and validly authorized in all respects by the Mortgagor, and (c) the persons who are executing and delivering this Mortgage on behalf of the Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Mortgage on the Mortgagor's part to be observed or performed.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

28

7.19 No Offsets, Etc.  The Mortgagor hereby represents, warrants and covenants to the Mortgagee that there are no offsets, counterclaims or defenses at law or in equity against this Mortgage or the indebtedness secured hereby.

7.20 Bankruptcy Limitation.  Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the  Mortgagee and the other Credit Parties that the amount of the Obligations secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor.  Accordingly, notwithstanding anything to the contrary contained in this Mortgage in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Mortgage shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the  Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

7.21 DEFICIENCY JUDGMENT. THE MORTGAGEE HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE COLLATERAL TO THE EXTENT AVAILABLE UNDER APPLICABLE WYOMING LAW.

7.22 Effectiveness.  This Mortgage shall become effective upon its execution and delivery by the Mortgagor.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

29

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR:

JAY PETROLEUM, L.L.C.

By:
Name: [__]
Title: [__]

THE STATE OF _________                                              §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Jay Petroleum, L.L.C., a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

30

MORTGAGEE:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the ratable benefit of the Credit Parties

By:
Name:  Elena Robciuc
Title:  Managing Director

THE STATE OF TEXAS                                                     §
§
COUNTY OF HARRIS                                                        §

This instrument was acknowledged before me on this ___ day of ________, 2015, by Elena Robciuc as Managing Director of Société Générale, a French bank, on behalf of said bank.

Notary Public in and for
the State of Texas

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

31

SOCIÉTÉ GÉNÉRALE FINANCIAL CORPORATION,
as Collateral Agent for the Administrative Agent

By:
Name:
Title:

STATE OF ___________                                                                  §
§
COUNTY OF                                _________                                    §

The foregoing instrument was acknowledged before me on this ____ day of ________, 2015, by [__], as [__] of Société Générale Financial Corporation, a Delaware corporation, on behalf of said corporation.

[SEAL]

Notary Public in and for
the State of _______
Commission Number:

Commission Expires:

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

32

Exhibit A

The designation "Working Interest" or "WI" or "GWI" when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest.  The designation "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes.  The designation "Overriding Royalty Interest" or "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  The designation "Royalty Interest" or "RI" means an interest in production which results from an ownership in the  mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance,  production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  Each amount set forth as "Working Interest" or "WI" or "GWI" or "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" is the Mortgagor's interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting the Mortgagor's ownership of the Hydrocarbons.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Mortgage. All right, title, and interest of the Mortgagor in the Properties described herein and in Exhibit A are and shall be subject to this Mortgage, regardless of the presence of any units or wells not described herein.

The reference to book or volume and page herein and in Exhibit A refer to the recording location of each respective Realty Collateral described herein and in Exhibit A in the county where the land covered by the Realty Collateral is located.

Exhibit D-2 to Credit Agreement
Form of Mortgage (Wyoming) (Isramco Onshore, LLC – 2015)

33

EXHIBIT D-3

FORM OF MORTGAGE (OKLAHOMA)

MORTGAGE, LINE OF CREDIT MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT AND
FIXTURE FILING

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD OR WELLHEADS OF THE WELL OR WELLS LOCATED ON THE REAL PROPERTY HEREIN DESCRIBED.  THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN, AND IT IS TO BE FILED FOR RECORD AS A FIXTURE FILING, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO.

THIS INSTRUMENT IS, AMONG OTHER THINGS, A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE COVERING AS-EXTRACTED COLLATERAL THAT IS RELATED TO, AND GOODS WHICH ARE, OR ARE TO BECOME FIXTURES ON, THE REAL PROPERTY HEREIN DESCRIBED.

THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED WHICH INTEREST IS DESCRIBED IN SECTION 1.15 OF THIS INSTRUMENT.

THIS INSTRUMENT IS TO BE FILED AGAINST THE TRACT INDEX IN THE REAL ESTATE RECORDS FOR THE REALTY COLLATERAL LYING IN THE STATE OF OKLAHOMA.

NOTICE TO MORTGAGOR:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

FROM

JAY PETROLEUM, L.L.C.
(Mortgagor, Debtor and Grantor)

TO

SOCIÉTÉ GÉNÉRALE, as Administrative Agent
(Mortgagee, Secured Party and Grantee)

June 30, 2015

For purposes of filing this Mortgage as a financing statement, Jay Petroleum, L.L.C. is a limited liability company organized under the laws of the State of Texas, its organizational number is 0701774922, and the mailing address of Mortgagor is 2425 West Loop South, Suite 810, Houston, Texas 77027, Attention: Edy Francis or Anthony James; Facsimile: 713-621-3988.  The mailing address of the Mortgagee is 1111 Bagby Street, Suite 2020, Houston, Texas 77002, Attention:  Elena Robciuc or Victor Mendoza, Facsimile:  713-650-0824.

***********************************
This instrument, prepared by Jennifer N. Dill, Bracewell & Giuliani LLP, 711 Louisiana, South Tower Pennzoil Place, Suite 2300, Houston, Texas 77002, (713) 221-1144, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

Attention Recording Officer: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in Oklahoma.  This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Bracewell & Giuliani LLP
711 Louisiana, South Tower Pennzoil Place, Suite 2300
Houston, Texas 77002
Attn: Jennifer N. Dill

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

2

MORTGAGE, LINE OF CREDIT MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT
AND FIXTURE FILING

WHEREAS, this instrument (the "Mortgage") is dated effective as of June 30, 2015 (the "Effective Date") and executed and delivered by JAY PETROLEUM, L.L.C., a Texas limited liability company (the "Mortgagor"), to Société Générale (the "Mortgagee") in its capacity as the administrative agent under the Credit Agreement (as hereinafter defined) and on behalf of the Credit Parties (as hereinafter defined).  The addresses of Mortgagor and the Mortgagee appear in Section 7.13 of this Mortgage.

WHEREAS, this Mortgage is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of June 30, 2015 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") among the Isramco Onshore, LLC, a Texas limited liability company, as borrower (in such capacity, the "Borrower"), the lenders party thereto from time to time (the "Lenders"), and Mortgagee as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender (the "Issuing Lender").

WHEREAS, in connection with the Credit Agreement, the Borrower or any of its Subsidiaries (including Mortgagor) may from time to time (a) enter into one or more Hedge Contracts (as defined in the Credit Agreement) with a Swap Counterparty (as defined in the Credit Agreement) and (b) accept Banking Services (as defined in the Credit Agreement) from any Banking Service Provider (as defined in the Credit Agreement and, together with the Mortgagee, the Lenders, the Administrative Agent, the Issuing Lender, the Swap Counterparties and other holders of Obligations (as defined in the Credit Agreement), collectively referred to herein as the "Credit Parties").

WHEREAS, Mortgagor will directly or indirectly benefit from (a) such Hedge Contracts entered into by it, the Borrower or any of the Borrower’s Subsidiaries with any Swap Counterparty and (b) such Banking Services between it or any of its Subsidiaries with any Banking Service Provider.

WHEREAS, it is a requirement under the Credit Agreement that Mortgagor execute and deliver this Mortgage.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee hereby agree as follows:

ARTICLE I
Definitions

1.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

3

1.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.3 "Excluded Structures" means any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) (together, any "Structure") unless (a) a flood determination certificate covering the real property on which such Structure is located has been obtained by the Administrative Agent and (b) if such Structure is located in a Special Flood Hazard Area (as defined in the applicable Flood Insurance Regulation), such Structure is covered by flood insurance obtained by Mortgagor in an amount as required by the applicable Flood Insurance Regulation. As used herein, "Flood Insurance Regulations" shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

1.4 "Event of Default" shall have the meaning set forth in Article V hereof.

1.5 "Fixture Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.  For purposes of this Mortgage, the Fixture Collateral shall not include the Excluded Structures.

1.6 "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" set forth below and which are incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty but constitute fixtures under the laws of the state in which such equipment is located.

1.7 "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom, and shall include "as extracted" collateral as defined in the applicable Uniform Commercial Code.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

4

1.8 "Maturity Date" has the meaning assigned such term in the Credit Agreement.

1.9 "Note" means the "Note" as that term is defined in the Credit Agreement.

1.10 "Obligations" means:

(a) The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

(b) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties, which are made or incurred pursuant to, or allowed by, the terms of this Mortgage plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the Reimbursement Rate (as defined below);

(c) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to Mortgagor, the Borrower or any of the Borrower’s Subsidiaries under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Credit Party at the time of such events; and

(d) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

Notwithstanding anything herein to the contrary, "Obligations" shall not include any "Excluded Swap Obligations", as that term is defined in the Credit Agreement.

1.11 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the oil and gas and/or oil, gas and mineral leases and leasehold interests, fee mineral interests, term mineral interests, participation interests, back-in or carried working interests, rights of first refusal, options, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests represented in Exhibit A and any reversionary or carried interests relating to any of the foregoing, (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction, (c) the surface leases described in Exhibit A, (d) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of any of the estates, property rights, or other interests referred to above, (g) any and all rights, titles and interests of Mortgagor (which are similar in nature to any of the rights, titles and interests described in (a) through (f) above) which are located on or under or which concern any Property or Properties located in counties referenced in Exhibit A hereto or counties in which a counterpart of this Mortgage is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements, including without limitation pooling orders of the Oklahoma Corporation Commission.  PROVIDED, AND NOTWITHSTANDING THE GENERALITY OF THE FOREGOING DESCRIPTION OF THE OIL AND GAS PROPERTIES BUT SUBJECT TO THE SENTENCE NEXT FOLLOWING, neither the Oil and Gas Properties nor the other Collateral shall in any event include (i) fee owned interests in the land or in the surface of the land or (ii) any other real property or real estate or interests therein which are considered to be "real estate" within the meaning of the Oklahoma Statutes imposing a real estate mortgage tax on real estate mortgages, Okla. Stat. Tit. 68, §§ 1901, et seq. (herein the "Mortgage Tax Statutes") and which, if included as a part of the Oil and Gas Properties or Collateral mortgaged hereunder, would result in this Mortgage being a "real estate mortgage" within the meaning of that term in the Mortgage Tax Statutes.  AND FURTHER PROVIDED, that in no event shall the immediately preceding sentence have the effect of excluding from the definition of "Oil and Gas Properties" as used herein (x) any oil and gas leases or interests in oil and gas leases or oil and gas leasehold estates or those rights and interests covered by or described in clause (a) of this Section 1.11 or (y) any Personalty Collateral or Fixture Collateral or Contracts (expressly excluding, for the limited purposes of this sentence, but not for the purposes of the immediately preceding sentence, any easements or surface leases to the extent Contracts include easements or surface leases).

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

5

1.12 "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, saltwater disposal wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.  Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

6

1.13 "Personalty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other "as-extracted" collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral (as defined below) and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Credit Party, including Mortgagor's operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

1.14 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

1.15 "Realty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor's interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).  For purposes of this Mortgage, the Realty Collateral shall not include the Excluded Structures.

1.16 "Reimbursement Rate" means a per annum rate equal to the lesser of (a) the Maximum Rate and (b) the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect during an Event of Default.

1.17 "Security Termination" means such time at which each of the following events shall have occurred on or prior to such time: (a) termination of the Credit Agreement, (b) termination of all Hedge Contracts with Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), (c) termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and (d) the indefeasible payment in full in cash of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than (i) contingent indemnification obligations for which no notice of claim has been received by any Grantor and (ii) obligations under a Hedge Contract not yet due and payable with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made) payable under the Credit Agreement and under any other Loan Document.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

7

1.18 All other capitalized terms defined in the Credit Agreement which are used in this Mortgage and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Mortgage, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage.  As used herein, the term "including" means "including, without limitation".

ARTICLE II
Creation of Security

2.1 Conveyance and Grant of Lien.  In consideration of the advances or extensions by the Credit Parties to Borrower of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Mortgage hereby GRANTS, CONVEYS, SELLS, TRANSFERS, AND ASSIGNS with a general warranty of title, for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto Mortgagee, and to his successor or successors or substitutes, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of Mortgagee and the ratable benefit of the Credit Parties.  Notwithstanding any provision in this Mortgage to the contrary, in no event are any Excluded Structures encumbered by this Mortgage.

Mortgagor further grants to Mortgagee, its successors and assigns, the right and power to foreclose this Mortgage under the Oklahoma Power of Sale Mortgage Foreclosure Act, 46. O.S. § 40 et seq. (the "Oklahoma Act").

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Mortgagee and to its successors and assigns forever for the benefit of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Mortgage.  Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Mortgagee and his successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof; provided, however, that none of the Mortgagee or the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral.  Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the pro rata units.  It is Mortgagor's intention that this instrument cover Mortgagor's entire interest in the lands, leases, units and other interests set forth in Exhibit A.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

8

2.2 Security Interest.  For the same consideration and to further secure the Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral.

2.3 Assignment of Liens and Security Interests.  For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Credit Parties any security interests held by Mortgagor arising under, and any liens granted to the Mortgagor pursuant to, the Uniform Commercial Code as in effect in Oklahoma, Title 12A of the Oklahoma Statutes (as amended from time to time).

ARTICLE III
Proceeds from Production

3.1 Assignment of Production.

(a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling, communitization or unitization orders, agreements or designations, and all proceeds therefrom.

(b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

(c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the right to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor's use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee in order to have said revenues and proceeds so paid to Mortgagee.  None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee.  Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

9

(d) Subject to the provisions of subsection (f) below, in the event an Event of Default shall occur and be continuing, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating the assignment contained in this Section 3.1 and the payment to Mortgagee of the proceeds assigned.

(e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom (including any and all checks and drafts relating thereto), as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.

(g) Subject to the provisions of Section 3.1(f), in the event an Event of Default shall occur and be continuing, Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein.  Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor's interests as represented therein.

(h) Subject to the provisions of Section 3.1(f), in the event an Event of Default shall occur and be continuing, Mortgagee shall have the right at Mortgagee's election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor in the Collateral, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor.  In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee amounts due from it to Mortgagor following the occurrence of an Event of Default and such purchaser's receipt of notice from Mortgagee directing such payment to be made to Mortgagee in accordance with this Article, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

10

(i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

3.2 Application of Proceeds.  All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.06 of the Credit Agreement.

3.3 Mortgagor's Payment Duties.  Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Mortgage will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4 Liability of Mortgagee.  Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

3.5 Actions to Effect Assignment.  Subject to the provisions of Section 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Mortgage, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of the assignment contained in this Article III; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever.  In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments.  All expenses incurred by the Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby.  If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor's interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands for the benefit of the Mortgagee, and shall be immediately paid over to Mortgagee.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

11

3.6 Power of Attorney.  Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents.  The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president or a vice president of Mortgagee.  The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred.  Any Person dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Security Termination has occurred.

3.7 Indemnification.  Mortgagor agrees to indemnify Mortgagee and the other Credit Parties, and each of their respective directors, officers, employees, and agents (collectively, the "Indemnified Parties") from, and discharge, release and hold each of them harmless against all losses, damages, claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (hereafter referred to as "Claims") made against, imposed on, incurred by or asserted against any of them as a consequence of an assertion either before or after the payment in full of the Obligations that any of the Indemnified Parties received Hydrocarbons or proceeds pursuant to this Mortgage or pursuant to any right to collect proceeds directly from account debtors which are claimed by third persons.  The Indemnified Parties will have the right to employ attorneys and to defend against any such Claims and unless furnished with reasonable indemnity, the Indemnified Parties will have the right to pay or compromise and adjust all such Claims.  Mortgagor will indemnify and pay to the Indemnified Parties all such amounts as may be paid in respect thereof, or as may be successfully adjudicated against any of the Indemnified Parties.  The indemnity under this Section shall apply to Claims arising or incurred by reason of the Person being indemnified's own negligence but shall not apply to Claims determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Person being indemnified.  The liabilities of Mortgagor as set forth in this Section 3.7 shall survive the termination of this Mortgage.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

12

ARTICLE IV
Mortgagor's Representations, Warranties and Covenants

4.1 Payment of Obligations.  Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Mortgage.

4.2 Representations and Warranties.  Mortgagor represents and warrants as follows:

(a) Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Mortgage by reference as though specifically set forth in this Section.

(b) Title to Collateral.  Mortgagor has good and defensible title to the Collateral free from all Liens, claims, security interests or other encumbrances except for Permitted Liens.  The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all material respects.

(c) Contracts.  All of the Contracts and obligations of Mortgagor that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of Mortgagor other than to the extent the voidance of such Contract or obligation could not reasonably be expected to cause a Material Adverse Change, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.  Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, in any event, other than for such breaches or defaults which could not reasonably be expected to cause a Material Adverse Change.

(d) Production Burdens, Taxes, Expenses and Revenues.  All rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid (except where the amount thereof is being contested in good faith by appropriate proceedings).  All expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.  Except for Mortgagor's interests in certain Oil and Gas Properties, which Mortgagor represents do not constitute a material portion (with 2% or more being deemed material) of the value of the Collateral and all other Properties of Mortgagor securing the Obligations, all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense.  Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby (including Permitted Liens) and after giving full effect to the agreements or instruments set forth on attached Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of such Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

13

(e) Mortgagor's Address.  The address of Mortgagor's place of business, residence, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Mortgagor's place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the Effective Date.  Mortgagor hereby represents and warrants that its organizational number is 0701774922, the state of its formation is Texas and the correct spelling of its name is as set forth in its signature block below.

4.3 Further Assurances.

(a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Mortgage, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral, which is reasonably capable of being corrected; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee's opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Mortgage, upon the interest of Mortgagee, or upon the income and profits from any of the Collateral.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

14

(b) Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest so long as Security Termination has not occurred.

(c) Mortgagor shall immediately notify Mortgagee of any discontinuance of or change in the address of Mortgagor's place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

4.4 Operation of Oil and Gas Properties.  As long as Security Termination has not occurred, and whether or not Mortgagor is the operator of the Oil and Gas Properties, Mortgagor shall (at Mortgagor's own expense):

(a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b) do all things necessary and within the reasonable control of Mortgagor to keep, or cause to be kept, in full force and effect the Oil and Gas Properties and Mortgagor's interests therein except as permitted by the Credit Agreement;

(c) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, except as permitted by the Credit Agreement;

(d) operate the Oil and Gas Properties or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause the operator to operate the Oil and Gas Properties, in each case in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations;

(e) promptly pay or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral, except for payments held in suspense in the ordinary course of business or remitted to state agencies responsible for handling unclaimed property; (ii) all expenses incurred in or arising from the operation or development of the Collateral, except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business; and (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, upon Mortgagee because of its interest therein, or for which Mortgagor may be liable, except to the extent such taxes are being contested in good faith and for which reserves in accordance with GAAP have been made as reflected in the Financial Statements; and indemnify Mortgagee from all liability in connection with any of the foregoing (except to the extent of any liability determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Mortgagee);

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

15

(f) promptly take all action reasonably necessary to enforce or secure the observance or performance of any material term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its material rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof, except to the extent otherwise permitted under the Credit Agreement;

(g) other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(h) permit and do all things necessary or proper to enable the Mortgagee (through any of its respective agents and employees) to enter upon the Oil and Gas Properties during business hours and with reasonable prior notice for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Credit Agreement;

(i) cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens;

(j) carry and maintain the insurance required by the Credit Agreement;

(k) furnish to Mortgagee, upon request, copies of any Contracts; and

(l) timely and adequately perform all covenants express or implied in any Contract necessary to keep in full force and effect the Oil and Gas Properties and to maintain the Mortgagor's interest therein, other than to the extent permitted under the Credit Agreement.

4.5 Recording.  Mortgagor hereby authorizes Mortgagee to, at Mortgagor's own expense, record, register, deposit and file this Mortgage and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company or corporation (as applicable) and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

16

4.6 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

4.7 Insurance.  Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect.  Any insurance proceeds received by Mortgagor shall be, unless otherwise notified by the Mortgagee, held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

ARTICLE V
Default

5.1 Events of Default.  An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Mortgage.

5.2 Acceleration Upon Default.  Upon the occurrence and during the continuance of any Event of Default (other than pursuant to paragraph (e) of Section 7.01 of the Credit Agreement), Mortgagee shall at the request, or may with the consent, of the Majority Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor.  If an Event of Default pursuant to Section 7.01(e) of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor.  Whether or not Mortgagee or the Majority Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Mortgage or otherwise existing under the Credit Agreement or any other of the Loan Documents or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

17

ARTICLE VI
Mortgagee's Rights

6.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by Mortgagee.  Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i) To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;

(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any Person to act on its behalf in exercising the foregoing rights and powers.  When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Mortgagor (provided there has been no foreclosure sale).

(b) Judicial Proceedings.  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy.  Furthermore, if an Event of Default has occurred and an action is filed to foreclose this Mortgage, or if Mortgagee seeks to foreclose this Mortgage by power of sale under the Oklahoma Act, Mortgagee shall be entitled to the immediate appointment of a receiver pursuant to 12 O.S. §1551(2)(c) without the necessity of further proof.

(c) Foreclosure by Power of Sale of Collateral.  This paragraph shall apply in addition to, and not in limitation of, any other remedy provided for herein or by applicable law.  Mortgagor hereby grants to, and confers upon, Mortgagee a power of sale pursuant to the Oklahoma Act and any future amendments thereof or under any future law granting the same or similar rights, conferring on Mortgagee pursuant to Title 46, Section 43D, the option to elect to foreclose upon the Realty Collateral in the manner provided in Section 686 of Title 12 of the Oklahoma Statutes.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee is expressly authorized and empowered to proceed in accordance with the provisions of the Oklahoma Act or other future law to have the Realty Collateral sold, or Mortgagee may, at its option, exercised at any time prior to completion of the sale, institute suit to foreclose this Mortgage in any court having jurisdiction.  Mortgagee is expressly authorized and empowered to sell the Realty Collateral as an entirety or in such lots, parcels or divisions as the Mortgagee may elect, but subject always to any right which Mortgagor may have by law to suggest the lots, parcels or divisions in which such Realty Collateral is to be sold.  Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the requirements of the Oklahoma Act shall constitute sufficient notice of sale.  The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with the requirements  of the Oklahoma Act and other applicable laws of the State of Oklahoma in effect at the time of such sale, notwithstanding any other provision contained in this Mortgage to the contrary.  The proceeds of any sale of the Realty Collateral pursuant to the power of sale herein granted shall be applied in accordance with the Oklahoma Act and any other applicable laws of the State of Oklahoma in effect at the time of such sale.  In the event of conflict between the provisions hereof and the Oklahoma Act, the Oklahoma Act shall control.  Sale of a part of the Realty Collateral shall not exhaust the power of sale, but sales may be made from time to time until the Obligations are paid in full.  If default is made in the payment of any installment of any of the Obligations, Mortgagee may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring all of the entire Obligations to be due and payable, enforce the power of sale created by this instrument and sell all or any portion of the Realty Collateral in satisfaction of such matured Obligations.  To the extent permitted under applicable law, sales made without maturing any of the unmatured balance of the Obligations may be made hereunder whenever there is a default in the payment of any installment of any of the Obligations without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this Section 6.1(c), the unmatured balance of any of the Obligations (except as to any proceeds of any sale which Mortgagee may apply as prepayment of the Obligations), or the liens securing payment of the Obligations.  If any questions should be raised as to the regularity or validity of any sale hereunder, Mortgagee shall have the right and is hereby authorized to make resale of said property so as to remove any questions or doubt as to the regularity or validity of the previous sale, and as many resales may be made as may be appropriate.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

18

(d) Certain Aspects of Sale.  Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale.  Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein and the truth and accuracy of all other matters stated therein.  Mortgagor does hereby ratify and confirm all legal acts that the Mortgagee may do in carrying out the Mortgagee's duties and obligations under this Mortgage, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Mortgagee.  Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Mortgagee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

19

(e) Effect of Sale.  Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor's successors or assigns.  Nevertheless, if requested by the Mortgagee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold.  The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.

(f) Additional Provisions with Respect to the Power of Sale.  Notwithstanding any other provisions in this Mortgage, if Mortgagee sells the Collateral under the power of sale granted by this Mortgage, the following provisions shall apply:

(i)           The notices described in the Oklahoma Act shall be given as and when required therein;

(ii)           All notices which are required to be given Mortgagor under the Oklahoma Act may be given to Mortgagor at the address which is set forth in Section 7.13 of this Mortgage, or if such address has been changed pursuant to this Mortgage, to that changed address;

(iii)           Mortgagee may purchase part or all of the Collateral at any such sale;

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

20

(iv)           Mortgagor stipulates the total amounts owing under this Mortgage will have benefited Mortgagor substantially and are not unconscionable in amount, and therefore the total amount of the Obligations, less the fair market value of the Collateral sold under such Oklahoma Act, and any prior indebtedness, shall be available as a deficiency judgment against Mortgagor;

(v)           The purchaser under such sale may seek and obtain a writ of assistance by application to the District Court in the county in Oklahoma in which any part of the Realty Collateral is located, or the United States District Court having venue for actions arising in such county;

(vi)           Mortgagee may, at its option, proceed with foreclosure under judicial proceedings instead of exercising the rights of this power of sale;

(vii)           All other procedures and requirements of the Oklahoma Act shall be followed;

(viii)           After the completion of the sale as contemplated by the Oklahoma Act, the purchaser shall have all of Mortgagor's right, title and interest in and to the Collateral, free and clear of all rights of Mortgagor, and free and clear of all rights of any person with a priority which is subordinate to the lien of this Mortgage, except any right which may be reserved under the Oklahoma Act; and

(ix)           Any recitation in any notice, publication thereof, recordation thereof, or deed, of the existence of an event of default, giving, publication, service and recordation of notice, occurrence of the sale at the time and place set forth in such notice or any postponement authorized and effective under the Oklahoma Act, circumstances of sale and bidding, and compliance with the terms of the Oklahoma Act, shall be presumed to be statements of fact and no person shall be required to investigate the truthfulness or accuracy of any such recitation.
(g) Application of Proceeds.  The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in the Cash Collateral Account as additional Collateral, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement, except that if such application of proceeds conflicts with the requirements of the Oklahoma Act, the proceeds shall be applied as provided under the Oklahoma Act only to the extent of any such conflict.

(h) Mortgagor's Waiver of Appraisement and Marshalling.  Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Mortgage or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation.  Mortgagor agrees that the Mortgagee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

21

6.2 Rights to Personalty Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, and in addition, will have all rights and remedies granted by the Uniform Commercial Code as in effect in Oklahoma and otherwise in this Mortgage.  Upon the occurrence and during the continuance of an Event of Default, (i) Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom, (ii) Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, and (iii) unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition.  In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorneys' fees and legal expenses as provided for in this Mortgage and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations.  Mortgagor will remain liable for any deficiency remaining after the sale or other disposition.  Mortgagor hereby consents and agrees that any disposition of all or part of the Personalty Collateral may be made without warranty of any kind whether expressed or implied.

6.3 Rights to Fixture Collateral Upon Default.  Upon the occurrence of an Event of Default, or at any time thereafter, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4 Account Debtors.  Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.1(a) and all proceeds therefrom directly to Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts.  Mortgagee shall not have any obligation to preserve any rights against prior parties.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

22

6.5 Costs and Expenses.  All sums advanced or costs or expenses incurred by Mortgagee in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations and may be included as part of the amount owing from the Mortgagor to the Mortgagee at any foreclosure sale.  Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.

6.6 Deficiency.Mortgagor shall remain liable for and deficient if the proceeds of any sale or other disposition of the Oil & Gas Properties are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Mortgagee to collect such deficiency.

6.7 Set-Off.  Upon the occurrence and during the continuance of any Event of Default, any Credit Party shall have the right to set-off any funds of Mortgagor in the possession of such Credit Party against any amounts then due by Mortgagor pursuant to this Mortgage.

ARTICLE VII
Miscellaneous

7.1 [Reserved].

7.2 Advances by Mortgagee.  Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense.  If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, Mortgagee (either by it directly or on its behalf by any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate.  In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorneys' fees incurred by Mortgagee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Mortgage, including such costs, expenses and attorneys' fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.3 hereof, plus interest thereon from the date of such demand by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.  Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing.  No such advance will be deemed to relieve Mortgagor from any default hereunder.

7.3 Defense of Claims.  Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Collateral or Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys reasonably acceptable to Mortgagee, as may be reasonably necessary to preserve Mortgagor's and Mortgagee's rights affected thereby.  If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's or Mortgagee's rights to the Collateral, or Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense.  Moreover, Mortgagee may take such independent action in connection therewith as they may in their reasonable discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral.  All costs, expenses and attorneys' fees incurred by Mortgagee pursuant to this Section 7.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Mortgage shall be paid by Mortgagor on demand plus interest thereon from the date of such demand by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

23

7.4 Termination.  If Security Termination has occurred and the covenants herein contained are fully performed then all of the Collateral will revert to Mortgagor to the extent not otherwise transferred or sold as permitted under Legal Requirements or under this Mortgage and the entire estate, right, title and interest of the Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all attorneys' fees and other expenses, deliver to Mortgagor proper instruments acknowledging satisfaction of this Mortgage.

7.5 Renewals, Amendments and Other Security.  Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral.  Mortgagee may take or hold other security from Persons other than the Mortgagor for the Obligations without notice to or consent of Mortgagor.  The acceptance of this Mortgage by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.  The Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Mortgage.  This Mortgage may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

7.6 Security Agreement, Financing Statement and Fixture Filing.  This Mortgage will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law.  AS A FINANCING STATEMENT, THIS MORTGAGE IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR'S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL.  This Mortgage shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which the Mortgagor is located.  At Mortgagee's request, Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee's security interest under the Uniform Commercial Code.  In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Mortgage.  A photographic or other reproduction of this Mortgage shall be sufficient as a financing statement.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

24

7.7 Unenforceable or Inapplicable Provisions.  If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Mortgagee in order to carry out the provisions hereof.

7.8 Rights Cumulative.  Each and every right, power and remedy herein given to the Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.9 Waiver by Mortgagee.  Any and all covenants in this Mortgage may from time to time by instrument in writing by Mortgagee (acting upon the direction of the Majority Lenders), be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver will ever affect or impair the Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

7.10 Terms.  The term "Mortgagor" as used in this Mortgage will be construed as singular or plural to correspond with the number of Persons executing this Mortgage as Mortgagor.  If more than one Person executes this Mortgage as Mortgagor, his, her, its, or their duties and liabilities under this Mortgage will be joint and several.  The terms "Mortgagee" and "Mortgagor" as used in this Mortgage include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties.  Unless the context otherwise requires, terms used in this Mortgage which are defined in the Uniform Commercial Code of Oklahoma are used with the meanings therein defined.

7.11 Counterparts.  This Mortgage may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

25

7.12 Governing Law.  This Mortgage shall be governed by and construed in accordance with the laws of the State of Oklahoma.

7.13 Notice.  All notices required or permitted to be given by Mortgagor or Mortgagee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:                            Jay Petroleum, L.L.C.
2425 West Loop South, Suite 810,
Houston, Texas 77027
Attention: Edy Francis or Anthony James
Facsimile: 713-621-3988

Mortgagee:                            Société Générale
1111 Bagby Street, Suite 2020
Houston, Texas 77002
Attention:  Elena Robciuc or Victor Mendoza
Facsimile:  713-650-0824

7.14 [Reserved].

7.15 Condemnation.  All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee.  Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor.  Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever.  Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

7.16 Successors and Assigns.

(a)           This Mortgage is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of and be enforceable by, the Mortgagee, the Lenders, the Administrative Agent, the Issuing Lender and other holders of Obligations and each of their respective successors and assigns, and to the benefit of and be enforceable by, the Swap Counterparties, the Banking Service Providers and each of their respective successors and assigns but only to the extent such successor, transferee or assign of a Swap Counterparty or Banking Service Provider also then qualifies as a Swap Counterparty or Banking Service Provider, and the provisions hereof shall likewise be covenants running with the land.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

26

(b)           Subject to clause (d) below, this Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Credit Parties under this Mortgage.  The Mortgagor specifically agrees that, to the extent permitted by applicable law, upon any transfer of all or any portion of the Obligations, this Mortgage shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

(c)           The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties.  Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties.  Upon any transfer of all or any portion of the Obligations and subject to clause (d) below, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect to such Collateral.

(d)           Notwithstanding anything to the contrary contained herein, including the provisions of clauses (b) and (c) above, when any Swap Counterparty or Banking Service Provider assigns or otherwise transfers any interest held by it under any Hedge Contract or any document evidencing any Banking Service, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Credit Party under this Mortgage only if such Person also then qualifies as a Swap Counterparty or Banking Service Provider, as applicable.

7.17 Article and Section Headings.  The article and section headings in this Mortgage are inserted for convenience of reference and shall not be considered a part of this Mortgage or used in its interpretation.

7.18 Usury Not Intended.  It is the intent of Mortgagor and Mortgagee in the execution and performance of this Mortgage, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of New York, the State of Oklahoma and the United States of America as are from time-to-time in effect.  In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Mortgage, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor).  In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Mortgage, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor.  In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

27

7.19 Credit Agreement.  To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Mortgage so that the terms and provisions of this Mortgage do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Mortgage conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.20 Due Authorization.  Mortgagor hereby represents, warrants and covenants to Mortgagee that (a) the obligations of Mortgagor under this Mortgage are the valid, binding and legally enforceable obligations of Mortgagor, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity, (b) the execution, ensealing and delivery of this Mortgage by Mortgagor has been duly and validly authorized in all respects by Mortgagor, and (c) the persons who are executing and delivering this Mortgage on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Mortgage on Mortgagor's part to be observed or performed.

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

28

7.21 No Offsets, Etc.  Mortgagor hereby represents, warrants, and covenants to Mortgagee that there are no offsets, counterclaims or defenses at law or in equity against this Mortgage or the indebtedness secured hereby.

7.22 Bankruptcy Limitation.  Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligations secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor.  Accordingly, notwithstanding anything to the contrary contained in this Mortgage in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Mortgage shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

29

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR:

JAY PETROLEUM, L.L.C.

By:
Name: [__]
Title: [__]

THE STATE OF _________                                             §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Jay Petroleum, L.L.C., a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

30

MORTGAGEE:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the ratable benefit of the Credit Parties

By:
Name: Elena Robciuc
Title:   Managing Director

THE STATE OF TEXAS                                                     §
§
COUNTY OF HARRIS                                                        §

This instrument was acknowledged before me on this ___ day of ___________, ______, by Elena Robciuc as Managing Director of Société Générale, a French bank, on behalf of said bank.

Notary Public in and for
the State of Texas
[SEAL]

 Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

31

Exhibit A

The designation "Working Interest" or "WI" or "GWI" when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest.  The designation "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes.  The designation "Overriding Royalty Interest" or "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  The designation "Royalty Interest" or "RI" means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance,  production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  Each amount set forth as "Working Interest" or "WI" or "GWI" or "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" is the Mortgagor's interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of the Hydrocarbons.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Mortgage.  All right, title, and interest of Mortgagor in the Properties described herein and in Exhibit A are and shall be subject to this Mortgage, regardless of the presence of any units or wells not described herein.

The reference to book or volume and page herein and in Exhibit A refer to the recording location of each respective Realty Collateral described herein and in Exhibit A in the county where the land covered by the Realty Collateral is located.

Exhibit D-3 to Credit Agreement
Form of Mortgage (Oklahoma) (Isramco Onshore, LLC – 2015)

32

EXHIBIT D-4

FORM OF MORTGAGE (NEW MEXICO)

MORTGAGE, LINE OF CREDIT MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT AND
FIXTURE FILING

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD OR WELLHEADS OF THE WELL OR WELLS LOCATED ON THE REAL PROPERTY HEREIN DESCRIBED.  THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN, AND IT IS TO BE FILED FOR RECORD AS A FIXTURE FILING, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO.

THIS INSTRUMENT IS, AMONG OTHER THINGS, A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE COVERING AS-EXTRACTED COLLATERAL THAT IS RELATED TO, AND GOODS WHICH ARE, OR ARE TO BECOME FIXTURES ON, THE REAL PROPERTY HEREIN DESCRIBED.

THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED WHICH INTEREST IS DESCRIBED IN SECTION 1.17 OF THIS INSTRUMENT.

THIS INSTRUMENT IS TO BE FILED AGAINST THE TRACT INDEX IN THE REAL ESTATE RECORDS FOR THE REALTY COLLATERAL LYING IN THE STATE OF NEW MEXICO.

NOTICE TO MORTGAGOR:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

FROM

ISRAMCO ENERGY, L.L.C., ISRAMCO RESOURCES, LLC, AND JAY PETROLEUM, L.L.C.
(Mortgagor, Debtor and Grantor)

TO

IN THE CASE OF NON-FEDERAL COLLATERAL,

SOCIÉTÉ GÉNÉRALE, AS ADMINISTRATIVE AGENT

AND, IN THE CASE OF FEDERAL COLLATERAL,

SOCIÉTÉ GÉNÉRALE FINANCIAL CORPORATION, AS COLLATERAL AGENT FOR THE ADMINISTRATIVE AGENT
(collectively as Mortgagee, Secured Party and Grantee)

June 30, 2015

For purposes of filing this Mortgage as a financing statement, Isramco Energy, L.L.C. is a limited liability company organized under the laws of the State of Texas, its organizational number is 0800748621, Isramco Resources, LLC is a limited liability company organized under the laws of the State of Texas, its organizational number is 0800945972, and Jay Petroleum, L.L.C. is a limited liability company organized under the laws of the State of Texas, its organizational number is 0701774922, and the mailing address of each Mortgagor is 2425 West Loop South, Suite 810, Houston, Texas 77027, Attention: Edy Francis or Anthony James; Facsimile: 713-621-3988.  The mailing address of Mortgagee is 1111 Bagby Street, Suite 2020, Houston, Texas 77002, Attention:  Elena Robciuc or Victor Mendoza, Facsimile:  713-650-0824.

***********************************
This instrument, prepared by Jennifer N. Dill, Bracewell & Giuliani LLP, 711 Louisiana, South Tower Pennzoil Place, Suite 2300, Houston, Texas 77002, (713) 221-1144, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

Attention Recording Officer: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code in effect in New Mexico.  This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Bracewell & Giuliani LLP
711 Louisiana, South Tower Pennzoil Place, Suite 2300
Houston, Texas 77002
Attn: Jennifer N. Dill

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

MORTGAGE, LINE OF CREDIT MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT
AND FIXTURE FILING

WHEREAS, this instrument (the "Mortgage") is dated effective as of June 30, 2015 (the "Effective Date") and executed and delivered by Isramco Energy, L.L.C., a Texas limited liability company (“Isramco Energy”), Isramco Resources, LLC, a Texas limited liability company (“Isramco Resources”), and Jay Petroleum, L.L.C., a Texas limited liability company (“Jay Petroleum”, and together with Isramco Energy and Isramco Resources, the "Mortgagor"), to and in favor of, in the case of Non-Federal Collateral, Société Générale, in its capacity as the administrative agent under the Credit Agreement (as hereinafter defined) (the "Non-Federal Collateral Mortgagee"), and in the case of Federal Collateral, Société Générale Financial Corporation, in its capacity as collateral agent for the Administrative Agent (as defined below) (the "Federal Collateral Mortgagee" and, together with the Non-Federal Collateral Mortgagee, the "Mortgagee") and on behalf of the Credit Parties (as hereinafter defined).  The addresses of Mortgagor and the Mortgagee appear in Section 7.13 of this Mortgage.

WHEREAS, this Mortgage is executed in connection with, and pursuant to the terms of, that certain Credit Agreement dated as of June 30, 2015 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") among the Isramco Onshore, LLC, a Texas limited liability company, as borrower (in such capacity, the "Borrower"), the lenders party thereto from time to time (the "Lenders"), and Non-Federal Collateral Mortgagee as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender (the "Issuing Lender").

WHEREAS, in connection with the Credit Agreement, the Borrower or any of its Subsidiaries (including Mortgagor) may from time to time (a) enter into one or more Hedge Contracts (as defined in the Credit Agreement) with a Swap Counterparty (as defined in the Credit Agreement) and (b) accept Banking Services (as defined in the Credit Agreement) from any Banking Service Provider (as defined in the Credit Agreement and, together with the Non-Federal Collateral Mortgagee, the Lenders, the Issuing Lender, the Swap Counterparties and other holders of Obligations (as defined in the Credit Agreement), collectively referred to herein as the "Credit Parties").

WHEREAS, Mortgagor will directly or indirectly benefit from (a) such Hedge Contracts entered into by it, the Borrower or any of the Borrower’s Subsidiaries with any Swap Counterparty and (b) such Banking Services between it or any of its Subsidiaries with any Banking Service Provider.

WHEREAS, it is a requirement under the Credit Agreement that Mortgagor execute and deliver this Mortgage.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee hereby agree as follows:

ARTICLE I
Definitions

1.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

1.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.3 "Excluded Structures" means any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) (together, any "Structure") unless (a) a flood determination certificate covering the real property on which such Structure is located has been obtained by the Administrative Agent and (b) if such Structure is located in a Special Flood Hazard Area (as defined in the applicable Flood Insurance Regulation), such Structure is covered by flood insurance obtained by Mortgagor in an amount as required by the applicable Flood Insurance Regulation. As used herein, "Flood Insurance Regulations" shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

1.4 "Event of Default" shall have the meaning set forth in Article V hereof.

1.5 "Federal Collateral" means Collateral that, pursuant to the Mineral Leasing Act of 1920, 30 U.S.C. § § 181, et seq. and the regulations promulgated thereunder, or any other applicable law, may only be acquired or held by citizens of the United States, associations of such citizens, any corporation organized under the laws of the United States or of any state or territory thereof, or municipalities.

1.6 "Fixture Collateral" means all of Mortgagor's right, title and interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.  For purposes of this Mortgage, the Fixture Collateral shall not include the Excluded Structures.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

1.7 "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" set forth below and which are incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty but constitute fixtures under the laws of the state in which such equipment is located.

1.8 "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom, and shall include "as extracted" collateral as defined in the applicable Uniform Commercial Code.

1.9 "Maturity Date" has the meaning assigned such term in the Credit Agreement.

1.10 "Non-Federal Collateral" means any Collateral that is not Federal Collateral.

1.11 "Note" means the "Note" as that term is defined in the Credit Agreement.

1.12 "Obligations" means:

(a) The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

(b) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties, which are made or incurred pursuant to, or allowed by, the terms of this Mortgage plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the Reimbursement Rate (as defined below);

(c) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to Mortgagor, the Borrower or any of the Borrower’s Subsidiaries under or pursuant to any Loan Document, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to any Credit Party at the time of such events; and

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(d) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

Notwithstanding anything herein to the contrary, "Obligations" shall not include any "Excluded Swap Obligations", as that term is defined in the Credit Agreement.

1.13 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the oil and gas and/or oil, gas and mineral leases and leasehold interests, fee mineral interests, term mineral interests, participation interests, back-in or carried working interests, rights of first refusal, options, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests represented in Exhibit A and any reversionary or carried interests relating to any of the foregoing, (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction, (c) the surface leases described in Exhibit A, (d) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of any of the estates, property rights, or other interests referred to above, (g) any and all rights, titles and interests of Mortgagor (which are similar in nature to any of the rights, titles and interests described in (a) through (f) above) which are located on or under or which concern any Property or Properties located in counties referenced in Exhibit A hereto or counties in which a counterpart of this Mortgage is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements.

1.14 "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, saltwater disposal wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.  Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

1.15 "Personalty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other "as-extracted" collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral (as defined below) and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with any Credit Party, including Mortgagor's operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

1.16 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

1.17 "Realty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor's interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A).  For purposes of this Mortgage, the Realty Collateral shall not include the Excluded Structures.

1.18 "Reimbursement Rate" means a per annum rate equal to the lesser of (a) the Maximum Rate and (b) the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect during an Event of Default.

1.19 "Security Termination" means such time at which each of the following events shall have occurred on or prior to such time: (a) termination of the Credit Agreement, (b) termination of all Hedge Contracts with Swap Counterparties (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), (c) termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and (d) the indefeasible payment in full in cash of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than (i) contingent indemnification obligations for which no notice of claim has been received by any Grantor and (ii) obligations under a Hedge Contract not yet due and payable with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made) payable under the Credit Agreement and under any other Loan Document.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

1.20 All other capitalized terms defined in the Credit Agreement which are used in this Mortgage and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Mortgage, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage.  As used herein, the term "including" means "including, without limitation".

ARTICLE II
Creation of Security

2.1 Conveyance and Grant of Lien.  In consideration of the advances or extensions by the Credit Parties to Borrower of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Mortgage hereby (a) GRANT, CONVEY, SELL, TRANSFER, AND ASSIGN to the Federal Collateral Mortgagee, and to its successor or successors or substitutes, with a general warranty of title, for the uses, purposes and conditions hereinafter set forth, all of its right, title and interest in and to the Federal Collateral, WITH POWER OF SALE and (b) GRANT, CONVEY, SELL, TRANSFER, AND ASSIGN to the Non-Federal Collateral Mortgagee, and to its successor or successors or substitutes, with a general warranty of title, for the uses, purposes and conditions hereinafter set forth, all of its right, title and interest in and to the Non-Federal Collateral, WITH POWER OF SALE, to secure the payment and performance of the Obligations for the benefit of the Mortgagee and the ratable benefit of the Credit Parties.  Notwithstanding any provision in this Mortgage to the contrary, in no event are any Excluded Structures encumbered by this Mortgage.

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Mortgagee and to its successors and assigns forever for the benefit of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Mortgage.  Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Mortgagee and his successors and assigns, against every Person whomsoever lawfully claiming or to claim the same, or any part thereof; provided, however, that none of the Mortgagee or the Credit Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral.  Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the pro rata units.  It is Mortgagor's intention that this instrument cover Mortgagor's entire interest in the lands, leases, units and other interests set forth in Exhibit A.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

2.2 Security Interest.  For the same consideration and to further secure the Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral.

2.3 Assignment of Liens and Security Interests.  For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Credit Parties any security interests held by Mortgagor arising under, and any liens granted to Mortgagor pursuant to, the New Mexico Oil and Gas Products Lien Act, NMSA 1978, Section 48-9-1, et seq. (1973), as amended from time to time, and hereby vesting in Mortgagee all of Mortgagor's rights as an interest owner to the continuing security interest in and lien upon the oil or gas severed or the proceeds of sale.  Mortgagee may, at its option, file the verified notice of lien in order to perfect such lien, but shall not be obligated to make such filing and shall not be held liable to Mortgagor for any act or omission pursuant to the New Mexico Oil and Gas Products Lien Act.

2.4 New Mexico Maximum Secured Amount.  AS TO ONLY THE COLLATERAL SITUATED IN THE STATE OF NEW MEXICO, THE AMOUNT OF THE OBLIGATIONS OUTSTANDING AT ANY PARTICULAR TIME (AFTER HAVING GIVEN EFFECT TO ALL ADVANCES AND ALL PREPAYMENTS MADE PRIOR TO SUCH TIME) WHICH IS SECURED BY PROPERTY LOCATED IN THE STATE OF NEW MEXICO SHALL NOT EXCEED AN AGGREGATE MAXIMUM AMOUNT OF TWO HUNDRED MILLION DOLLARS ($200,000,000).  The foregoing is a limitation on the maximum amount of the Obligations that may be recovered from the collateral situated in the State of New Mexico and is not, and shall not be construed as, a limitation on the maximum amount of the Obligations that may be outstanding at any particular time.

2.5 Mineral Leasing Act. It is the specific intent of the parties hereto to fully comply with applicable law concerning Federal oil and gas leases.  The parties hereto in good faith believe that a grant of a mortgage as security for the repayment of the Obligations is not the grant of an "interest" (as such term is defined and used in 43 C.F.R. § 3000.0-5(l)) in Federal oil and gas leases to the Mortgagee or any Credit Party.  In the event that the grant of this Mortgage as security for the repayment of the Obligations is determined to grant such an "interest" in Federal oil and gas leases, then such grant shall be deemed to be made to, and shall inure to the benefit of, only those parties that may lawfully hold an interest in Federal oil and gas leases pursuant to the Mineral Leasing Act of 1920, 30 U.S.C. §§ 181 et seq. and the regulations promulgated thereunder, including 43 C.F.R. Subparts 3102 and 3106.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

ARTICLE III
Proceeds from Production

3.1 Assignment of Production.

(a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. Houston, Texas time, all Hydrocarbons produced from, and which are attributable to, Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling, communitization or unitization orders, agreements or designations, and all proceeds therefrom.

(b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

(c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the right to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor's use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by Mortgagee in order to have said revenues and proceeds so paid to Mortgagee.  None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee.  Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

(d) Subject to the provisions of subsection (f) below, in the event an Event of Default shall occur and be continuing, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating the assignment contained in this Section 3.1 and the payment to Mortgagee of the proceeds assigned.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom (including any and all checks and drafts relating thereto), as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.

(g) Subject to the provisions of Section 3.1(f), in the event an Event of Default shall occur and be continuing, Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein.  Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor's interests as represented therein.

(h) Subject to the provisions of Section 3.1(f), in the event an Event of Default shall occur and be continuing, Mortgagee shall have the right at Mortgagee's election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor in the Collateral, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor.  In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee amounts due from it to Mortgagor following the occurrence of an Event of Default and such purchaser's receipt of notice from Mortgagee directing such payment to be made to Mortgagee in accordance with this Article, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section 3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

3.2 Application of Proceeds.  All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.06 of the Credit Agreement.

3.3 Mortgagor's Payment Duties.  Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Mortgage will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4 Liability of Mortgagee.  Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

3.5 Actions to Effect Assignment.  Subject to the provisions of Section 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Mortgage, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of the assignment contained in this Article III; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever.  In addition, Mortgagor covenants to provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments.  All expenses incurred by the Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby.  If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing Contracts payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor's interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands for the benefit of the Mortgagee, and shall be immediately paid over to Mortgagee.

3.6 Power of Attorney.  Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents.  The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any Person who, at the time of exercise, is the president, a senior vice president or a vice president of Mortgagee.  The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Security Termination has not occurred.  Any Person dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Security Termination has occurred.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

3.7 Indemnification.  Mortgagor agrees to indemnify Mortgagee and the other Credit Parties, and each of their respective directors, officers, employees, and agents (collectively, the "Indemnified Parties") from, and discharge, release and hold each of them harmless against all losses, damages, claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (hereafter referred to as "Claims") made against, imposed on, incurred by or asserted against any of them as a consequence of an assertion either before or after the payment in full of the Obligations that any of the Indemnified Parties received Hydrocarbons or proceeds pursuant to this Mortgage or pursuant to any right to collect proceeds directly from account debtors which are claimed by third persons.  The Indemnified Parties will have the right to employ attorneys and to defend against any such Claims and unless furnished with reasonable indemnity, the Indemnified Parties will have the right to pay or compromise and adjust all such Claims.  Mortgagor will indemnify and pay to the Indemnified Parties all such amounts as may be paid in respect thereof, or as may be successfully adjudicated against any of the Indemnified Parties.  The indemnity under this Section shall apply to Claims arising or incurred by reason of the Person being indemnified's own negligence but shall not apply to Claims determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Person being indemnified.  The liabilities of Mortgagor as set forth in this Section 3.7 shall survive the termination of this Mortgage.

3.8 Rights Granted in this Article III.  It is the specific intent of the parties hereto to fully comply with applicable law concerning Federal oil and gas leases.  The parties hereto in good faith believe that a grant of an assignment of production in this Mortgage as security for the repayment of the Obligations is not a transfer of a payment out of production or similar interest (as used in 43 C.F.R. Subpart 3106) or the grant of an "interest" (as such term is defined and used in 43 C.F.R § 3000.0-5(l)) in Federal oil and gas leases to the Mortgagee or any Credit Party.  In the event that the assignment of production or the exercise of the rights provided by this Article III is determined to grant such an "interest" in Federal oil and gas leases, then such grant shall be deemed to be made to, and shall inure to the benefit of, only those parties that may lawfully hold an interest in Federal oil and gas leases pursuant to the Mineral Leasing Act of 1920, 30 U.S.C. §§ 181 et seq. and the regulations promulgated thereunder, including 43 C.F.R. Subparts 3102 and 3106.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

ARTICLE IV
Mortgagor's Representations, Warranties and Covenants

4.1 Payment of Obligations.  Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Mortgage.

4.2 Representations and Warranties.  Mortgagor represents and warrants as follows:

(a) Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Mortgage by reference as though specifically set forth in this Section.

(b) Title to Collateral.  Mortgagor has good and defensible title to the Collateral free from all Liens, claims, security interests or other encumbrances except for Permitted Liens.  The descriptions set forth in Exhibit A of the quantum and nature of the interests of Mortgagor in and to the Oil and Gas Properties include the entire interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all material respects.

(c) Contracts.  All of the Contracts and obligations of Mortgagor that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of Mortgagor other than to the extent the voidance of such Contract or obligation could not reasonably be expected to cause a Material Adverse Change, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.  Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, in any event, other than for such breaches or defaults which could not reasonably be expected to cause a Material Adverse Change.

(d) Production Burdens, Taxes, Expenses and Revenues.  All rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid (except where the amount thereof is being contested in good faith by appropriate proceedings).  All expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.  Except for Mortgagor's interests in certain Oil and Gas Properties, which Mortgagor represents do not constitute a material portion (with 2% or more being deemed material) of the value of the Collateral and all other Properties of Mortgagor securing the Obligations, all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense.  Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A will, after giving full effect to all Liens permitted hereby (including Permitted Liens) and after giving full effect to the agreements or instruments set forth on attached Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of such Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on attached Exhibit A and will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on attached Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(e) Mortgagor's Address.  The address of Mortgagor's place of business, residence, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Mortgagor's place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the Effective Date.  Mortgagor hereby represents and warrants that its organizational number is 0800748621 as to Isramco Energy, 0800945972 as to Isramco Resources, and 0701774922 as to Jay Petroleum, the state of its formation is Texas and the correct spelling of its name is as set forth in its signature block below.

4.3 Further Assurances.

(a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Mortgage, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral, which is reasonably capable of being corrected; (iii) prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee's opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Mortgage, upon the interest of Mortgagee, or upon the income and profits from any of the Collateral.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(b) Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest so long as Security Termination has not occurred.

(c) Mortgagor shall immediately notify Mortgagee of any discontinuance of or change in the address of Mortgagor's place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

4.4 Operation of Oil and Gas Properties.  As long as Security Termination has not occurred, and whether or not Mortgagor is the operator of the Oil and Gas Properties, Mortgagor shall (at Mortgagor's own expense):

(a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

(b) do all things necessary and within the reasonable control of Mortgagor to keep, or cause to be kept, in full force and effect the Oil and Gas Properties and Mortgagor's interests therein except as permitted by the Credit Agreement;

(c) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, except as permitted by the Credit Agreement;

(d) operate the Oil and Gas Properties or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause the operator to operate the Oil and Gas Properties, in each case in such a manner as to cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations;

(e) promptly pay or, to the extent that the right of operation is vested in others, exercise commercially reasonable efforts to cause to be paid, when due and owing (i) all rentals and royalties payable in respect of the Collateral, except for payments held in suspense in the ordinary course of business or remitted to state agencies responsible for handling unclaimed property; (ii) all expenses incurred in or arising from the operation or development of the Collateral, except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business; and (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, upon Mortgagee because of its interest therein, or for which Mortgagor may be liable, except to the extent such taxes are being contested in good faith and for which reserves in accordance with GAAP have been made as reflected in the Financial Statements; and indemnify Mortgagee from all liability in connection with any of the foregoing (except to the extent of any liability determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Mortgagee);

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(f) promptly take all action reasonably necessary to enforce or secure the observance or performance of any material term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its material rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof, except to the extent otherwise permitted under the Credit Agreement;

(g) other than as otherwise permitted under the terms of the Credit Agreement, cause the Operating Equipment and the Fixture Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary or appropriate in connection with the production of Hydrocarbons from the Oil and Gas Properties;

(h) permit and do all things necessary or proper to enable the Mortgagee (through any of its respective agents and employees) to enter upon the Oil and Gas Properties during business hours and with reasonable prior notice for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Credit Agreement;

(i) cause the Collateral to be kept free and clear of Liens of every character other than the Permitted Liens;

(j) carry and maintain the insurance required by the Credit Agreement;

(k) furnish to Mortgagee, upon request, copies of any Contracts; and

(l) timely and adequately perform all covenants express or implied in any Contract necessary to keep in full force and effect the Oil and Gas Properties and to maintain the Mortgagor's interest therein, other than to the extent permitted under the Credit Agreement.

4.5 Recording.  Mortgagor hereby authorizes Mortgagee to, at Mortgagor's own expense, record, register, deposit and file this Mortgage and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a limited liability company or corporation (as applicable) and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

4.6 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

4.7 Insurance.  Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect.  Any insurance proceeds received by Mortgagor shall be, unless otherwise notified by the Mortgagee, held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

ARTICLE V
Default

5.1 Events of Default.  An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Mortgage.

5.2 Acceleration Upon Default.  Upon the occurrence and during the continuance of any Event of Default (other than pursuant to paragraph (e) of Section 7.01 of the Credit Agreement), Mortgagee shall at the request, or may with the consent, of the Majority Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor.  If an Event of Default pursuant to Section 7.01(e) of the Credit Agreement has occurred, the entire unpaid principal of and interest accrued on, and all other amounts owed in connection with, the Obligations, shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor.  Whether or not Mortgagee or the Majority Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Mortgage or otherwise existing under the Credit Agreement or any other of the Loan Documents or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

ARTICLE VI
Mortgagee's Rights

6.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by Mortgagee.  Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i) To enter upon and take possession of any of the Realty Collateral and exclude Mortgagor therefrom;

(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any Person to act on its behalf in exercising the foregoing rights and powers.  When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and Security Termination has occurred, the Realty Collateral shall be returned to Mortgagor (provided there has been no foreclosure sale).

(b) Judicial Proceedings.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy.  With respect to that portion of the Realty Collateral located in the State of New Mexico, the rights and remedies available under NMSA 1978, Section 39-5-1, et seq. (1953), shall apply.

(c) Certain Aspects of Sale.  Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale.  Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein and the truth and accuracy of all other matters stated therein.  Mortgagor does hereby ratify and confirm all legal acts that the Mortgagee may do in carrying out the Mortgagee's duties and obligations under this Mortgage, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Mortgagee.  Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Mortgagee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(d) Effect of Sale.  Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor's successors or assigns.  Nevertheless, if requested by the Mortgagee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold.  The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.

(e) Application of Proceeds.  The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in the Cash Collateral Account as additional Collateral, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement.

(f) Mortgagor's Waiver of Appraisement and Marshalling.  Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Mortgage or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation.  Mortgagor agrees that the Mortgagee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

6.2 Rights to Personalty Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, and in addition, will have all rights and remedies granted by the Uniform Commercial Code as in effect in New Mexico and otherwise in this Mortgage.  Upon the occurrence and during the continuance of an Event of Default, (i) Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom, (ii) Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, and (iii) unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition.  In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorneys' fees and legal expenses as provided for in this Mortgage and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations.  Mortgagor will remain liable for any deficiency remaining after the sale or other disposition.  Mortgagor hereby consents and agrees that any disposition of all or part of the Personalty Collateral may be made without warranty of any kind whether expressed or implied.

6.3 Rights to Fixture Collateral Upon Default.  Upon the occurrence of an Event of Default, or at any time thereafter, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4 Account Debtors.  Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.1(a) and all proceeds therefrom directly to Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts.  Mortgagee shall not have any obligation to preserve any rights against prior parties.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

6.5 Costs and Expenses.  All sums advanced or costs or expenses incurred by Mortgagee in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations and may be included as part of the amount owing from the Mortgagor to the Mortgagee at any foreclosure sale.  Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the Reimbursement Rate.

6.6 Deficiency. Mortgagor shall remain liable for and deficient if the proceeds of any sale or other disposition of the Oil & Gas Properties are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Mortgagee to collect such deficiency.

6.7 Set-Off.  Upon the occurrence and during the continuance of any Event of Default, any Credit Party shall have the right to set-off any funds of Mortgagor in the possession of such Credit Party against any amounts then due by Mortgagor pursuant to this Mortgage.

6.8 SALE OF MORTGAGED PROPERTY LOCATED IN NEW MEXICO.  PURSUANT TO NMSA 1978, SECTION 39-5-19 (1965), THE PARTIES HERETO AGREE THAT THE REDEMPTION PERIOD FOLLOWING ANY SALE OR ANY PART OF THE COLLATERAL LOCATED IN NEW MEXICO SHALL BE ONE MONTH INSTEAD OF NINE MONTHS.  NOTWITHSTANDING THE PROVISIONS HEREOF RELATING TO THE NON JUDICIAL POWER OF SALE, THIS INSTRUMENT, INSOFAR AS IT COVERS PROPERTY LOCATED IN THE STATE OF NEW MEXICO, SHALL BE DEEMED A MORTGAGE UNDER THE LAWS OF THE STATE OF NEW MEXICO WITH JUDICIAL FORECLOSURE AS PROVIDED BY THE LAWS OF THE STATE OF NEW MEXICO, TO THE EXTENT, IF ANY, REQUIRED TO CAUSE THIS INSTRUMENT TO BE SO EFFECTIVE AS A MORTGAGE WITH RESPECT TO THAT PORTION OF THE COLLATERAL LOCATED IN THE STATE OF NEW MEXICO, MORTGAGOR DOES HEREBY GRANT AND MORTGAGE SUCH COLLATERAL TO MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOR THE BENEFIT OF THE CREDIT PARTIES, IN ACCORDANCE WITH THE TERMS HEREOF.

ARTICLE VII
Miscellaneous

7.1 [Reserved].

7.2 Advances by Mortgagee.  Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense.  If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, Mortgagee (either by it directly or on its behalf by any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the Reimbursement Rate.  In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and attorneys' fees incurred by Mortgagee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Mortgage, including such costs, expenses and attorneys' fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.3 hereof, plus interest thereon from the date of such demand by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.  Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing.  No such advance will be deemed to relieve Mortgagor from any default hereunder.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

7.3 Defense of Claims.  Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Collateral or Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys reasonably acceptable to Mortgagee, as may be reasonably necessary to preserve Mortgagor's and Mortgagee's rights affected thereby.  If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's or Mortgagee's rights to the Collateral, or Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense.  Moreover, Mortgagee may take such independent action in connection therewith as they may in their reasonable discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral.  All costs, expenses and attorneys' fees incurred by Mortgagee pursuant to this Section 7.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Mortgage shall be paid by Mortgagor on demand plus interest thereon from the date of such demand by Mortgagee until reimbursement of Mortgagee at the Reimbursement Rate.

7.4 Termination.  If Security Termination has occurred and the covenants herein contained are fully performed then all of the Collateral will revert to Mortgagor to the extent not otherwise transferred or sold as permitted under Legal Requirements or under this Mortgage and the entire estate, right, title and interest of the Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all attorneys' fees and other expenses, deliver to Mortgagor proper instruments acknowledging satisfaction of this Mortgage.

7.5 Renewals, Amendments and Other Security.  Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral.  Mortgagee may take or hold other security from Persons other than the Mortgagor for the Obligations without notice to or consent of Mortgagor.  The acceptance of this Mortgage by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.  The Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Mortgage.  This Mortgage may not be amended, waived or modified except in a written instrument executed by both the Mortgagor and the Non-Federal Collateral Mortgagee, on behalf of itself and the Federal Collateral Mortgagee.  Notwithstanding anything to the contrary in this Mortgage, the Non-Federal Collateral Mortgagee may execute any amendment, waiver, release or modification to this Mortgage on behalf of the Federal Collateral Mortgagee and the execution of such amendment, waiver, release or modification to this Mortgage on behalf of the Federal Collateral Mortgagee shall be binding on the Federal Collateral Mortgagee without the need for execution by such Federal Collateral Mortgagee.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

7.6 Security Agreement, Financing Statement and Fixture Filing.  This Mortgage will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law.  AS A FINANCING STATEMENT, THIS MORTGAGE IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR'S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD.  THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL.  This Mortgage shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which the Mortgagor is located.  At Mortgagee's request, Mortgagor shall deliver financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee's security interest under the Uniform Commercial Code.  In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Mortgage.  A photographic or other reproduction of this Mortgage shall be sufficient as a financing statement.

7.7 Unenforceable or Inapplicable Provisions.  If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Mortgagee in order to carry out the provisions hereof.

7.8 Rights Cumulative.  Each and every right, power and remedy herein given to the Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

7.9 Waiver by Mortgagee.  Any and all covenants in this Mortgage may from time to time by instrument in writing by Mortgagee (acting upon the direction of the Majority Lenders), be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver will ever affect or impair the Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

7.10 Terms.  The term "Mortgagor" as used in this Mortgage will be construed as singular or plural to correspond with the number of Persons executing this Mortgage as Mortgagor.  If more than one Person executes this Mortgage as Mortgagor, his, her, its, or their duties and liabilities under this Mortgage will be joint and several.  The terms "Mortgagee" and "Mortgagor" as used in this Mortgage include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties.  Unless the context otherwise requires, terms used in this Mortgage which are defined in the Uniform Commercial Code of New Mexico are used with the meanings therein defined.

7.11 Counterparts.  This Mortgage may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.12 Governing Law.  This Mortgage shall be governed by and construed in accordance with the laws of the State of New Mexico.

7.13 Notice.  All notices required or permitted to be given by Mortgagor or Mortgagee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:	Isramco Energy, L.L.C., Isramco Resources, LLC, Jay Petroleum, L.L.C.
2425 West Loop South, Suite 810,
Houston, Texas 77027
Attention: Edy Francis or Anthony James
Facsimile: 713-621-3988

Mortgagee:                            Société Générale
1111 Bagby Street, Suite 2020
Houston, Texas 77002
Attention:  Elena Robciuc or Victor Mendoza
Facsimile:  713-650-0824

7.14 Line of Credit.  THIS INSTRUMENT CONSTITUTES A LINE OF CREDIT MORTGAGE PURSUANT TO NMSA 1978, SECTION 48-7-4 (1991), AS AMENDED FROM TIME TO TIME.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

7.15 Condemnation.  All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee.  Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor.  Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever.  Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

7.16 Successors and Assigns.

(a)           This Mortgage is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of and be enforceable by, the Mortgagee, the Lenders, the Administrative Agent, the Issuing Lender and other holders of Obligations and each of their respective successors and assigns, and to the benefit of and be enforceable by, the Swap Counterparties, the Banking Service Providers and each of their respective successors and assigns but only to the extent such successor, transferee or assign of a Swap Counterparty or Banking Service Provider also then qualifies as a Swap Counterparty or Banking Service Provider, and the provisions hereof shall likewise be covenants running with the land.

(b)           Subject to clause (d) below, this Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Credit Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Credit Parties under this Mortgage.  The Mortgagor specifically agrees that, to the extent permitted by applicable law, upon any transfer of all or any portion of the Obligations, this Mortgage shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

(c)           The Mortgagor hereby recognizes and agrees that the Credit Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties.  Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties.  Upon any transfer of all or any portion of the Obligations and subject to clause (d) below, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect to such Collateral.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

(d)           Notwithstanding anything to the contrary contained herein, including the provisions of clauses (b) and (c) above, when any Swap Counterparty or Banking Service Provider assigns or otherwise transfers any interest held by it under any Hedge Contract or any document evidencing any Banking Service, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Credit Party under this Mortgage only if such Person also then qualifies as a Swap Counterparty or Banking Service Provider, as applicable.

7.17 Article and Section Headings.  The article and section headings in this Mortgage are inserted for convenience of reference and shall not be considered a part of this Mortgage or used in its interpretation.

7.18 Usury Not Intended.  It is the intent of Mortgagor and Mortgagee in the execution and performance of this Mortgage, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of New York, the State of New Mexico and the United States of America as are from time-to-time in effect.  In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Mortgage, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Mortgage, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor).  In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from an Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Mortgage, the Credit Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor.  In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

7.19 Credit Agreement.  To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Mortgage so that the terms and provisions of this Mortgage do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Mortgage conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of the Mortgagee not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

7.20 Due Authorization.  Mortgagor hereby represents, warrants and covenants to Mortgagee that (a) the obligations of Mortgagor under this Mortgage are the valid, binding and legally enforceable obligations of Mortgagor, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity, (b) the execution, ensealing and delivery of this Mortgage by Mortgagor has been duly and validly authorized in all respects by Mortgagor, and (c) the persons who are executing and delivering this Mortgage on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Mortgage on Mortgagor's part to be observed or performed.

7.21 No Offsets, Etc.  Mortgagor hereby represents, warrants, and covenants to Mortgagee that there are no offsets, counterclaims or defenses at law or in equity against this Mortgage or the indebtedness secured hereby.

7.22 Bankruptcy Limitation.  Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligations secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor.  Accordingly, notwithstanding anything to the contrary contained in this Mortgage in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Mortgage shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

7.23 Limitations on Indemnity in New Mexico. To the extent, if at all, but only to the extent, that NMSA 1978, Section 56-7-2 (2003), as amended from time to time, is applicable to this Mortgage or any indemnification agreements herein, or agreement to indemnify any Indemnified Party given in this Mortgage, regardless of whether such undertaking or agreement to indemnify makes reference to this or any other limitation provision, this Mortgage does not purport to indemnify such Indemnified Party against loss or liability for damages arising from: (a) the sole or concurrent negligence of such Indemnified Party or the agents or employees of such Indemnified Party; (b) the sole or concurrent negligence of an independent contractor who is directly responsible to such Indemnified Party; or (c) an accident that occurs in operations carried on at the direction or under the supervision of such Indemnified Party, an employee or representative of such Indemnified Party or in accordance with methods and means specified by such Indemnified Party or the employees or representatives of such Indemnified Party.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

NOTICE TO MORTGAGOR:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

EXECUTED AND DELIVERED effective as of the date first written above.

MORTGAGOR:

ISRAMCO ENERGY, L.L.C.

By:
Name: [__]
Title: [__]

THE STATE OF _________                                             §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Isramco Energy, L.L.C., a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

NOTICE TO MORTGAGOR:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

MORTGAGOR:

ISRAMCO RESOURCES, LLC

By:
Name: [__]
Title: [__]

THE STATE OF _________                                             §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Isramco Resources, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

NOTICE TO MORTGAGOR:

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

MORTGAGOR:

JAY PETROLEUM, L.L.C.

By:
Name: [__]
Title: [__]

THE STATE OF _________                                             §
§
COUNTY OF ___________                                              §

This instrument was acknowledged before me on this ___ day of _______, 20__, by [__], as [__] of Jay Petroleum, L.L.C., a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of _______
[SEAL]

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

MORTGAGEE:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the ratable benefit of the Credit Parties

By:
Name: Elena Robciuc
Title:   Managing Director

THE STATE OF TEXAS                                                     §
§
COUNTY OF HARRIS                                                        §

This instrument was acknowledged before me on this ___ day of ___________, ______, by Elena Robciuc as Managing Director of Société Générale, a French bank, on behalf of said bank.

Notary Public in and for
the State of Texas
[SEAL]

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

Exhibit A

The designation "Working Interest" or "WI" or "GWI" when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest.  The designation "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes.  The designation "Overriding Royalty Interest" or "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  The designation "Royalty Interest" or "RI" means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance,  production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  Each amount set forth as "Working Interest" or "WI" or "GWI" or "Net Revenue Interest" or "NRI" or "NRIO" or "NRIG" is the Mortgagor's interest after giving full effect to, among other things, all Liens permitted by the Credit Agreement and after giving full effect to the agreements or instruments set forth in this Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of the Hydrocarbons.

Any reference in this Exhibit A to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or Properties covered by this Mortgage.  All right, title, and interest of Mortgagor in the Properties described herein and in Exhibit A are and shall be subject to this Mortgage, regardless of the presence of any units or wells not described herein.

The reference to book or volume and page herein and in Exhibit A refer to the recording location of each respective Realty Collateral described herein and in Exhibit A in the county where the land covered by the Realty Collateral is located.

Exhibit D-4 to Credit Agreement
Form of Mortgage (New Mexico) (Isramco Onshore, LLC – 2015)

EXHIBIT E

FORM OF NOTE

$__________________	______________, ___

For value received, the undersigned ISRAMCO ONSHORE, LLC, a Texas limited liability company (“Borrower”), hereby promises to pay to _______ or its registered assigns (“Payee”) the principal amount of _________________________ No/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Payee to the Borrower, together with interest on the unpaid principal amount of the Advances from the date of such Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as defined below).

This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of June 30, 2015 (as the same may be amended or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Société Générale, as administrative agent (the “Administrative Agent”) and as issuing lender for the Lenders. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of the Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, which amount may be advanced, repaid and reborrowed as provided in the Credit Agreement, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events of default stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified in writing by the Administrative Agent to the Borrower in same day funds.  The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.

This Note is secured by the Security Instruments and guaranteed pursuant to the terms of the Guaranties.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.  In the event of any explicit or implicit conflict between any provision of this Note and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

Exhibit E to Credit Agreement
Form of Note (Isramco Onshore, LLC – 2015)

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Note and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements among the parties.

ISRAMCO ONSHORE, LLC

By:
Name:
Title:

Exhibit E to Credit Agreement
Form of Note (Isramco Onshore, LLC – 2015)

2

EXHIBIT F

FORM OF NOTICE OF BORROWING

[Date]

Société Générale, as Administrative Agent
1111 Bagby Street, Suite 2020
Houston, Texas 77002
Attention: Elena Robciuc
Telephone: 713-759-6316
Facsimile: 713-650-0824
E-Mail: elena.robciuc@sgcib.com

Ladies and Gentlemen:

The undersigned, Isramco Onshore, LLC, a Texas limited liability company (the “Borrower”), (a) refers to the Credit Agreement dated as of June 30, 2015 (as amended, restated or otherwise modified from time-to-time, the “Credit Agreement”; the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Société Générale, as administrative agent (in such capacity, the “Administrative Agent” or “you”) and as issuing lender for the Lenders, and (b) certifies that it is authorized to execute and deliver this Notice of Borrowing.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.03(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03(a) of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _____________, _____.

(b)	The Proposed Borrowing will be composed of [Reference Rate Advances] [Eurodollar Rate Advances].

(c)	The aggregate amount of the Proposed Borrowing is $____________.

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [_____ month[s]].]

The Borrower hereby further certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(1)
the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds from such Proposed Borrowing, as though made on and as of such date (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date or time); and

Exhibit F to Credit Agreement
Form of Notice of Borrowing (Isramco Onshore, LLC – 2015)

(2)	no Default has occurred and is continuing or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

ISRAMCO ONSHORE, LLC

By:
Name:
Title:

Exhibit F to Credit Agreement
Form of Notice of Borrowing (Isramco Onshore, LLC – 2015)

2

EXHIBIT G

FORM OF NOTICE OF CONVERSION OR CONTINUATION

[Date]

Société Générale, as Administrative Agent
1111 Bagby Street, Suite 2020
Houston, Texas 77002
Attention: Elena Robciuc
Telephone: 713-759-6316
Facsimile: 713-650-0824
E-Mail: elena.robciuc@sgcib.com

Ladies and Gentlemen:

The undersigned, Isramco Onshore, LLC, a Texas limited liability company (the “Borrower”), (a) refers to the Credit Agreement dated as of June 30, 2015 (as amended, restated or otherwise modified from time-to-time, the “Credit Agreement”; the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Société Générale, as administrative agent (in such capacity, the “Administrative Agent” or “you”) and as issuing lender for the Lenders, and (b) certifies that it is authorized to execute and deliver this Notice of Conversion or Continuation.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.03(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the “Proposed Borrowing”) as required by Section 2.03(b) of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _______________, 20__.

(b)	The Proposed Borrowing consists of [a Conversion to [Reference Rate Advances] [Eurodollar Rate Advances]] [a continuation of Eurodollar Rate Advances].

(c)	The aggregate amount of the Borrowing to be [Converted] [continued] is $_______________ and consists of [Reference Rate Advances] [Eurodollar Rate Advances].

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [____ month[s]].]

[Signature page follows.]

Exhibit G to Credit Agreement
Form of Notice of Conversion or Continuation (Isramco Onshore, LLC – 2015)

Very truly yours,

ISRAMCO ONSHORE, LLC

By:
Name:
Title:

Exhibit G to Credit Agreement
Form of Notice of Conversion or Continuation (Isramco Onshore, LLC – 2015)

2

EXHIBIT H-1

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of June 30, 2015 (this “Pledge Agreement”) is executed by each of the undersigned (individually a “Pledgor” and collectively, the “Pledgors”) in favor of Société Générale, as Administrative Agent (as defined below) (the “Secured Party”) for the ratable benefit of itself, the Issuing Lender (as defined below), the Lenders (as defined below), the Swap Counterparties (as defined in the Credit Agreement referred to below), the Banking Service Providers (as defined in the Credit Agreement referred to below) and the other holders of Obligations (as defined in the Credit Agreement referred to below and, together with the Secured Party, the Issuing Lender, the Lenders, the Swap Counterparties and the Banking Service Providers, collectively referred to herein as the “Beneficiaries” and, individually, a “Beneficiary”).

RECITALS

A.            This Pledge Agreement is entered into in connection with that certain Credit Agreement dated as of June 30, 2015 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Isramco Onshore, LLC, a Texas limited liability company, (the “Borrower”), the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), and Société Générale, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”);

B.            The Pledgors will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any Subsidiary of the Borrower with a Swap Counterparty, and (iii) the Banking Services (as defined in the Credit Agreement) provided to the Borrower or any Subsidiary of the Borrower by any Banking Service Provider;

C.            Each Pledgor is executing and delivering this Pledge Agreement to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and other Loan Documents, to make the credit extensions thereunder and to incur Letter of Credit Obligations under the terms of the Credit Agreement, to induce the Lenders and their Affiliates to enter into Hedge Contracts with the Borrower and to induce the Banking Service Providers to provide Banking Services to the Loan Parties, intending this Pledge Agreement to be a legal, valid, binding, enforceable and continuing obligation of such Pledgor, whether or not such Pledgor derives any benefit from the Credit Agreement or from any other Loan Document; and

D.            It is a condition precedent to the effectiveness of the Credit Agreement and to the
Lenders making any Advances or otherwise extending credit or other financial accommodations and the Issuing Lender issuing Letters of Credit that the Pledgors shall secure the due payment and performance of all Obligations by entering into this Pledge Agreement.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Secured Party, for the ratable benefit of the Beneficiaries as follows:

Section 1. Definitions.  All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.  Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code as adopted in the State of New York (“UCC”) shall have the meanings assigned to those terms by the UCC as the UCC may be amended from time to time, whether specified elsewhere in this Pledge Agreement or not.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Pledge Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement.  As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Section 2. Pledge.

2.01. Grant of Pledge.

(a) Each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party, for the benefit of the Beneficiaries, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below.  This Pledge Agreement shall secure all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments, and renewals thereof, whether for principal, interest, fees, expenses, indemnifications or otherwise.  All such obligations shall be collectively referred to in this Pledge Agreement as the “Secured Obligations”; provided that that definition of “Secured Obligations” shall not create any guarantee by any Pledgor of (or grant of security interest by any Pledgor to support, as applicable) any Excluded Swap Obligations of such Pledgor for purposes of determining any obligations of any Pledgor.

(b) Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property shall not exceed the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

2

2.02. Pledged Collateral.  “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired:

(a) (i) all of the membership interests listed in the attached Schedule 2.02(a) issued to such Pledgor and all such additional membership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Membership Interests”), (ii) the certificates representing the Membership Interests, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof (collectively, the “Membership Interests Distributions”);

(b) (i) all of the general and limited partnership interests listed in the attached Schedule 2.02(b) issued to such Pledgor and all such additional general or limited partnership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Partnership Interests”), (ii) the certificates representing the Partnership Interests, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof (collectively, the “Partnership Interests Distributions”);

(c)  (i) all of the shares of stock listed in the attached Schedule 2.02(c) issued to such Pledgor and all such additional shares of stock of any issuer of such shares of stock hereafter issued to such Pledgor (the “Pledged Shares”), (ii) the certificates representing the Pledged Shares, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (collectively, the “Pledged Shares Distributions”); and

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

3

(d) all proceeds from the Pledged Collateral described in paragraphs (a), (b) and (c) of this Section 2.02.

2.03. Delivery of Pledged Collateral.  All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party.  After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, upon prior written notice to the applicable Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04.

2.04. Rights Retained by Pledgor.  Notwithstanding the pledge in Section 2.01,

(a) so long as no Event of Default shall have occurred and remain uncured or unwaived, (i) each Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and (ii) each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a material adverse effect on the value of the Pledged Collateral; and

(b) if an Event of Default shall have occurred and remain uncured or unwaived,

(i)           until such time thereafter as the Secured Party gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a material adverse effect on the value of the Pledged Collateral; and

(ii)           at and after such time as the Secured Party gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to enable the Secured Party to (A) exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (a) or paragraph (b)(i) of this Section 2.04, and (B) receive any Distributions and proceeds of sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph (a)(i) of this Section 2.04.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

4

Section 3. Pledgor’s Representations and Warranties.  Each Pledgor represents and warrants to the Secured Party and the other Beneficiaries as follows:

(a) The Pledged Collateral applicable to such Pledgor listed on the attached Schedules 2.02(a), 2.02(b) and 2.02(c) have been duly authorized and validly issued to such Pledgor and are fully paid and nonassessable.

(b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for (i) the security interest created by this Pledge Agreement and (ii) other Permitted Liens.

(c) No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor or (ii) for the exercise by the Secured Party or any Beneficiary of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(d) Such Pledgor has the requisite right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Secured Party.

(e) The Membership Interests listed on the attached Schedule 2.02(a) constitute the percentage of the issued and outstanding membership interests of the respective issuer thereof set forth on Schedule 2.02(a) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest, and, except as may be set forth on such Schedule 2.02(a), such Membership Interests are not represented by any certificate or instrument and are not “securities” governed by Article 8 of the UCC.  Except as may be set forth on such Schedule 2.02(a), no Membership Interest (i) is dealt in or traded on securities exchanges or in securities markets, (ii) is held in a securities account, or (iii) expressly provides that such Membership Interest is a security governed by Article 8 of the UCC.

(f) The Partnership Interests listed on the attached Schedule 2.02(b) constitute the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest, and, except as may be set forth on such Schedule 2.02(b), such Partnership Interests are not represented by any certificate or instrument and are not “securities” governed by Article 8 of the UCC.  Except as may be set forth on such Schedule 2.02(b), no Partnership Interest (i) is dealt in or traded on securities exchanges or in securities markets, (ii) is held in a securities account, or (iii) expressly provides that such Partnership Interest is a security governed by Article 8 of the UCC.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

5

(g) The Pledged Shares listed on the attached Schedule 2.02(c) constitute the percentage of the issued and outstanding shares of capital stock of the respective issuer thereof set forth on Schedule 2.02(c) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

(h) Schedule 3 sets forth the sole jurisdiction of formation, type of organization, federal tax identification number, organizational number, and all names used by each Pledgor during the last five years prior to the date of this Pledge Agreement.

Section 4. Pledgor’s Covenants.  During the term of this Pledge Agreement and until the occurrence of Security Termination (as defined in Section 7.04 below), each Pledgor covenants and agrees with the Secured Party that:

4.01. Protect Collateral; Further Assurances.  Each Pledgor will warrant and defend the rights and title herein granted unto the Secured Party in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever.  Each Pledgor agrees that, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that the Secured Party or any Beneficiary may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party or any Beneficiary to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Each Pledgor hereby authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement, including financing statements containing an “all assets” or “all personal property” collateral description.

4.02. Transfer, Other Liens, and Additional Shares.  Each Pledgor agrees that it will not (a) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens.  Each Pledgor agrees that it will (a) cause each issuer of the Pledged Collateral that is a Subsidiary of such Pledgor not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor or any other Pledgor and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional Equity Interests of an issuer of the Pledged Collateral.  No Pledgor shall approve any amendment or modification of any of the Pledged Collateral without the Secured Party’s prior written consent.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

6

4.03. Jurisdiction of Formation; Name Change.  Each Pledgor shall give the Secured Party at least thirty (30) days’ prior written notice (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) before it (i) in the case of a Pledgor that is not a “registered organization” (as defined in Section 9-102 of the UCC) changes the location of its principal place of business and chief executive office, or (ii) uses a trade name other than its current name used on the date hereof.  Other than as permitted by Section 6.11 of the Credit Agreement, no Pledgor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation without the prior written consent of the Secured Party (which consent shall not be unreasonably conditioned, delayed or withheld).

4.04. As to Investment Property.

(a) Equity Interests of Subsidiaries.  No Pledgor shall allow or permit any of its Subsidiaries (i) that is a corporation, business trust, joint stock company or similar Person, to issue uncertificated securities (as defined in the UCC), unless such Person promptly takes the actions set forth in Section 4.04(b)(ii) with respect to any such uncertificated securities, (ii) that is a partnership or limited liability company, to (A) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (B) amend its organizational documents to expressly provide that its Equity Interests are securities governed by Article 8 of the UCC or (C) place such Subsidiary's Equity Interests in a securities account, unless such Person promptly takes the actions set forth in Section 4.04(b)(ii) with respect to any such Equity Interests, (iii) to cause any Equity Interest of such Subsidiary to become represented by any certificate without ten (10) days’ notice to the Secured Party, or (iv) to issue Equity Interests in addition to or in substitution for the Pledged Collateral or any other Equity Interests pledged hereunder, except for additional Equity Interests issued to such Pledgor or any other Pledgor; provided that (A) such Equity Interests or certificate(s), as applicable, are pledged and delivered to the Secured Party within ten (10) days’, and (B) such Pledgor delivers a supplement to Schedule 2.02(a), 2.02(b) or 2.02(c), as applicable, to the Secured Party identifying such new Equity Interests or certificate(s) as Pledged Collateral, in each case pursuant to the terms of this Pledge Agreement.  No Pledgor shall permit any of its Subsidiaries to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing (except as to Equity Interests issued by Subsidiaries that are not wholly-owned) or that entitle any Person to purchase any of the foregoing, and except for this Pledge Agreement or any other Loan Document, shall not, and shall not permit any of its Subsidiaries to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Collateral.

(b) Investment Property (other than Certificated Securities).

(i) With respect to any deposit accounts, securities accounts, commodity accounts, commodity contracts or security entitlements constituting investment property (as defined in the UCC) owned or held by any Pledgor, such Pledgor will, during the continuance of an Event of Default, following the request of the Secured Party, either (1) cause the intermediary maintaining such investment property to execute a control agreement relating to such investment property pursuant to which such intermediary agrees to comply with the Secured Party's instructions with respect to such investment property without further consent by such Pledgor, or (2) transfer such investment property to intermediaries that have or will agree to execute such control agreements.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

7

(ii) With respect to any uncertificated securities or security entitlement (other than uncertificated securities or security entitlements credited to a securities account) owned or held by any Pledgor, such Pledgor will (y) cause the issuer of such securities to either (A) register the Secured Party as the registered owner thereof on the books and records of the issuer, or (B) execute a control agreement relating to such investment property pursuant to which the issuer agrees to comply with the Secured Party's instructions with respect to such uncertificated securities without further consent by such Pledgor following the occurrence and during the continuance of an Event of Default, and (z) take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all other actions necessary to grant "control" (as defined in 8-106 of the UCC) to the Secured Party (for the ratable benefit of the Beneficiaries) over such Pledged Collateral.

Section 5. Remedies upon Default.  If any Event of Default shall have occurred and be continuing:

5.01. UCC Remedies.  To the extent permitted by law, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

5.02. Dividends and Other Rights.

(a) All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) may be exercised by the Secured Party if the Secured Party so elects and gives written notice of such election to the affected Pledgor and all rights of the Pledgors to receive any Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral that it would otherwise be authorized to receive and retain pursuant to Section 2.04(b) shall cease.

(b) All Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

8

5.03. Sale of Pledged Collateral. The Secured Party may sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable in accordance with applicable laws.  Each Pledgor agrees that to the extent permitted by law such sales may be made without notice.  If notice is required by law, each Pledgor hereby deems ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable.  The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor shall fully cooperate with Secured Party in selling or realizing upon all or any part of the Pledged Collateral.  In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of New York, and other states and take such actions as may be necessary to permit Secured Party to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.

5.04. Exempt Sale.  If, in the opinion of the Secured Party, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Secured Party in its sole discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party shall be deemed to be not “commercially reasonable” solely because so made.  Each Pledgor shall cooperate fully with the Secured Party in all respects in selling or realizing upon all or any part of the Pledged Collateral.

5.05. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.

5.06. Cumulative Remedies.  Each right, power and remedy herein specifically granted to the Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time-to-time as often and in such order as may be deemed expedient by the Secured Party in its sole discretion.  No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

9

Section 6. Secured Party as Attorney-in-Fact for Pledgor.

6.01. Secured Party Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing any dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same.  Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

6.02. Secured Party May Perform. The Secured Party may from time-to-time, at its option but at the Pledgors’ expense, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to the affected Pledgor) and the Secured Party may from time-to-time take any other action which the Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein.  The Secured Party shall provide notice to the affected Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Secured Party provided under this Pledge Agreement or under applicable law.

6.03. Secured Party Has No Duty.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

6.04. Reasonable Care.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 7. Miscellaneous.

7.01. Expenses.  The Pledgors will upon demand pay to the Secured Party for its benefit and the benefit of the other Beneficiaries the amount of any out-of-pocket expenses, including the fees and disbursements of its counsel and of any experts, which the Secured Party and the other Beneficiaries may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party or any Lender or any other Beneficiary hereunder, and (c) the failure by any Pledgor to perform or observe any of the provisions hereof.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

10

7.02. Amendments, Etc.  No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by the affected Pledgor and the Secured Party and, as required by the Credit Agreement, either all of the Lenders, the Majority Lenders or the Required Lenders, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.03. Addresses for Notices.  All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereof.

7.04. Continuing Security Interest; Transfer of Interest.

(a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Secured Party, shall

(i)  remain in full force and effect until such time when each of the following shall have occurred: (A) termination of the Credit Agreement, (B) termination of all Hedge Contracts with such Persons (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), (C) termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and (D) indefeasible payment in full in cash of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than (i) contingent indemnification obligations for which no notice of claim has been reviewed by any Grantor and (ii) obligations under a Hedge Contract not yet due and payable with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made) payable under the Credit Agreement and under any other Loan Document (such time being referred to herein as the “Security Termination”);

(ii)  be binding upon each Pledgor and its successors, transferees and assigns; and

(iii)  inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be enforceable by, the Secured Party, the Issuing Lender, the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be enforceable by, the Swap Counterparties and Banking Service Providers, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty or Banking Service Provider, as applicable, also then qualifies as a Swap Counterparty or Banking Service Provider, as applicable.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

11

Without limiting the generality of the foregoing clause (iii) but subject to such clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement.  Notwithstanding the foregoing, when any Swap Counterparty or Banking Service Provider assigns or otherwise transfers any interest held by it under any Hedge Contract or Banking Services document or instrument to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement only if such Person is also then a Swap Counterparty or Banking Service Provider, as applicable.

(b) Upon the occurrence of Security Termination, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.  Upon any such termination, the Secured Party will, at the Pledgors’ expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

7.05. Waivers.  Each Pledgor hereby waives:

(a) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

(b) any requirement that the Secured Party or any Beneficiary protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any collateral; and

(c) any duty on the part of the Secured Party to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any other Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.

7.06. Severability.  If any provision of this Pledge Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Pledge Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

12

7.07. Choice of Law.  This Pledge Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Pledge Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America except to the extent of any mandatory application of the laws of a particular jurisdiction in which Collateral that is real property is located with respect to the creation, perfection, priority and enforceability and the exercise of remedies with respect to the foreclosure of the Lien on any such real property.

7.08. Counterparts.  This Pledge Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Pledge Agreement shall become effective when it shall have been executed by the Secured Party and when the Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

7.09. Reinstatement.  If, at any time after payment in full of all Secured Obligations and termination of the Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party’s security interest.  EACH PLEDGOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7.09 (INCLUDING ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  ALL AMOUNTS DUE UNDER THIS SECTION SHALL BE PAYABLE NOT LATER THAN TEN (10) DAYS AFTER DEMAND THEREFOR.  THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE OCCURRENCE OF SECURITY TERMINATION, THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE RESIGNATION OF THE ISSUING LENDER AND THE REPLACEMENT OF ANY LENDER.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

13

7.10. Conflicts.  In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

7.11. Additional Pledgors.  Pursuant to the Credit Agreement, each holder of an Equity Interest in a Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Pledge Agreement as a Pledgor upon such Subsidiary becoming a Subsidiary of the Borrower.  Upon execution and delivery after the date hereof by the Secured Party and such equity holder of an instrument in the form of Annex 1, such equity holder shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

7.12. ORAL AGREEMENTS.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

14

The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGOR:

ISRAMCO ONSHORE, LLC

By:
Name:
Title:

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

15

SECURED PARTY:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent and Secured Party

By: ___________________________
Name:
Title:

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

16

SCHEDULE 2.02(a)

Pledgor	Issuer	% of Membership Interest Owned
Isramco Onshore, LLC	Jay Petroleum, L.L.C.	100%
Isramco Onshore, LLC	Isramco Resources, LLC	100%
Isramco Onshore, LLC	Isramco Energy, L.L.C.	100%
Isramco Onshore, LLC	Field Trucking and Services, LLC	100%

SCHEDULE 2.02(b)

None.

SCHEDULE 2.02(c)

None.

SCHEDULE 3

Pledgor:	Isramco Onshore, LLC

Sole Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Organizational Number:	0802160716

Federal Tax Identification Number:	47-4129742

Prior Names:	None

Contact:	Edy Francis
2425 West Loop South, Suite 810
Houston, Texas 77027
Edyf@isramco-jay.com

Anthony K. James
2425 West Loop South, Suite 810
Houston, Texas 77027
Tjames@isramco-jay.com

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

17

Annex 1 to the
Pledge Agreement

SUPPLEMENT NO.  _____  dated as of _____________, 20___ (the “Supplement”), to the Pledge Agreement dated as of June 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”) by and among Isramco Onshore, LLC, a Texas limited liability company (“Borrower”), each subsidiary of the Borrower party thereto from time to time (together with the Borrower, the “Pledgors” and individually, each a “Pledgor”) and Société Générale (the “Secured Party”), as Administrative Agent (as defined below) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), the Swap Counterparties (as defined in the Credit Agreement referred to below), the Banking Service Providers (as defined in the Credit Agreement referred to below) and the other holders of Obligations (as defined in the Credit Agreement referred to below and, together with the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and the Banking Service Providers, the “Beneficiaries” and each individually, a “Beneficiary”).

RECITALS

A.           Reference is made to that certain Credit Agreement dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Société Générale, as administrative agent (in such capacity, the “Administrative Agent”), as issuing lender (in such capacity, the “Issuing Lender”).

B.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreement.

C.           The Pledgors entered into the Pledge Agreement in order to induce (i) the Lenders to make Advances under the Credit Agreement, (ii) the Issuing Lender to issue, extend and renew Letters of Credit under the Credit Agreement, (iii) the Swap Counterparties to enter into transactions with the Borrower and its Subsidiaries under their respective Hedge Contracts, and (iv) the Banking Service Providers to provide Banking Services to the Borrower and its Subsidiaries.  Pursuant to the Credit Agreement, each holder of an Equity Interest in a Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Pledgor upon such Subsidiary becoming a Subsidiary of the Borrower.  Section 7.11 of the Pledge Agreement provides that such equity holders of Subsidiaries of the Borrower may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Advances, the Issuing Lender to issue additional Letters of Credit, the Swap Counterparties to enter into additional transactions with the Borrower and its Subsidiaries under their respective Hedge Contracts, the Banking Service Providers to provide Banking Services with the Borrower and its Subsidiaries and as consideration for Advances previously made, Letters of Credit previously issued, Hedge Contracts with Swap Counterparties previously entered into and Banking Services previously provided.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

18

D.           Each New Pledgor is an Affiliate of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its other Subsidiaries with a Swap Counterparty and (iii) the Banking Services (as defined in the Credit Agreement) provided to any Loan Party by any Banking Service Providers.

Accordingly, the Secured Party and the New Pledgor agree as follows:

SECTION 1. In accordance with Section 7.11 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects.  In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor.  Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when it shall have been executed by the Secured Party and when the Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 4. The New Pledgor hereby represents and warrants that (a) set forth on Schedules 2.02(a), 2.02(b) and 2.02(c) attached hereto are true and correct schedules of all its Membership Interests, Partnership Interests and Pledged Shares, as each term is defined in the Pledge Agreement, and (b) set forth on Schedule 3 attached hereto are its sole jurisdiction of formation, type of organization, its federal tax identification number and the organizational number, and all names used by it during the last five years prior to the date of this Supplement.

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

19

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. This Supplement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Supplement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America except to the extent of any mandatory application of the laws of a particular jurisdiction in which Collateral that is real property is located with respect to the creation, perfection, priority and enforceability and the exercise of remedies with respect to the foreclosure of the Lien on any such real property.

SECTION 7. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement.  All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

SECTION 9. The New Pledgor agrees to reimburse the Secured Party for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Secured Party.

SECTION 10.  THIS SUPPLEMENT, THE PLEDGE AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES PAGES FOLLOW]

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

20

IN WITNESS WHEREOF, the New Pledgor and the Secured Party have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

NEW PLEDGOR:

[_____________________________________]

By:
Name:
Title:

SECURED PARTY:

SOCIÉTÉ GÉNÉRALE, as Secured Party for the ratable benefit of the Beneficiaries

By:
Name:
Title:

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

21

Schedules
Supplement No. ____ to the
Pledge Agreement

Pledged Collateral of the New Pledgor

SCHEDULE 2.02(a)

Issuer	Type of Membership Interest	% of Membership Interest Owned

SCHEDULE 2.02(b)

Issuer	Type of Partnership Interest	% of Partnership Interest Owned

SCHEDULE 2.02(c)

Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.

SCHEDULE 3

New Pledgor:	[PLEDGOR]

Sole Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Exhibit H-1 to Credit Agreement
Form of Pledge Agreement (Isramco Onshore, LLC – 2015)

22

EXHIBIT H-2

FORM OF PARENT PLEDGE AGREEMENT

THIS PARENT PLEDGE AGREEMENT dated as of June 30, 2015 (this "Pledge Agreement") is by and between ISRAMCO, INC., a Delaware corporation (the "Pledgor") and SOCIÉTÉ GÉNÉRALE, as Administrative Agent (as defined below) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), the Banking Service Providers (as defined below), and the Swap Counterparties (as defined below) who are owed Lender Hedging Obligations (together with the Administrative Agent, the Lenders, the Issuing Lender, and the Banking Service Providers, individually a "Secured Party", and collectively, the "Secured Parties").

RECITALS

A.           This Pledge Agreement is entered into in connection with that certain Credit Agreement dated as of June 30, 2015 (as it may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Isramco Onshore, LLC, a Texas limited liability company, (the "Borrower"), the lenders party thereto from time to time (individually, a "Lender" and collectively, the "Lenders"), and Societe Generale, as administrative agent (in such capacity, the "Administrative Agent") and as issuing lender (in such capacity, the "Issuing Lender") for the Lenders.

B.           The Pledgor is the parent of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any Subsidiary of the Borrower with a Swap Counterparty (as defined in the Credit Agreement), and (iii) the Banking Services (as defined in the Credit Agreement) provided to the Borrower or any Subsidiary of the Borrower by any Banking Service Provider.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the Pledgor hereby agrees with the Administrative Agent for the benefit of the Secured Parties as follows:

Section 1. Definitions.  All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.  Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code in effect in the State of New York from time to time (the "UCC") and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Articles, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Pledge Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement.  As used herein, the term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Pledge Agreement as a matter of conveniences for reference only and it is agreement that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

Section 2. Pledge.

2.01. Grant of Pledge.

(a) The Pledgor hereby pledges to the Administrative Agent, and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below.  This Pledge Agreement shall secure (i) all Obligations now or hereafter existing, (ii) all other amounts now or hereafter owed by the Borrower, the Parent, or any of the Borrower’s Subsidiaries under this Pledge Agreement or the other Loan Documents to the Administrative Agent or any other Secured Party, and (iii) any increases, extensions, modifications, substitutions, amendments, restatements and renewals of any of the foregoing obligations, whether for principal, interest, fees, expenses, indemnification or otherwise.  All such obligations shall be referred to in this Pledge Agreement as the "Secured Obligations".

(b) Notwithstanding anything contained herein to the contrary, it is the intention of the Pledgor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by the Pledgor's interests in any of its Property (whether real or personal, or mixed, tangible or intangible) shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Pledgor.  Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by the Pledgor's interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render the Pledgor's obligations hereunder or the liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

2.02. Pledged Collateral.  "Pledged Collateral" shall mean all of the Pledgor's right, title, and interest in the following, whether now owned or hereafter acquired:

(a) (i) all of the membership interests listed in the attached Schedule 2.02(a) issued to the Pledgor by the Borrower and all such additional membership interests of the Borrower hereafter acquired by the Pledgor (the "Membership Interests"), (ii) the certificates representing the Membership Interests, if any, and (iii) all rights to money or Property which the Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of the Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof (collectively, the "Membership Interests Distributions"); and

(b) all proceeds from the Pledged Collateral described in paragraph (a) of this Section 2.02.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

2

2.03. Delivery of Pledged Collateral.  All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, upon prior written notice to the Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04.

2.04. Rights Retained by Pledgor.  Notwithstanding the pledge in Section 2.01,

(a) so long as no Event of Default shall have occurred and remain uncured or unwaived and except as otherwise provided in the Credit Agreement, (i) the Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and (ii) the Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral; and

(b) if an Event of Default shall have occurred and remain uncured or unwaived,

(i)           until such time thereafter as the Administrative Agent gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5.02 hereof, the Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral; and

(ii)           at and after such time as the Administrative Agent gives written notice of its election to exercise such voting and other consensual rights pursuant to Section 5.02 hereof, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to (A) exercise the voting and other rights which the Pledgor is entitled to exercise pursuant to paragraph (a) or paragraph (b)(i) of this Section 2.04, and (B) receive any Distributions and proceeds of sale of the Pledged Collateral which the Pledgor is authorized to receive and retain pursuant to paragraph (a)(i) of this Section 2.04.

Section 3. Pledgor's Representations and Warranties.  The Pledgor represents and warrants to the Administrative Agent and the other Secured Parties as follows:

3.01. Existence.  The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification.

3.02. Power.  The execution, delivery, and performance by the Pledgor of this Pledge Agreement, the other Loan Documents to which it is a party: (a) are within such its governing powers, (b) have been duly authorized by all necessary governing action, (c) do not contravene (i) its certificate or articles of incorporation, bylaws, limited liability company agreement, partnership agreement or other similar governance documents or (ii) any Legal Requirement or any contractual restriction binding on or affecting it, and (iv) will not result in or require the creation or imposition of any Lien prohibited by this Pledge Agreement or any other Loan Document.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

3

3.03. Authorization and Approval.  No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by the Pledgor of this Pledge Agreement or the other Loan Documents to which the Pledgor is a party that has not been obtained or given.

3.04. Enforceable Obligations.  This Pledge Agreement and the other Loan Documents to which the Pledgor is a party have been duly executed and delivered by the Pledge Agreement.  Each Loan Document to which it is a party is the legal, valid, and binding obligation of the Pledgor and enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

3.05. True and Complete Disclosure.  All factual information (excluding projections and estimates) heretofore or contemporaneously furnished by or on behalf of the Pledgor in writing to any Lender or the Administrative Agent for purposes of or in connection with this Pledge Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Pledgor in writing to the Administrative Agent or any of the Lenders shall be, true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.

3.06. Litigation; Compliance with Law.

(a) There is no pending or, to the knowledge of the Pledgor, threatened, action, suit, or legal, equitable, arbitrative or administrative proceeding affecting the Pledgor before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Pledge Agreement or any other Loan Document to which the Pledgor is a party.  Additionally, there is no pending or, to the knowledge of the Pledgor, threatened, action, suit, or legal equitable, arbitrative or administrative proceeding instituted against the Pledgor which seeks to adjudicate the Pledgor as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b) The Pledgor has complied in all respects with all statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of the Pledged Collateral.

3.07. Investment Company Act.  The Pledgor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

4

3.08. Sanctions.  Neither the Pledgor, nor any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction.

3.09. No Default.  No Default has occurred and is continuing.

3.10. Solvency.  Before and after giving effect to this Pledge Agreement, the Pledgor is Solvent.

3.11. Pledged Collateral.  The Pledged Collateral listed on the attached Schedule 2.02(a) has been duly authorized and validly issued to the Pledgor and are fully paid and nonassessable.

3.12. Ownership.  The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for the security interest created by this Pledge Agreement and the other Loan Documents.  The Membership Interests listed on the attached Schedule 2.02(a) constitute the percentage of the issued and outstanding membership interests of the Borrower set forth on Schedule 2.02(a) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

3.13. Jurisdiction.  Schedule 3 sets forth the Pledgor’s sole jurisdiction of formation, type of organization, federal tax identification number, the organizational number, and all names used by it during the last five years prior to the date of this Pledge Agreement.

Section 4. Pledgor's Covenants.  During the term of this Pledge Agreement and until Pledge Termination as defined in Section 7 below, the Pledgor covenants and agrees with the Administrative Agent that:

4.01. Compliance with Laws.  The Pledgor shall comply with all Legal Requirements, except to the extent non-compliance would not result in a Material Adverse Change.  Without limiting the generality and coverage of the foregoing, the Pledgor shall comply in all material respects with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Pledgor does business; provided, however, that this Section 4.01 shall not prevent the Pledgor from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings so long as such reserves as may be required by GAAP shall have been made therefor.

4.02. Maintenance of Existence.  The Pledgor shall preserve and maintain its corporate existence, rights, franchises, and privileges in the jurisdiction of its incorporation or organization, as applicable, and qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

4.03. Visitation.  At any reasonable time and from time to time, upon reasonable notice, the Pledgor shall permit the Administrative Agent and any Lender or any of their respective agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Pledged Collateral of the Pledgor, and (b) discuss the affairs, finances and accounts of the Pledgor with any of their respective officers or directors.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

5

4.04. Reporting Requirements.  The Pledgor shall furnish to the Administrative Agent and each Lender:

(a) Defaults.  As soon as possible and in any event within three (3) Business Days after the occurrence of any default under any instrument or document evidencing Debt of the Parent Guarantor, known to any officer of the Pledgor which is continuing on the date of such statement, a statement of a Responsible Officer of the Pledgor setting forth the details of such default.

(b) Other Governmental Notices.  Promptly and in any event within five (5) Business Days after receipt thereof by the Pledgor a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority.

(c) Material Changes.  Prompt written notice of any condition or event of which the Pledgor has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Change.

(d) Disputes, Etc.  Prompt written notice of (1) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Pledgor threatened, or affecting the Pledgor which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Pledgor has knowledge resulting in or reasonably considered to be likely to result in a strike against the Pledgor and (2) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Pledged Collateral of the Pledgor.

(e) Other Information.  Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Pledgor, as any Lender through the Administrative Agent may from time to time reasonably request.  The Administrative Agent agrees to provide the Lenders with copies of any material notices and information delivered solely to the Administrative Agent pursuant to the terms of this Pledge Agreement.

4.05. Liens.  The Pledgor shall not create, assume, incur, or suffer to exist, any Lien on or in respect of any of the Pledged Collateral whether now owned or hereafter acquired, or assign any right to receive income.

4.06. Merger or Consolidation.  The Pledgor shall not merge or consolidate with or into any other Person.

4.07. Change of Business.  The Pledgor shall not discontinue its usual business or make any material change in the character of its business as in effect on the Closing Date.

4.08. Organizational Documents; Name Change.  The Pledgor shall not amend, supplement, modify or restate their articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents or amend its name or change its jurisdiction of incorporation, organization or formation, in any case, without at least thirty (3) day’s prior written notice (or such shorter period agreed to by the Administrative Agent in its reasonable discretion) to, and prior consent of, the Administrative Agent which such consent shall not be unreasonably conditioned, delayed or withheld.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)
6

4.09. Use of Proceeds.  The Pledgor will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  Neither the Pledgor nor any Person acting on behalf of the Pledgor has taken or shall take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Advance to purchase or carry any margin stock in violation of Regulation T, U or X.

4.10. Further Assurances.  The Pledgor will warrant and defend the rights and title herein granted unto the Administrative Agent in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever.  The Pledgor agrees that, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Administrative Agent or any other Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent or any other Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  The Pledgor hereby authorizes the Administrative Agent to file any financing statements, amendments or continuations without the signature of the Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement.

4.11. Asset Sale.  The Pledgor agrees that it will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or any of its Equity Interest in the Borrower.  The Pledgor agrees that it will (i) cause the Borrower not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by the Borrower, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional Equity Interests of the Borrower acquired by the Pledgor.  The Pledgor shall not approve any amendment or modification of any of the Pledged Collateral without the Administrative Agent's prior written consent.

4.12. Certificates.  The Pledgor agrees that if the Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock or Equity Interest dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of the Borrower, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Shares, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of the Pledgor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power or other transfer instrument covering such certificate duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

4.13. Tamar Royalties.  At all times, the obligations under the Tamar Royalty Loan Agreement and all other certificates, documents and agreements (including any guarantees or collateral documents) executed in connection with the Tamar Royalty Loan Agreement shall be non-recourse to the Borrower, the Borrower’s Subsidiaries, and the Pledged Collateral.

Section 5. Remedies upon Default.  If any Event of Default shall have occurred and be continuing:

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

7

5.01. UCC Remedies.  To the extent permitted by law, the Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

5.02. Dividends and Other Rights.

(a) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) may be exercised by the Administrative Agent if the Administrative Agent so elects and gives written notice of such election to the Pledgor and all rights of the Pledgor to receive any Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2.04(b) shall cease.

(b) All Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by the Pledgor shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor, and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

5.03. Sale of Pledged Collateral. The Administrative Agent may sell all or part of the Pledged Collateral at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable in accordance with applicable laws.  The Pledgor agrees that to the extent permitted by law such sales may be made without notice.  If notice is required by law, the Pledgor hereby deems 10 days' advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable.  The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Pledgor shall fully cooperate with the Administrative Agent in selling or realizing upon all or any part of the Pledged Collateral.  In addition, the Pledgor shall fully comply with the securities laws of the United States, the State of Texas, and other states and take such actions as may be necessary to permit Administrative Agent to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.

5.04. Exempt Sale.  If, in the opinion of the Administrative Agent, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Administrative Agent in its reasonable discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Administrative Agent shall be deemed to be not "commercially reasonable" solely because so made.  The Pledgor shall cooperate fully with the Administrative Agent in selling or realizing upon all or any part of the Pledged Collateral.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

8

5.05. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgor shall be applied by the Administrative Agent as set forth in Section 7.06 of the Credit Agreement.

5.06. Cumulative Remedies.  Each right, power and remedy herein specifically granted to the Administrative Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time-to-time as often and in such order as may be deemed expedient by the Administrative Agent in its sole discretion.  No failure on the part of the Administrative Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Section 6. Administrative Agent as Attorney-in-Fact for Pledgor.

6.01. Administrative Agent Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Administrative Agent as the Pledgor's attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for the Pledgor and in the name of the Pledgor, and, in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same.  The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

6.02. Administrative Agent May Perform. The Administrative Agent may from time-to-time, at its option but at the Pledgor's expense, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Administrative Agent to the Pledgor) and the Administrative Agent may from time-to-time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein.  The Administrative Agent shall provide notice to the Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Administrative Agent provided under this Pledge Agreement or under applicable law.

6.03. Administrative Agent Has No Duty.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

6.04. Reasonable Care.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

9

Section 7. Miscellaneous.

7.01. Expenses.  The Pledgor will upon demand pay to the Administrative Agent for its benefit and the benefit of the other Secured Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Administrative Agent and the other Secured Parties may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Administrative Agent or any Lender or any other Secured Parties hereunder, and (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

7.02. Amendments, Etc.  No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall be effective unless made in writing and executed by the Pledgor and the Administrative Agent (acting upon the written direction of the Required Lenders and given in accordance with the Credit Agreement), and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.03. Addresses for Notices.  All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereof.

7.04. Continuing Security Interest; Transfer of Interest.

(a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Administrative Agent, shall (i) remain in full force and effect until Pledge Termination (as defined below), (ii) be binding upon the Pledgor and its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, each Secured Party (other than the Swap Counterparties and the Banking Service Providers) and each of its successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties and each successor, transferee, and assign of the Swap Counterparties and the Banking Service Providers and each successor, transferee, and assign of the Banking Service Providers to the extent such successor, transferee, and assign is a Lender or an Affiliate of a Lender.  Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement.  Furthermore, when any Swap Counterparty or any Banking Service Provider assigns or otherwise transfers any interest held by it under a Hedge Contract or any Banking Service to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement only if such Person is also then a Lender or an Affiliate of a Lender.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

10

(b) Upon Pledge Termination, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.  Upon any such termination, the Administrative Agent will, at the Pledgor's expense, deliver all Pledged Collateral to the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

(c) "Pledge Termination" as used herein shall mean the of the Credit Agreement, the termination of all Hedge Contracts with such Persons (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), the termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than contingent indemnification obligations) payable under this Agreement and under any other Loan Document.

7.05. Waivers.  The Pledgor hereby waives:

(a) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

(b) any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Pledgor, any Guarantor, or any other Person or any collateral; and

(c) any duty on the part of the Administrative Agent to disclose to the Pledgor any matter, fact, or thing relating to the business, operation, or condition of the Pledgor, any Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.

7.06. Severability.  Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

7.07. Choice of Law.  This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and the applicable laws of the United States of America.

7.08. Counterparts.  The parties may execute this Pledge Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Pledge Agreement in the presence of the other parties to this Pledge Agreement.  In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

11

7.09. Headings.  Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

7.10. Reinstatement.  If, at any time after payment in full of all Secured Obligations and termination of the Administrative Agent's security interest, any payments on the Secured Obligations previously made must be disgorged by any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Pledgor or any other Person, this Pledge Agreement and the Administrative Agent's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Pledgor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent's security interest.  THE PLEDGOR SHALL DEFEND AND INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7.10 (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY'S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.11. Conflicts.  In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

7.12. Consents and Agreements by Borrowers.  The Borrower hereby (a) consents to the execution by the Pledgor of this Pledge Agreement and grant by the Pledgor of a security interest, encumbrance, pledge and hypothecation in all of the Membership Interests and the other Pledge Collateral of the Pledgor to the Administrative Agent pursuant hereto, (b) without limiting the generality of the foregoing, consents to the transfer of any Membership Interest to the Administrative Agent or its nominee following an Event of Default and to the substitution of Administrative Agent or its nominee as a member under the limited liability company operating agreement, as heretofore and hereafter amended, (c) waives any and all rights of first refusal set forth in the respective limited liability company operating agreement of the Borrower, and (d) acknowledges and agrees that the granting of the security interest under this Pledge Agreement and the transfer of any Membership Interests by the Pledgor to the Administrative Agent or its nominee following an Event of Default shall be deemed a transfer in accordance with the terms and conditions of the applicable limited liability company operating agreement of the Borrower.

7.13. No Waiver; Cumulative Remedies.  No failure on the part of any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.14. Addresses for Notices.  All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereof.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

12

7.15. Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a) Submission to Jurisdiction.  The Pledgor and the other parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, or any Related Party of the foregoing in any way relating to this Pledge Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of the State of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Pledge Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Pledge Agreement or any other Loan Document against the Pledgor, the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) Waiver of Venue.  The Pledgor and the other parties hereto expressly and irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02 of the Credit Agreement other than by electronic mail.  Nothing in this Pledge Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

7.16. Waiver of Jury Trial.  Each party to this Pledge Agreement hereby expressly and irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to trial by jury IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  Each party hereby agrees and consents that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

13

7.17. USA Patriot Act; OFAC.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Pledgor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Pledgor and each shareholder of the Pledgor holding 10% or more of the outstanding common shares, which information includes the name and address of the Pledgor, as applicable, or equity holder of the Pledgor, as applicable, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Pledgor or equity holder of the Pledgor in accordance with the Act. In addition, the Pledgor agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls the Pledgor is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Secured Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply with the applicable laws.

7.18. INDEMNIFICATION.  THE PLEDGOR SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH SECURED PARTY AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE PARENT, THE BORROWER OR ANY OTHER LOAN PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES OR BY THE PLEDGOR, THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PLEDGOR, THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.  ALL AMOUNTS DUE UNDER THIS SECTION 7.18 SHALL BE PAYABLE WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR.  THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE RESIGNATION OF THE ISSUING LENDER, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER SECURED OBLIGATIONS.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

14

7.19. WAIVER OF DAMAGES.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE PLEDGOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS PLEDGE AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY ADVANCE OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.  NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.20. Entire Agreement.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

15

The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGOR:

ISRAMCO, INC.,
a Delaware corporation

By:
Name:
Title:

Address for notices:

BORROWER (FOR PURPOSES OF
SECTION 7.12 ONLY):

ISRAMCO ONSHORE, LLC,
a Texas limited liability company

By:
Name:
Title:

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

ADMINISTRATIVE AGENT:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent for the
ratable benefit of the Secured Parties

By:
Name:
Title:

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

SCHEDULE 2.02(a)

MEMBERSHIP INTERESTS

Pledgor	Issuer	Certificate No.	# of Units	% of Membership Interest Owned
Isramco, Inc.	Isramco Onshore, LLC	N/A	N/A	100%

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

SCHEDULE 3

PLEDGOR INFORMATION

Pledgor:	Isramco, Inc.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Corporation

Organizational Number:	0801937053

Prior Names:	J.O.E.X. –Jerusalem Oil Exploration Inc.

Exhibit H-2 to Credit Agreement
Form of Parent Pledge Agreement (Isramco Onshore, LLC – 2015)

EXHIBIT I

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of June 30, 2015 (this “Security Agreement”) is by and among Isramco Onshore, LLC, a Texas limited liability company (“Borrower”), each Subsidiary of the Borrower party hereto from time to time (together with the Borrower, the “Grantors” and individually, each a “Grantor”) and Société Générale, as Administrative Agent (as defined below) (the “Secured Party”) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), the Swap Counterparties (as defined in the Credit Agreement referred to below) , the Banking Service Providers (as defined in the Credit Agreement referred to below) and the other holders of Obligations (as defined in the Credit Agreement referred to below and, together with the Secured Party, the Issuing Lender, the Lenders, the Swap Counterparties and the Banking Service Providers, collectively referred to herein as the “Beneficiaries” and, individually, a “Beneficiary”).

RECITALS

A.           The Borrower has entered into that certain Credit Agreement dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Société Générale, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”);

B.           Each Grantor (other than the Borrower) is a direct or indirect Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Swap Counterparty, and (iii) the Banking Services (as defined in the Credit Agreement) provided to any Loan Party by any Banking Service Providers;

C.           Each Grantor is executing and delivering this Security Agreement to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and other Loan Documents, to make the credit extensions thereunder and to incur Letter of Credit Obligations under the terms of the Credit Agreement, to induce the Lenders and their Affiliates to enter into Hedge Contracts with the Borrower and to induce the Banking Service Providers to provide Banking Services to the Loan Parties, intending this Security Agreement to be a legal, valid, binding, enforceable and continuing obligation of such Grantor, whether or not such Grantor derives any benefit from the Credit Agreement or from any other Loan Document; and

D.           It is a condition precedent to the effectiveness of the Credit Agreement and to the
Lenders making any Advances or otherwise extending credit or other financial accommodations and the Issuing Lender issuing Letters of Credit that the Grantors shall secure the due payment and performance of all Obligations by entering into this Security Agreement.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Grantor hereby agrees with the Secured Party, for the ratable benefit of the Beneficiaries as follows:

Section 1. Definitions; Interpretation.  (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.  Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC.  All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  The following terms shall have the meanings specified below:

“Accounts” means an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to the Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

“Cash Collateral” means all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.

“Chattel Paper” has the meaning set forth in the UCC.

“Collateral” has the meaning set forth in Section 2 of this Security Agreement.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

2

“Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Secured Party, may be necessary or advisable in connection with any of the foregoing.

“Contracts” means all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, including, without limitation, all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

3

“Fixtures” means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

“Instrument” means an “instrument” as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).

“Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Loan Documents.

“Inventory” means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.

“Inventory Records” means all books, records, other similar property, and General Intangibles at any time relating to Inventory.

“Investment Property” means “investment property” as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

4

“Negotiable Instrument” means a “negotiable instrument” as defined in the UCC.

“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise; provided that the definition of “Secured Obligations” shall not create any guarantee by any Grantor of (or grant of security interest by any Grantor to support, as applicable) any Excluded Swap Obligations of such Grantor for purposes of determining any obligations of any Grantor.

“Security Agreement” means this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“Security Termination” has the meaning assigned such term in Section 18(d) hereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b)           All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.  As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

5

Section 2. Assignment, Pledge and Grant of Security Interest.

(a)           As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Secured Party for the benefit of the Beneficiaries a lien on and continuing security interest in all of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):

(i)	all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(ii)	all Accounts;

(iii)	all Inventory;

(iv)	all Equipment;

(v)	all General Intangibles;

(vi)	all Investment Property;

(vii)	all Fixtures;

(viii)	all checking, savings, deposit or other account of such Grantor and all other accounts held in the name of such Grantor with any Lender;

(ix)	all Cash Collateral;

(x)
any Permit now or hereafter held by such Grantor (except that any Permit that would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the Lien of this Security Agreement or in which a Lien is not permitted to be granted under applicable law, is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, voidability, terminability or revocability);

(xi)	any right to receive a payment under any Hedge Contract in connection with a termination thereof;

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

6

(xii)
(A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor or any other Person;

(xiii)
any and all liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract that is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;

(xiv)	any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

(xv)
without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, Commercial Tort Claims, Commodity Contracts, Deposit Accounts, Letter of Credit Rights, Letters of Credit, Money, Payment Intangibles, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time; and

(xvi)	any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2.

(b)           Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligation secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3. Representations and Warranties.  Each Grantor hereby represents and warrants the following to the Secured Party and the other Beneficiaries:

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

7

(a) Records.  Such Grantor’s sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto.  All records concerning the Accounts, General Intangibles, or any other Collateral applicable to such Grantor are located at the address for such Grantor on such Schedule 1.  None of the Accounts is evidenced by a promissory note or other instrument.

(b) Other Liens.  Such Grantor is, and will be the record, legal, and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with other Permitted Liens or for which satisfactory releases have been received by the Secured Party.

(c) Lien Priority and Perfection.

(i) Subject only to Permitted Liens, this Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations.  Upon the filing of financing statements by the Secured Party with the jurisdictions listed in Schedule 1, the security interests granted to the Secured Party hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.

(ii) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by such Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by such Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by the Secured Party of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) those consents to assignment of licenses, permits, approvals, powers, and other rights that are as a matter of law not assignable, (2) those consents, approvals, authorizations, actions, notices or filings which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (3) those filings and actions described in Section 3(c)(i).

(d) Tax Identification Number and Organizational Number.  The federal tax identification number of such Grantor and the organizational number of such Grantor are as set forth in Schedule 1.

(e) Tradenames; Prior Names.  Except as set forth on Schedule 1, such Grantor has not conducted business under any name other than its current name during the last five years prior to the date of this Security Agreement.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

8

(f) Exclusive Control.  Such Grantor has exclusive possession and control of its respective Equipment and Inventory.

Section 4. Covenants.

(a) Further Assurances.

(i) Each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor (A) at the request of Secured Party, shall execute such instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Secured Party may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, at the reasonable request of the Secured Party, mark conspicuously each material document included in the Collateral, each Chattel Paper included in the Accounts, and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, including that such document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, (C) shall, if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Secured Party hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, and (D) authorizes the Secured Party to file any financing statements, amendments or continuations to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description).

(ii) Each Grantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all other reasonable expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

(iii) Each Grantor shall promptly provide to the Secured Party all information and evidence the Secured Party may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Security Agreement.

Section 5. Change of Name; State of Formation.  Each Grantor shall give the Secured Party at least thirty days’ prior written notice (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the Equipment, Inventory, or original copies of any Chattel Paper evidencing Accounts, or (iv) uses a trade name other than its current name used on the date hereof.  Other than as permitted by Section 6.11 of the Credit Agreement, no Grantor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation without the prior written consent of the Secured Party.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

9

(a) [Reserved].

(b) Liability Under Contracts and Accounts.  Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release any Grantor from its obligations and duties under any of the Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Transfer of Certain Collateral; Release of Certain Security Interest.  Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement.  The Secured Party shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.

(d) Accounts.  Each Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iv) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (v) which if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.

(e) Negotiable Instruments.  If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, such Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably request.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

10

(f) Other Covenants of Grantor.  Each Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by the Secured Party either in such Grantor’s name or in the Secured Party’s name, as the Secured Party may deem necessary, and (ii) such Grantor will, so long as Security Termination has not occurred, warrant and defend its title to the Collateral and the interest of the Secured Party in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect such Grantor’s title to, or the Secured Party’s right or interest in, such Collateral.

Section 6. Termination of Security Interest.  Upon the occurrence of Security Termination, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.  Upon any such termination, the Secured Party will, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.

Section 7. Reinstatement. If, at any time after Security Termination, any payments on the Secured Obligations previously made must be disgorged by the Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor or any other Person, this Security Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party’s security interest.  EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7 (INCLUDING ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  ALL AMOUNTS DUE UNDER THIS SECTION SHALL BE PAYABLE NOT LATER THAN TEN (10) DAYS AFTER DEMAND THEREFOR.  THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE OCCURRENCE OF SECURITY TERMINATION, THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE RESIGNATION OF THE ISSUING LENDER AND THE REPLACEMENT OF ANY LENDER.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

11

Section 8. Remedies upon Event of Default.

(a)           If any Event of Default has occurred and is continuing, the Secured Party shall at the request of, or may with the consent of, the Majority Lenders, (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Secured Party may be a purchaser on behalf of the Beneficiaries or on its own behalf at any such sale and that the Secured Party, any other Beneficiary, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur expenses, including attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same in accordance with Section 7.06 of the Credit Agreement; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation.  If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, ten (10) days shall be deemed a reasonable notice period.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

12

(b)           All costs and expenses (including attorneys’ fees and expenses) incurred by the Secured Party in connection with any suit or proceeding in connection with the performance by the Secured Party of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional indebtedness secured by this Security Agreement and shall be paid on demand by the Grantors to the Secured Party on behalf of the Beneficiaries.

Section 9. Remedies Cumulative; Delay Not Waiver.

(a)           No right, power or remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  Resort to any or all security now or hereafter held by the Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(b)           No delay or omission of the Secured Party to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Secured Party.

Section 10. Contract Rights.  The Secured Party may exercise any of the Contract Rights and remedies of any Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent Accounts, the General Intangibles, or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles.

Section 11. Accounts.

(a)           The Secured Party may, or may direct any Grantor to, take any action the Secured Party deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and, upon the occurrence and continuation of an Event of Default, directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Secured Party.  Upon such notification and direction, and at the expense of the Grantors, the Secured Party may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

13

(b)           After receipt by any Grantor of the notice referred to in Section 11(a) above that an Event of Default has occurred and is continuing, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as Collateral.  No Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon.

Section 12. Application of Collateral.  The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.

Section 13. Secured Party as Attorney-in-Fact for Grantor.  Each Grantor hereby constitutes and irrevocably appoints the Secured Party, acting for and on behalf of itself and the Beneficiaries and each successor or assign of the Secured Party and the Beneficiaries, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise to take any action and execute any instrument at the written direction of the Beneficiaries and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:

(a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the other Collateral, including without limitation, any Insurance Contracts;

(b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(c) to file any claims or take any action or institute any proceedings in connection therewith which the Secured Party may deem to be necessary or advisable;

(d) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Secured Party has been provided; and

(e) upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral;

provided, however, that the Secured Party shall not exercise any such rights except upon the occurrence and continuation of an Event of Default.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

14

Section 14. Secured Party May Perform.  The Secured Party may from time-to-time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given (a) after the occurrence and during the continuance of any Event of Default or (b) if such failure to perform would have an adverse effect on the perfection of any security interest granted under this security agreement or would have a materially adverse effect on the value of any Collateral) and the Secured Party may from time-to-time take any other action which the Secured Party deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the expenses of the Secured Party incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

Section 15. Secured Party Has No Duty.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 16. Reasonable Care.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own Property.

Section 17. Payments Held in Trust.  During the continuance of an Event of Default, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Secured Party, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party in the same form as received (with any necessary endorsement).

Section 18. Miscellaneous.

(a) Expenses.  Each Grantor will upon demand pay (a) all costs and expenses required by Section 9.04 of the Credit Agreement and (b) to the Secured Party for its benefit and the benefit of the Beneficiaries the amount of any out-of-pocket expenses, including the fees and disbursements of its counsel and of any experts, which the Secured Party and the Beneficiaries may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party or any Beneficiary hereunder, and (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

(b) Amendments; Etc.  No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and authenticated by the affected Grantor, the Secured Party and either, as required by the Credit Agreement, the Majority Lenders, the Required Lenders or all of the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Addresses for Notices.  All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereto.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

15

(d) Continuing Security Interest; Transfer of Interest.  This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Secured Party, shall:

(i) remain in full force and effect until such time when each of the following shall have occurred: (A) termination of the Credit Agreement, (B) termination of all Hedge Contracts (other than Hedge Contracts with any Swap Counterparty with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made), (C) termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), and (D) the indefeasible payment in full in cash of all outstanding Advances, Letter of Credit Obligations (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made) and all other Obligations (other than (i) contingent indemnification obligations for which no notice of claim has been received by any Grantor and (ii) obligations under a Hedge Contract not yet due and payable with respect to which other arrangements satisfactory to such Swap Counterparty and the Borrower have been made) payable under the Credit Agreement and under any other Loan Document (such time being referred to herein as the “Security Termination”);

(ii) be binding upon each Grantor and its successors, tranferees and assigns; and

(iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be enforceable by, the Secured Party, the Issuing Lender, and the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be enforceable by, the Swap Counterparties and Banking Service Providers, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty or Banking Service Provider, as applicable, also then qualifies as a Swap Counterparty or Banking Service Provider, as applicable.

Without limiting the generality of the foregoing clause (iii), when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement.  Notwithstanding the foregoing, when any Swap Counterparty or Banking Service Provider assigns or otherwise transfers any interest held by it under any Hedge Contract or Banking Services document or instrument to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Security Agreement only if such Person is also then a Swap Counterparty or Banking Service Provider, as applicable.

(e) Severability.  If any provision of this Security Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Security Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

16

(f) Governing Law.  This Security Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Security Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America except to the extent of any mandatory application of the laws of a particular jurisdiction in which Collateral that is real property is located with respect to the creation, perfection, priority and enforceability and the exercise of remedies with respect to the foreclosure of the Lien on any such real property.

(g) Counterparts; Effectiveness.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Security Agreement shall become effective when it shall have been executed by the Secured Party and when the Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement.

(h) Conflicts.  In the event of any explicit or implicit conflict between any provision of this Security Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

(i) Additional Grantors.  Pursuant to the Credit Agreement, each Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Security Agreement as a Grantor upon becoming a Subsidiary of the Borrower.  Upon execution and delivery after the date hereof by the Secured Party and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

(j) ORAL AGREEMENTS.  THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

17

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

 [SIGNATURE PAGES FOLLOW]

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

18

The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

ISRAMCO ONSHORE, LLC

By:
Name:
Title:

ISRAMCO ENERGY, L.L.C.

By:
Name:
Title:

ISRAMCO RESOURCES, LLC

By:
Name:
Title:

JAY PETROLEUM, L.L.C.

By:
Name:
Title:

FIELD TRUCKING AND SERVICES, LLC

By:
Name:
Title:

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

19

SECURED PARTY:

SOCIÉTÉ GÉNÉRALE, as Administrative Agent and Secured Party

By:
Name:
Title:

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

20

SCHEDULE 1
to Security Agreement

Grantor:	Isramco Onshore, LLC

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0802160716

Federal Tax Identification Number:	47-4129742

Prior Names:	None

Grantor:	Isramco Energy, L.L.C.

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0800748621

Federal Tax Identification Number:	20-8484781

Prior Names:	None

Grantor:	Isramco Resources, LLC
Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0800945972

Federal Tax Identification Number:	26-2203983

Prior Names:	None

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

21

Grantor:	Jay Petroleum, L.L.C.

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0701774922

Federal Tax Identification Number:	76-0500039

Prior Names:	None

Grantor:	Field Trucking and Services, LLC
Jurisdiction of Formation / Filing:	Texas

Type of Organization:	Limited Liability Company

Address where records for	2425 West Loop South, Suite 810
Collateral are kept:	Houston, Texas 77027

Organizational Number:	0801052750

Federal Tax Identification Number:	26-4235207

Prior Names:	None

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

22

Annex 1 to the
Security Agreement

SUPPLEMENT NO.  _______  dated as of ______________, 20___ (the “Supplement”), to the Security Agreement dated as of June 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among Isramco Onshore, LLC, a Texas limited liability company (“Borrower”), each subsidiary of the Borrower party thereto from time to time (together with the Borrower, the “Grantors” and individually, each a “Grantor”), and Société Générale (“Secured Party”), as Administrative Agent (as defined below) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Lender (as defined below), the Swap Counterparties (as defined in the Credit Agreement referred to below), the Banking Service Providers (as defined in the Credit Agreement referred to below) and the other holders of Obligations (as defined in the Credit Agreement referred to below and, together with the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and the Banking Service Providers, the “Beneficiaries” and each individually, a “Beneficiary”).

A. Reference is made to that certain Credit Agreement dated as of June 30, 2015 (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”) by and among the Borrower, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), and Société Générale, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. The Grantors have entered into the Security Agreement in order to induce (i) the Lenders to make Advances under the Credit Agreement, (ii) the Issuing Lender to issue, extend and renew Letters of Credit under the Credit Agreement, (iii) the Swap Counterparties to enter into transactions with the Borrower and its Subsidiaries under their respective Hedge Contracts, and (iv) the Banking Service Providers to provide Banking Services to the Borrower and its Subsidiaries.  Pursuant to the Credit Agreement, each Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary.  Section 18(i) of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Advances, the Issuing Lender to issue additional Letters of Credit, the Swap Counterparties to enter into additional transactions with the Borrower and its Subsidiaries under their respective Hedge Contracts, the Banking Service Providers to provide Banking Services with the Borrower and its Subsidiaries and as consideration for Advances previously made, Letters of Credit previously issued, Hedge Contracts with Swap Counterparties previously entered into and Banking Services previously provided.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

23

D. Each New Grantor is a direct or indirect Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Hedge Contracts (as defined in the Credit Agreement) entered into by the Borrower or any of its Subsidiaries with a Swap Counterparty, and (iii) the Banking Services (as defined in the Credit Agreement) provided to any Loan Party by any Banking Service Providers.

Accordingly, the Secured Party and the New Grantor agree as follows:

SECTION 1. In accordance with Section 18(i) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects.  In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when it shall have been executed by the Secured Party and when the Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 4. The New Grantor hereby represents and warrants that set forth on Schedule 1 attached hereto are (a) its sole jurisdiction of formation and type of organization, (b) the location where all records concerning its Accounts, General Intangibles, or any other Collateral are kept, (c) its federal tax identification number and its organizational number, and (d) all names used by it during the last five years prior to the date of this Supplement.

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

24

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. This Supplement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Supplement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America except to the extent of any mandatory application of the laws of a particular jurisdiction in which Collateral that is real property is located with respect to the creation, perfection, priority and enforceability and the exercise of remedies with respect to the foreclosure of the Lien on any such real property.

SECTION 7. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

SECTION 9. The New Grantor agrees to reimburse the Secured Party for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Secured Party.

SECTION 10.  THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the New Grantor and the Secured Party have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:
Name:
Title:

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

25

Address:

SOCIÉTÉ GÉNÉRALE , as Administrative Agent

By:
Name:
Title:

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

26

Schedule 1
Supplement No. ____ to the
Security Agreement

New Grantor:	[GRANTOR]

Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Address where records for
Collateral are kept:	[ADDRESS]
[ADDRESS]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Exhibit I to Credit Agreement
Form of Security Agreement (Isramco Onshore, LLC – 2015)

27

EXHIBIT J

FORM OF TRANSFER LETTER

                             , 20__

Re:	Agreement dated _______________, by and between__________________, as Seller, and ___________________________, as Buyer (the “Contract”).

Ladies and Gentlemen:

Isramco Onshore, LLC, a Texas limited liability company (“Mortgagor”), has executed a mortgage or deed of trust dated effective as of June 30, 2015 (as amended, restated or otherwise modified from time to time, “Deed of Trust”) for the benefit of Société Générale, as Administrative Agent (in such capacity, the “Administrative Agent”) and, if applicable, Société Générale Financial Corporation, as collateral agent for the Administrative Agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, collectively, the “Agent” or “we”) for the ratable benefit of itself, the Lenders (as defined in the Deed of Trust) and certain other credit parties as described in the Deed of Trust, which Deed of Trust has been recorded in the Real Property Records of the Counties listed on the attached Exhibit A.  A copy of the Deed of Trust is enclosed.  The properties covered by the Deed of Trust include all of the oil, gas and other hydrocarbons and/or other minerals attributable to the above-referenced Contract to which we understand you are currently a party and include the well or wells listed on the attached Exhibit A with respect to which you are remitting proceeds of production to the Mortgagor.  Your division order or lease numbers for such well or wells are set forth on the attached Exhibit A.

Pursuant to Article III of the Deed of Trust, the Agent is entitled to receive all of Mortgagor’s interest in all Hydrocarbons (as defined in the Deed of Trust), which are covered by the above-referenced Contract, all products obtained or processed therefrom, and the revenues and proceeds attributable thereto.  The assignment of the Hydrocarbons, products and proceeds was effective as of 7:00 A.M., Houston, Texas time, on June 30, 2015 (“Effective Date”).  The Lenders, however, as provided in Article III of the Deed of Trust, have permitted Mortgagor to collect the Hydrocarbons and the revenues and proceeds attributable thereto until the Agent or the Mortgagor shall have instructed the seller or purchaser of production to deliver such Hydrocarbons and all proceeds therefrom directly to the Agent.  The purpose of this letter is to notify you that, commencing immediately upon the receipt hereof, and in accordance with the terms and conditions of the Deed of Trust, you are to deliver all proceeds attributable to the sale of such Hydrocarbons pursuant to the above-referenced Contract directly to the Agent at its office at 1111 Bagby Street, Suite 2020, Houston, Texas 77002, Attention: Elena Robciuc, Facsimile: 713-650-0824, or to such other address of which we may subsequently notify you in writing.  If you require the execution of transfer or division orders, please forward the transfer or division orders to the Agent at its address as indicated above, Attention: Elena Robciuc.

Exhibit J to Credit Agreement
Form of Transfer Letter (Isramco Onshore, LLC – 2015)

Should you have any questions in connection with any of the foregoing, please do not hesitate to contact us.

Very truly yours,

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE FINANCIAL CORPORATION, as Collateral Agent

By:
Name:
Title:

Exhibit J to Credit Agreement
Form of Transfer Letter (Isramco Onshore, LLC – 2015)

2

ISRAMCO ONSHORE, LLC

By:
Name:
Title:

Exhibit J to Credit Agreement
Form of Transfer Letter (Isramco Onshore, LLC – 2015)

3

EXHIBIT A

Name and Location of Well	Division Order or Lease No.

Exhibit J to Credit Agreement
Form of Transfer Letter (Isramco Onshore, LLC – 2015)

4

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Isramco Onshore, LLC, as borrower (the “Borrower”), the lenders party thereto (the “Lenders”), and Société Générale, as administrative agent (the “Administrative Agent”) and as issuing lender for the Lenders.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

Exhibit K-1 to Credit Agreement
Form of U.S. Tax Compliance Certificate (Isramco Onshore, LLC – 2015)

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Isramco Onshore, LLC, as borrower (the “Borrower”), the lenders party thereto (the “Lenders”), and Société Générale, as administrative agent (the “Administrative Agent”) and as issuing lender for the Lenders.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__

Exhibit K-2 to Credit Agreement
Form of U.S. Tax Compliance Certificate (Isramco Onshore, LLC – 2015)

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Isramco Onshore, LLC, as borrower (the “Borrower”), the lenders party thereto (the “Lenders”), and Société Générale, as administrative agent (the “Administrative Agent”) and as issuing lender for the Lenders.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

Exhibit K-3 to Credit Agreement
Form of U.S. Tax Compliance Certificate (Isramco Onshore, LLC – 2015)

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Isramco Onshore, LLC, as borrower (the “Borrower”), the lenders party thereto (the “Lenders”), and Société Générale, as administrative agent (the “Administrative Agent”) and as issuing lender for the Lenders.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

Exhibit K-4 to Credit Agreement
Form of U.S. Tax Compliance Certificate (Isramco Onshore, LLC – 2015)